UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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2025 Proxy Statement and

Notice of Annual Meeting

WHIRLPOOL CORPORATION Global Headquarters 2000 North M-63 Benton Harbor, Michigan 49022-2692

Dear Fellow Shareholder:

As we look back at 2024, we would like to again thank you for your continued support as a Whirlpool shareholder. The past year was one of the most transformative in our company’s history, with several significant milestones in our portfolio transformation journey.

We completed the Europe transaction, in which we contributed our European major domestic appliance business to Beko Europe B.V., our European major appliance venture with Arçelik A.Ş, and completed the sale of our Middle East and Africa business to Arçelik. We also sold 24% of the outstanding shares of Whirlpool of India Ltd., resulting in a 51% ownership interest. We completed our first full year of financial reporting under our new operating segment structure, which provides investors with greater insight into the performance of our global small domestic appliance business. We undertook a significant reorganization aimed at providing greater autonomy to our business units to enable speed and agility in decision-making and execution of strategic imperatives. In each of these efforts, the Board provided critical oversight and direction, leveraging their expertise in corporate strategy, business operations, risk management and finance, among other areas. We are proud to tell our corporate governance story in the following pages, which includes these highlights.

Strategic Guidance In Uncertain Times

During the year, we experienced significant macroeconomic uncertainty, particularly a weaker-than-expected U.S. housing market, stubbornly high raw material costs, and supply chain and logistics challenges driven by the volatile geopolitical environment. Despite these challenges, we delivered sequential improvements in financial results and significant advances in our digital transformation and direct-to-consumer sales initiatives. Consistent with prior years, the Board provided strategic guidance to navigate external headwinds and deliver shareholder value.

Board Focus on Emerging Trends

In 2024, our Board continued its focus on significant emerging trends impacting our company and industry, in order to position Whirlpool to drive value from such trends while mitigating risk. The Board participated in a deep-dive session on the evolving trade and tariff landscape, and the potential implications for Whirlpool and the broader home appliance industry. The Board also reviewed cyber threat trends impacting 2025 and beyond, and the broader enterprise risk landscape, our risk mitigation actions and enhanced risk governance structure.

Sustainability and Corporate Responsibility

Our Board is responsible for overseeing the integration of environmental, social, and governance (ESG) principles throughout Whirlpool Corporation, and receives updates on our sustainability strategy and key long-term ESG initiatives every year. In 2024, the Board reviewed key regulatory developments in the global ESG landscape, including ESG disclosure regulations in Europe, California, and other jurisdictions, and reviewed a preliminary emissions assessment following significant divestiture and acquisition activities. The Board also continued to provide valuable insights on our net zero emissions goal and our human capital management strategy.

Shareholder Engagement

Whirlpool values the feedback of our shareholders and seeks opportunities to engage on company performance, strategy, and governance, among other topics. In February 2024, we hosted an Investor Day at the New York Stock Exchange where we discussed our strategy to unlock value from our refocused portfolio and organic value creation from our North America major appliances business and our global small domestic appliance business. We continue to engage with shareholders on important issues such as strategy and results, including our strategic portfolio transformation, ESG, executive compensation, and board diversity, and we share their feedback with our Board.

It is our pleasure to invite you to attend the 2025 Whirlpool Corporation annual meeting of stockholders to be held on Tuesday, April 15, 2025, at 8:00 a.m., Central Time, at 331 North LaSalle, Chicago, Illinois. At the meeting, shareholders will vote on the matters set forth in the formal notice of the meeting that follows on the next page. In addition, we will discuss our 2024 performance and our outlook for this year, and we will answer your questions. We have included with this booklet an annual report containing important financial and other information about Whirlpool. Your vote is important and much appreciated!

MARC R. BITZER Chairman of the Board and Chief Executive Officer	SAMUEL R. ALLEN Presiding Director

March 5, 2025

Notice Of 2025 Annual Meeting Of Stockholders

The 2025 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held on Tuesday, April 15, 2025, at 8:00 a.m., Central Time, at 331 North LaSalle, Chicago, Illinois, for the following purposes:

1.	To elect 12 persons to the Whirlpool Corporation Board of Directors (the “Board”);

2.	To approve, on an advisory basis, Whirlpool Corporation’s executive compensation;

3.	To ratify the appointment of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2025;

4.	To approve Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan; and

5.	To transact such other business as may properly come before the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting for at least ten days prior to April 15, 2025. Please email corporate_secretary@whirlpool.com if you wish to examine the stockholder list prior to the annual meeting. Our top priority is to protect the health and well-being of our stockholders, employees, and the general public. In the event we determine it is necessary or appropriate to hold the meeting by remote communication, we will announce this decision in advance, and details will be posted on the Investor Relations section of our company website and filed with the Securities and Exchange Commission (the “SEC”).

By Order of the Board of Directors,

BRIDGET K. QUINN

Deputy General Counsel and Corporate Secretary

March 5, 2025

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on April 15, 2025

This Proxy Statement and Annual Report are Available at:

https://investors.whirlpoolcorp.com/financial-information/annual-reports-and-proxy-statements/

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

GENERAL INFORMATION

▶   Meeting: Annual Meeting of Stockholders

▶   Date: Tuesday, April 15, 2025

▶   Time: 8:00 a.m., Central Time

▶   Location: 331 North LaSalle, Chicago, Illinois

▶   Record Date: February 14, 2025

▶   Stock Symbol: WHR

▶   Exchanges: NYSE & NYSE Chicago

▶   Common Stock Outstanding as of the Record Date: 55,383,933 shares

▶   Registrar & Transfer Agent: Computershare Trust Company, N.A.

▶   Corporate Website: www.whirlpoolcorp.com

2024 COMPANY PERFORMANCE HIGHLIGHTS *

The Company completed the Europe transaction in 2024, representing a key milestone in our ongoing portfolio transformation to a higher-growth, higher-margin business. We continued to execute our strategic and operational priorities delivering approximately $300 million of cost take out and executing decisive pricing actions. We continued to face a challenging macroeconomic environment in the U.S. with high mortgage rates dampening the housing market for the third consecutive year, which negatively impacted discretionary demand. Despite these challenges, we executed our capital allocation priorities launching 100+ new products, returning approximately $400 million to shareholders in the form of dividends, and paying down $500 million of debt, reinforcing our commitment to debt reduction.

Earnings (loss) per share of ($5.95) (GAAP) and $12.21 (Ongoing/Non-GAAP)	$384 Million Dividends paid (69th consecutive year of dividends) $500 Million of Term Loan Repayment	Europe Transaction Closed April 1, 2024

*	See page 27 for details of the Company’s results for the 2024 fiscal year. Please also see Annex B for a reconciliation of non-GAAP financial measures.

The proxy statement and annual report are available at www.proxyvote.com

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	i

PROXY SUMMARY

OVERVIEW OF VOTING MATTERS

Board recommendation

Item 1: Election of Directors (page: 1)

You are being asked to vote on the election of 12 Directors. The Corporate Governance and Nominating Committee believes that these nominees possess the experience and qualifications to exercise sound oversight of management. Directors are elected by majority vote for a term of one year.

FOR each nominee

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation (page: 70)

You are being asked to approve, on an advisory basis, the compensation of Whirlpool Corporation’s Named Executive Officers for 2024.

FOR

Item 3: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal Year 2025 (page: 74)

You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for fiscal year 2025.

FOR

Item 4: Approval of Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan (page: 75)

You are being asked to approve an amendment to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan.

FOR

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

Additional information about the Company’s ESG initiatives can be found on pages 18-20.

Environmental

▶  Achieved three consecutive years of double-digit reduction in scope 1 and 2 market-based greenhouse gas emissions

▶  Achieved 97% or higher landfill diversion rate in all of our large manufacturing sites worldwide

Social

▶  Celebrated a 25 year relationship with Habitat for Humanity International, helping people around the world gain access to affordable housing

▶  Launched a collaboration between Whirlpool Foundation and The Washing Machine Project to provide off-grid manual washing machines to low-income communities

Governance

▶  Enhanced our Enterprise Risk Management system, including the establishment of an Enterprise Risk Committee comprised of senior leadership

▶  Expanded topics and activities during our Global Integrity Quarter to promote our culture of ethics and compliance

ii	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

PROXY SUMMARY

DIRECTOR NOMINEES

Additional details about each of the director nominees can be found beginning on page 1.

			Committee Membership

Name*	Age	Director since	Audit	Corporate Governance & Nominating	Finance	Human Resources	Independent

Samuel R. Allen	71	2010		Chair		✓	✓

Marc R. Bitzer	60	2015

Greg Creed	67	2017		✓		✓	✓

Diane M. Dietz	59	2013			✓	Chair	✓

Gerri T. Elliott	68	2014			✓	✓	✓

Richard J. Kramer	61	2024	✓	✓			✓

Jennifer A. LaClair	53	2020	Chair	✓			✓

John D. Liu	56	2010	✓		Chair		✓

James M. Loree	66	2017	✓		✓		✓

Harish Manwani	71	2011		✓		✓	✓

John G. Morikis	61	2025		✓		✓	✓

Rudy Wilson	49	2023	✓		✓		✓
*

Larry O. Spencer has elected not to stand for re-election for personal reasons, not related to the Company. The Company and the Board extend their sincere thanks to General Spencer for his many contributions and dedicated service.

Executive Compensation Pay Mix

CEO Total Target Compensation	Other NEOs’ Average Total Target Compensation

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	iii

ITEM 1 - ELECTION OF DIRECTORS

Item 1 – Directors and Nominees

for Election as Directors

We currently have 12 directors on the Board who are standing for election or re-election and, if elected, will serve until our next annual meeting of stockholders and stand for re-election annually (subject to our retirement policy). Each of the nominees below has consented to be a nominee named in this proxy statement and to serve if elected. In the table below, we identify the experiences that the Board believes will allow directors to provide critical insights on the Company’s strategic imperatives and make significant contributions to board deliberations. We also provide information regarding the Board’s gender and racial/ethnic composition, and military service.

Global Strategic Imperatives

Experience	Allen	Bitzer	Creed	Dietz	Elliott	Kramer	LaClair	Liu	Loree	Manwani	Morikis	Wilson

Senior Leadership Roles at Large/Complex Organizations

Directors with leadership experience at organizations with operational scale and complexity similar to Whirlpool are equipped to evaluate our enterprise strategy and progress against strategic goals.

Global Business Operations/International Work Experience

Directors with global and international business experience understand the challenges and opportunities of a global footprint and have unique cultural and consumer insight aligned with Whirlpool’s global scope.

Corporate Strategy/M&A Directors with strategy and M&A expertise provide critical insights in evaluating value creation opportunities as part of Whirlpool’s portfolio transformation.

Sales/Marketing/Brand Management

Directors with experience in distribution strategy, trade relationships, marketing, including digital marketing, and brand management provide critical insights on these key drivers of our profitable growth.

Product Development/Innovation/Engineering

Directors with innovation and product development experience possess the expertise to effectively oversee our innovation strategy, unlock new growth opportunities, and respond to evolving consumer preferences.

Global Supply Chain/Manufacturing/Logistics

Directors with supply chain management experience provide effective oversight of our global sourcing strategy focused on diversification, cost management, and sustainability as we build and maintain a competitive and resilient supply chain.

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ITEM 1 - ELECTION OF DIRECTORS

Experience	Allen	Bitzer	Creed	Dietz	Elliott	Kramer	LaClair	Liu	Loree	Manwani	Morikis	Wilson

Accounting/Finance/Capital Structure

Directors with expertise in financial management, capital allocation, and financial reporting are equipped to evaluate our capital structure and capital allocation priorities and to provide oversight of our financial operations and reporting processes.

Corporate Governance/Sustainability

Directors with experience on other public company boards and those with experience in corporate responsibility and impact contribute valuable insights on best governance practices at other leading corporations, including emerging trends and effective governance and oversight, which are key to achieving sustainable shareholder value.

Legal/Regulatory/Government Affairs Directors with experience in legal and regulatory issues aid in overseeing Whirlpool’s risk management and compliance across our global operations.

Human Capital Management

Directors with human capital management and talent development expertise contribute to effective oversight of our global talent strategy, including thoughtful succession planning, which is critical to our continued success.

Technology/Cybersecurity

Directors with expertise in technology and cybersecurity aid the Board in its oversight of Whirlpool’s information security, data privacy, and new technology adoption, which are key to execution of our strategy.

Consumer Products

Directors with consumer products expertise provide important insights about building strong relationships with consumers and understanding drivers behind evolving consumer preferences, which are key to Whirlpool’s future success.

Gender

Male

Female

Self-Identified Attributes

White

Black or African-American

Asian or South Asian

Military Service

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ITEM 1 - ELECTION OF DIRECTORS

The Board recommends a vote FOR the election of each of the director nominees below.

Samuel R. Allen

Independent Presiding

Director

Director since: 2010

Age: 71

Committees:

• Corporate Governance and Nominating (Chair)

• Human Resources

Other Public Company Boards

• Dow Inc. (since 2019)

Prior Public Company Boards

• Deere & Co. (2009 – 2020)

Key Skills and Qualifications:

Mr. Allen brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: extensive senior leadership experience at a large/complex organization as Chairman and Chief Executive Officer of Deere & Co, a global public company; global business and manufacturing experience obtained through managing various business units and functions at Deere, including internationally; extensive human resources experience acquired as President, Global Financial Services, John Deere Power Systems, and Corporate Human Resources; and corporate governance experience gained during his current and prior service on other public company boards.

Employment Background:

Mr. Allen is the former Chairman and Chief Executive Officer of Deere & Co., a farm machinery and equipment company. He held the position of Chairman at Deere from 2010 until his retirement from the board of directors in 2020. He served in the role of President and Chief Executive Officer at Deere from 2009 until 2010 after serving as President and Chief Operating Officer from June to August 2009. Mr. Allen joined Deere & Co. in 1975 and from that time he held positions of increasing responsibility in the Consumer Products Division, Worldwide Construction & Forestry Division, John Deere Power Systems, and the Worldwide Agricultural Division, including managing operations in Latin America, China and East Asia, and Australia.

Marc R. Bitzer Chairman and Chief Executive Officer Director since: 2015 Age: 60 Other Public Company Boards • The BMW Group (since 2021)

Key Skills and Qualifications:

Mr. Bitzer brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: senior leadership experience as Chairman and Chief Executive Officer of Whirlpool Corporation; years of experience and knowledge of Whirlpool’s major global operations; corporate strategy and mergers and acquisitions experience through prior roles within Whirlpool; and a depth of experience in sales, marketing, and brand management, and consumer products experience acquired through his roles at Whirlpool and prior work experience.

Employment Background:

Mr. Bitzer has been Chairman of the Board of Whirlpool Corporation since 2019 and a director since 2015. He has been President and Chief Executive Officer of Whirlpool Corporation since 2017. He served as President and Chief Operating Officer of Whirlpool Corporation from 2015 to 2017. Prior to this role, he was Vice Chairman, Whirlpool Corporation, a position he held from 2014 to 2015. Mr. Bitzer had been President of Whirlpool North America and Whirlpool Europe, Middle East, and Africa after holding other positions of increasing responsibility since 1999. Prior to joining Whirlpool, Mr. Bitzer was a Vice President with the Boston Consulting Group.

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ITEM 1 - ELECTION OF DIRECTORS

Greg Creed

Independent Director

Director since: 2017

Age: 67

Committees:

• Corporate Governance & Nominating

• Human Resources

Other Public Company Boards

• Aramark (since 2020)

• Delta Airlines, Inc. (since 2022)

Prior Public Company Boards

• Sow Good Inc. (2020 – 2022)

• Yum! Brands, Inc. (2014 – 2020)

• International Game Technology (2010 – 2015)

Key Skills and Qualifications:

Mr. Creed brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: extensive senior leadership experience as Chief Executive Officer at Yum! and Taco Bell; human capital management experience as Chief Operating Officer at Yum!; in-depth sales and marketing experience gained as Chief Marketing Officer at Taco Bell; international work experience during his tenure at Unilever; and corporate governance experience gained from his service on other public company boards of directors.

Employment Background:

Mr. Creed served as Chief Executive Officer of Yum! Brands, Inc., a leading operator of quick service restaurants, from 2015 until his retirement in 2019. Following his retirement, Mr. Creed provided advisory services to Yum! throughout 2020 on a part-time basis. He served as Chief Executive Officer of Taco Bell Division from 2011 to 2014, and as President and Chief Concept Officer of Taco Bell U.S. from 2007 to 2011. He held various roles within Yum!, including Chief Marketing Officer, Taco Bell, and Chief Operating Officer, Yum!, after holding other positions of increasing responsibility with the company since 1994. Prior to joining Yum! In 1994, Mr. Creed worked with Unilever in Australia, London, and New York.

Diane M. Dietz Independent Director Director since: 2013 Age: 59 Committees: • Human Resources (Chair) • Finance

Key Skills and Qualifications:

Ms. Dietz brings the following key skills and qualifications that enable her to contribute invaluable insights to our board deliberations: senior leadership experience as Chief Executive Officer of Rodan & Fields, LLC; extensive sales, marketing, and brand management experience acquired through her executive leadership roles at large-scale consumer product companies, including Rodan & Fields, Safeway, and P&G; experience in product development and innovation gained during her extensive career in consumer products; and knowledge and experience in human capital management obtained while overseeing large teams at these companies.

Employment Background:

Ms. Dietz served as President and Chief Executive Officer of Rodan & Fields, LLC, a leading premium skincare company, from 2016 until her retirement in 2021. She served as Executive Vice President and Chief Marketing Officer of Safeway, Inc., a leading food and drug retailer, from 2008 to 2015. Prior to joining Safeway, Inc., Ms. Dietz served as Vice President and General Manager, Procter & Gamble’s Oral Care business, led a broad range of brand management and marketing functions across the P&G organization, and held positions of increasing responsibility with the company from 1989 to 2008.

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ITEM 1 - ELECTION OF DIRECTORS

Gerri T. Elliott

Independent Director

Director since: 2014

Age: 68

Committees:

• Finance

• Human Resources

Prior Public Company Boards

• Marqeta, Inc. (2021 – 2024)

• Marvell Technology Group Ltd. (2017 – 2018)

• Mimecast Limited (2017 – 2018)

• Imperva, Inc. (2015 – 2018)

• Bed Bath & Beyond, Inc.
(2014 – 2017)

Key Skills and Qualifications:

Ms. Elliott brings the following key skills and qualifications that enable her to add valuable insights to our board deliberations: global sales and marketing experience and extensive technology and cybersecurity expertise obtained throughout her career in the technology industry; global business operations and international work experience gained during her tenure at International Business Machines (IBM) Corporation’s Asia Pacific operations; and corporate governance and sustainability experience gained during her prior service on other public company boards.

Employment Background:

Ms. Elliott served as the Executive Vice President and Chief Customer and Partner Officer of Cisco Systems, Inc. from 2018 until her retirement in 2022. She served as the Executive Vice President, Strategic Advisor, and Chief Customer Officer of Juniper Networks, a producer of high-performance networking equipment, from 2013 to 2014. Ms. Elliott began her employment with Juniper Networks in 2009 and held positions of increasing responsibility with the company through 2014. Before joining Juniper Networks, she served as Corporate Vice President, Worldwide Public Sector Organization of Microsoft Corporation, from 2004 to 2008. Prior to joining Microsoft, Ms. Elliott spent 22 years at IBM Corporation, where she held several senior executive positions in the U.S. and internationally.

Richard J. Kramer

Independent Director

Director since: 2024

Age: 61

Committees:

• Audit

• Corporate Governance and Nominating

Other Public Company Boards

• CNH Industrial N.V. (since 2023)

Prior Public Company Boards

• The Goodyear Tire & Rubber Company (2010 – 2024)

• The Sherwin-Williams
Company (2012 – 2023)

Key Skills and Qualifications:

Mr. Kramer brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: extensive senior leadership experience as Chairman and Chief Executive Officer and other executive leadership roles over his 24-year career at The Goodyear Tire & Rubber Company; significant experience in accounting, finance, and capital structure acquired through education, public accounting firm experience, and service in Goodyear finance roles of increasing responsibility, including Chief Financial Officer; corporate strategy, mergers and acquisitions expertise evidenced during his tenure as Goodyear Chief Executive Officer, including through implementation of a long-term strategy roadmap and execution of a major acquisition; and experience in product development and innovation, specifically experience with developing relationships to spur innovation and integrate new technology.

Employment Background:

Mr. Kramer served as Chairman, Chief Executive Officer, and President of The Goodyear Tire & Rubber Company, a global manufacturer, marketer, and distributor of tires, from 2010 until his retirement in January 2024. Mr. Kramer joined Goodyear in March 2000 and held various positions at Goodyear, including Chief Operating Officer from June 2009 to April 2010; President, North American Tire from March 2007 to April 2010; Executive Vice President and Chief Financial Officer from June 2004 to August 2007; Senior Vice President, Strategic Planning and Restructuring from September 2003 to June 2004; Vice President, Finance, North American Tire from July 2002 to September 2003; and Vice President, Corporate Finance from March 2000 to July 2002. Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, where he held positions of increasing responsibility, including Partner, Consumer Products.

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ITEM 1 - ELECTION OF DIRECTORS

Jennifer A. LaClair Independent Director Director since: 2020 Age: 53 Committees: • Audit (Chair) • Corporate Governance and Nominating

Key Skills and Qualifications:

Ms. LaClair brings the following key skills and qualifications to our Board that enable her to add valuable insight to our board deliberations: extensive senior leadership experience; finance and accounting experience; legal and business transformation experience acquired during her years of experience in the financial services industry; technology expertise gained through aspects of her roles at Fiserv Inc. and Ally Financial Inc. and through her service on the board of directors of the Federal Reserve Bank of Richmond, where she serves as Chair of the National Information Technology Committee; and international work experience gained through her role leading a global payments technology business at Fiserv and her roles at World Education and the Harvard Institute of International Development.

Employment Background:

Ms. LaClair has been head of Merchant Solutions for Fiserv Inc., a leading global provider of payments and financial services technology solutions, since January 2024, after serving as Chief Revenue Officer from July 2023 to December 2023. Prior to that time, Ms. LaClair served as Chief Financial Officer of Ally Financial Inc, a leading financial services provider, from 2018 through 2022. Before Ally, Ms. LaClair spent ten years at PNC Financial Services, where she served as the Chief Financial Officer of all of the businesses, and most recently as the head of the company’s business bank. Earlier in her career, Ms. LaClair was a consultant with McKinsey and Company and spent six years working in international economic development.

John D. Liu

Independent Director

Director since: 2010

Age: 56

Committees:

• Finance (Chair)

• Audit

Other Public Company Boards

• Amkor Technology, Inc. (Since December 2024)

Prior Public Company Boards

• Greenhill & Co. Inc.
(2017 – 2023)

Key Skills and Qualifications:

Mr. Liu brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: significant finance and accounting expertise obtained through his education and career in investment banking and investment management, including service as a Chief Financial Officer; and legal and regulatory, corporate strategy and mergers and acquisitions, and global business experience acquired through his roles at a global investment bank and investment management firm.

Employment Background:

Mr. Liu has been the Chief Executive Officer of Essex Equity Capital Management, a financial services company, and Managing Partner of Richmond Hill Investments, an investment management firm, since 2008. Prior to that time, Mr. Liu was employed for 12 years by Greenhill & Co. Inc., a global investment banking firm, in positions of increasing responsibility including Chief Financial Officer and the Co-Head of U.S. Mergers and Acquisitions.

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ITEM 1 - ELECTION OF DIRECTORS

James M. Loree

Independent Director

Director since: 2017

Age: 66

Committees:

• Audit

• Finance

Other Public Company Boards

• United Natural Foods, Inc. (since 2023)

Prior Public Company Boards

• Stanley Black & Decker Inc., (2016 – 2022)

• Harsco Corporation
(2010 – 2016); Audit
Committee Chairman
(2012 – 2016)

Key Skills and Qualifications:

Mr. Loree brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: extensive senior leadership experience as President and Chief Executive Officer at a large public company; deep experience in finance, accounting, and capital allocation through finance roles with public companies, including serving as a Chief Financial Officer; experience with global supply chain, manufacturing and logistics acquired in operations roles throughout his career; and experience with leading sustainability initiatives at the helm of a global consumer products company.

Employment Background:

Mr. Loree has served as the Chief Executive Officer at Serta Simmons Bedding, LLC since July 1, 2024 and as a member of Serta Simmons’ board of directors since July 2023. Previously, he served as President and Chief Executive Officer of Stanley Black & Decker, Inc., a leading industrial and consumer products company, from 2016 to June 2022. At Stanley Black & Decker, Mr. Loree also served as President and Chief Operating Officer from 2013 to 2016; Chief Operating Officer from 2009 to 2013; Executive Vice President and Chief Financial Officer from 2002 to 2009; and Vice President and Chief Financial Officer from 1999 to 2002. Prior to joining Stanley Black & Decker, Mr. Loree held positions of increasing responsibility in financial and operating management in business, corporate, and financial services at General Electric from 1980 to 1999.

Harish Manwani

Independent Director

Director since: 2011

Age: 71

Committees:

• Corporate Governance and Nominating

• Human Resources

Other Public Company Boards

• Gilead Sciences, Inc. (since 2018)

Prior Public Company Boards

• Nielsen Holdings plc
(2015 –2021)

• Qualcomm Inc.
(2014 – 2022)

Key Skills and Qualifications:

Mr. Manwani brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: sales, marketing, and brand management expertise, consumer products experience, sustainability experience, global business operations, and wide-ranging international work experience gained throughout his tenure at Unilever PLC; corporate strategy and mergers and acquisitions experience from his roles at Unilever and his advisory role in portfolio operations at the Blackstone Group; and corporate governance experience gained through service on other public company boards.

Employment Background:

Mr. Manwani is a Senior Operating Partner with Blackstone Group who has advised select Blackstone portfolio companies since 2015. Mr. Manwani is the former Chief Operating Officer of Unilever, a global consumer products company, a position he held from 2011 until his retirement in 2014. He joined Hindustan Unilever Limited as a management trainee in 1976 and subsequently held various general management positions of increasing responsibility within Unilever globally, including leadership of business units in Latin America, North America, and later President of Asia, Africa, Central & Eastern Europe (AACEE).

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ITEM 1 - ELECTION OF DIRECTORS

John G. Morikis

Independent Director

Director since: February 17, 2025

Age: 61

Committees:

• Corporate Governance and Nominating

• Human Resources

Other Public Company Boards

• The Sherwin-Williams
Company
(2015 – April 2025)*

• General Mills, Inc. (since 2024)

Prior Public Company Boards

• Fortune Brands
Innovations, Inc.
(2012 – 2024)

*On November 13, 2024, The Sherwin-Williams Company announced that Mr. Morikis will retire from its Board of Directors in April 2025

Key Skills and Qualifications:

Mr. Morikis brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: extensive senior leadership experience as Chairman and Chief Executive Officer and other executive leadership roles during his 40-year career at The Sherwin-Williams Company; in-depth global business operations and international work experience, and global supply chain, manufacturing, and logistics experience acquired as Chief Operating Officer at Sherwin-Williams; and deep consumer products experience gained during his long tenure at a large consumer products company and his service on the boards of directors of other consumer products companies.

Employment Background:

Mr. Morikis served as Executive Chairman of The Sherwin-Williams Company, from January 2024 until his retirement on December 31, 2024. He served as Chairman from January 2017 to December 2023; Chief Executive Officer from January 2016 to December 2023; President from March 2021 to March 2022 and October 2006 to March 2019; Chief Operating Officer from October 2006 to January 2016; and President, Paint Stores Group from October 1999 to October 2006. Mr. Morikis joined Sherwin-Williams in 1984 as a management trainee in the Paint Stores Group.

Rudy Wilson Independent Director Director since: 2023 Age: 49 Committees: • Audit • Finance

Key Skills and Qualifications:

Mr. Wilson brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: significant sales, marketing, and brand management experience in positions of increasing responsibility at AT&T Inc., PepsiCo, Inc., and SC Johnson; extensive consumer product experience gained over his 25+ year career with consumer-facing brands and companies; product development and innovation experience in managing category leading brands and developing new category disruptors; and global operations and international experience obtained through positions with global scope at SC Johnson.

Employment Background:

Mr. Wilson served as President of Global Consumer Brands of SC Johnson, a leading consumer products company, from 2021 to 2024. Mr. Wilson served as Chief Marketing Officer for SC Johnson’s Consumer Brands Division from 2019 to 2021, and as a Regional Senior Vice President of the company from 2018 to 2019. Prior to joining SC Johnson, Mr. Wilson held brand, marketing, and general management roles at AT&T and PepsiCo.

The Board of Directors recommends that stockholders vote FOR the election of each of these nominees as a director.

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Board of Directors and Corporate Governance

BOARD OF DIRECTORS AND COMMITTEES

During 2024, our Board met six times and had four committees. The committees consisted of an Audit Committee, a Corporate Governance and Nominating Committee, a Human Resources Committee, and a Finance Committee. Each committee may form subcommittees and delegate certain actions to those subcommittees. Each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served. All directors properly nominated for election are expected to attend the annual meeting of stockholders. In 2024, all of our directors attended the annual meeting of stockholders, with the exception of one director who did not attend due to illness.

The table below lists the number of times each committee met in 2024, their major responsibilities and accomplishments, and the current membership for each committee.

Committee	Key Responsibilities and Accomplishments
Audit

• Oversee accounting functions, internal controls, tax positions and initiatives, environmental, health and safety, product safety, and the integrity of financial statements and related reports

• Oversee compliance with legal and regulatory requirements, including ethics and compliance risks, and monitor cybersecurity and privacy, risk management and assessment programs

• Retain the independent registered public accounting firm, monitor their performance, qualifications, and independence, and approve all of their fees

• Oversee the performance of our internal audit function

8 meetings	• In 2024, oversaw reporting under new financial segment reporting structure

Committee Members:	LaClair (Chair), Kramer, Liu, Loree, and Wilson
Corporate Governance and Nominating

• Identify potential Board members and recommend director nominees

• Annually review Board and committee effectiveness

• Recommend changes to director compensation and committee rotation

• Recommend the corporate governance principles adopted by Whirlpool

• Monitor governance trends and shareholder feedback

3 meetings	• In 2024, assessed board composition and recruited Richard Kramer, former Chairman and CEO of Goodyear, to the Board

Committee Members:	Allen (Chair), Creed, Kramer, LaClair, Manwani, Morikis and Spencer
Human Resources

• Determine and approve compensation for CEO and other executive officers

• Approve goals or objectives for CEO compensation and evaluate CEO performance

• Determine and approve equity grants for executive officers and each employee subject to Section 16 of the Securities Exchange Act of 1934

• Make recommendations to the Board on Company incentive plans

• Review Human Capital Management metrics

4 meetings	• In 2024, reviewed human capital initiatives and updates to insider trading policy

Committee Members:	Dietz (Chair), Allen, Creed, Elliott, Manwani, and Morikis
Finance

• Review capital policies and strategies to set an acceptable capital structure, including debt issuance and share repurchases

• Review policies regarding dividends, derivatives, liquidity management, interest rates, and foreign exchange rates

• Oversee the establishment and implementation of guidelines relating to the management of significant financial structure risks

3 meetings	• In 2024, oversaw capital structure, liquidity, and capital allocation strategy, including analysis and recommendations related to portfolio transformation and debt levels

Committee Members:	Liu (Chair), Dietz, Elliott, Loree, Spencer, and Wilson

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DIRECTOR INDEPENDENCE

The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its committees, and reports its findings to the full Board. Twelve of our current 13 directors are non-employee directors (all except Mr. Bitzer). The Board has adopted the New York Stock Exchange (NYSE) listing standards for evaluating director independence, but has not adopted any other categorical standards of materiality for independence purposes. When assessing director independence, the Board considers the various transactions and relationships known to the Board (including those identified through annual director questionnaires) that exist between Whirlpool and the entities with which our directors or members of their immediate families are, or have been, affiliated. For 2024, the Committee evaluated certain transactions that arose in the ordinary course of business between Whirlpool Corporation and such entities and which did not exceed the thresholds provided under the NYSE listing standards. Information provided by the directors and Whirlpool did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial) that would impair the independence of any of the non-employee directors. Based on the report and recommendation of the Corporate Governance and Nominating Committee, the Board has determined that each of its non-employee directors satisfy the independence standards set forth in the listing standards of the NYSE.

COMMITTEE MEMBER INDEPENDENCE AND EXPERTISE

Each Board committee is composed solely of independent directors who meet the independence standards under the NYSE listing standards.

In addition, the Audit Committee members all meet the enhanced independence standards for audit committee members set forth in the NYSE listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission). The Board has determined that each member of the Audit Committee satisfies the financial literacy qualifications of the NYSE listing standards. The Board has further determined that Ms. LaClair, the Audit Committee Chair, qualifies under the “audit committee financial expert” criteria established by the SEC and has accounting and financial management expertise as required under the NYSE listing rules.

Similarly, the Human Resources Committee members all meet the enhanced independence standards for compensation committee members under the NYSE listing standards (which incorporates the standards set forth in the rules of the SEC), and qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. For information about the Human Resources Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis – Role of the Human Resources Committee” below.

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Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Board regularly evaluates our Board leadership structure to confirm that it operates effectively in the current environment, recognizing that organizational needs may change over time. Currently, each of our directors, other than the Chairman and CEO, is independent, and each of our Board committees is composed entirely of independent directors. Our independent directors have direct access to members of senior management, and meet in executive session at each board and committee meeting. They are experienced, objective, and well-equipped to exercise oversight over management and represent the interests of shareholders. At the present time, the Board believes that the joint leadership of a combined Chairman and CEO and an independent Presiding Director with significant responsibilities is the optimal leadership structure.

The Board has determined that combining the Chairman and CEO positions provides clear and consistent leadership on our strategic imperatives and operating priorities, and facilitates informed and focused Board oversight of risk. In addition, Mr. Bitzer’s unique expertise and knowledge of the business, having served Whirlpool for over 25 years in positions of increasing responsibility globally, contributes significantly to how the Board oversees our strategy and risk management.

Our Board leadership is further enhanced by the role of the independent Presiding Director. Mr. Allen has served as Presiding Director since 2017, prior to Mr. Bitzer’s election as Chairman of the Board, and through multiple business cycles as a director of the Company since 2010. Mr. Allen will retire from the Board in 2026, and as part of Board succession planning, the Corporate Governance and Nominating Committee has recommended that the Board elect Mr. Creed to the position of Presiding Director, provided that he is re-elected by shareholders at the annual meeting.

The Board believes the Presiding Director provides effective independent Board leadership in executing the critical responsibilities set forth below.

Presiding Director Responsibilities
• Coordinates with the Chairman and CEO in establishing the annual agenda and topic items for Board meetings;
• Presides at executive sessions of independent directors at each Board meeting and provides feedback to the Chairman and CEO;
• Serves as a focal point for managing shareholder communication with independent directors;
• Retains independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;

• Assists the Human Resources Committee with the annual performance evaluation of the Chairman and CEO, and together with the Chair of the Human Resources Committee, meets with the Chairman and CEO to discuss the results of the evaluation; and

• Performs such other functions as the independent directors may designate from time to time.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Whirlpool and its shareholders. Every three years, an experienced third-party consultant conducts the evaluation and assessment process. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

STRATEGY OVERSIGHT

Our Board is actively involved in overseeing and reviewing our corporate strategy, and the Board’s skills and experiences align with our strategic objectives. The Board formally reviews strategy, including risks and opportunities facing Whirlpool, at an annual strategic planning meeting. In addition, long-range strategic issues are discussed regularly at Board meetings. The Board regularly discusses strategy throughout the year with management and during executive sessions of the Board, as appropriate. In 2024, the Board oversaw continued progress on our strategic portfolio transformation, aimed at refocusing our portfolio to higher-growth, higher-margin businesses. The Board oversaw

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completion of the contribution of our European major domestic appliance business to Beko Europe B.V., our European major appliance venture with Arçelik A.Ş, and sale of our Middle East and Africa business to Arçelik, as well as our sale of 24% of the outstanding shares of Whirlpool of India Ltd., resulting in a 51% ownership interest, and more recently our announced intention to reduce our ownership stake in Whirlpool of India to approximately 20%. The Board leveraged its members’ expertise in critical areas such as strategy, finance, global business operations, and human capital management to provide effective oversight of our actions to transform our business while continuing to meet our commitments to employees, trade customers, and consumers.

RISK OVERSIGHT

Board Risk Oversight Responsibilities

Our Board is responsible for monitoring the Company’s key risks and overseeing the risk management structure and programs implemented by management. At meetings throughout the year, the Board receives updates from business unit and functional leaders regarding significant risks and challenges within their areas of responsibility and associated mitigation plans and strategies. At each of its meetings, the Board reviews the state of the business with the Chairman and CEO, and in executive sessions led by the Presiding Director. Management provides the Board with interim updates on significant developments, including risks and associated mitigation actions, between meetings.

The Chief Financial Officer is responsible for the Company’s enterprise risk management (ERM) system, which helps ensure enterprise risks are being effectively managed. The CFO reports annually to the Board on the most significant enterprise risks facing the Company, including the prioritization of risks based on likelihood of occurrence and degree of impact, and the Company’s risk management processes.

Board Committee Risk Oversight Responsibilities

The Board may delegate oversight responsibilities for certain risks to its committees, taking into consideration the magnitude of the risk, the frequency and depth of monitoring required, and the scope and expertise of each committee. In some instances, the Board and one of its committees may share responsibility for risk monitoring. For example, the Chief Information Officer and the Chief Information Security Officer report to the Board annually on global cyber threats and our information security strategy and also provide more frequent updates to the Audit Committee on the execution and effectiveness of our cybersecurity program and, with support from Legal and Compliance, our privacy program. Another example of this multi-layered approach is monitoring product safety risk. The Board monitors product safety through the annual product leadership presentation by the Global Product Organization, the annual legal and regulatory update by the General Counsel, and quarterly product safety reports.

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In addition, the Audit Committee receives a detailed product safety review each year. ESG risk encompasses issues that are addressed at different levels of the board organization, requiring a multilateral approach. For example, ESG risk (including climate and water risk) is addressed in an annual presentation to the full Board. Specific ESG issues may be addressed by the full Board or a committee, and the Corporate Governance & Nominating Committee is responsible for monitoring ESG trends and ensuring that significant ESG issues are being reviewed at the Board or committee level. The full Board is kept informed of risk monitoring activities by the committees through committee chair report outs at each Board meeting. We believe that the division of risk oversight responsibilities described above is an effective approach for addressing the risks facing Whirlpool and that our board leadership structure supports this approach.

AUDIT COMMITTEE

Financial statements and
financial reporting
process, internal controls,
disclosure controls, legal
and regulatory
requirements, contingent
liabilities, enterprise risk
management process,
ethics and compliance,
product safety,
environment, health and
safety, cybersecurity

CORPORATE GOVERNANCE &
NOMINATING COMMITTEE

Corporate governance
practices, board composition
and refreshment, board and
committee leadership, public
policy activities, ESG trends
and monitoring, related
person transactions

FINANCE COMMITTEE Capital structure and capital allocation, insurance coverage, credit ratings, currency risk and hedging programs, M&A financing, capital projects, and pension plan investment	HUMAN RESOURCES COMMITTEE Compensation philosophy and programs, including whether they create incentives or disincentives that create risk for the Company, talent retention

Management Risk Oversight Responsibilities

Our Executive Committee, which is composed of our most senior leaders for each of our operating segments and corporate functions, is accountable for ensuring enterprise risks are being effectively managed, with the CFO responsible for the Company’s ERM system. Our ERM processes systematically identify, assess, mitigate and monitor enterprise risks, whether strategic, financial, non-financial, operational, compliance, or reporting. Our ERM processes are driven by our Enterprise Risk Committee (ERC), composed of senior leadership within our corporate functions. The ERC meets at least four times a year to review significant risks facing the Company and the appropriate management of those risks. Risk assessment and mitigation plans are reviewed and aligned with the Executive Committee and performance is monitored throughout the year by the ERC.

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COMPENSATION RISK ASSESSMENT

Whirlpool regularly reviews its employee compensation programs based on several criteria, including the extent to which they may result in risk to Whirlpool. Our compensation function annually assesses whether our compensation programs create incentives or disincentives that materially affect risk taking or are reasonably likely to have a material adverse effect on Whirlpool. The Human Resources Committee, with the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), evaluates the results of this assessment. As part of this assessment, management and the Human Resources Committee considered the following risk-mitigating features of our compensation programs:

Risk-Mitigating Features of Whirlpool Corporation’s Compensation Programs
• Annual and long-term performance metrics used in our global compensation programs are multiple, different, balanced, and more heavily weighted toward corporate-wide financial metrics;
• Long-term incentive compensation represents a significant portion of our executive compensation mix;
• Metrics and goals used in the executive compensation programs are approved by the Human Resources Committee, which is composed solely of independent directors;
• The Human Resources Committee retains an independent consultant that is involved with an ongoing review of the executive compensation program;
• Robust stock ownership guidelines are in place for executives;

• Clawback policy in place in event of financial restatement, and clawback provisions for variable compensation programs and equity awards are in place in the event of misconduct or other circumstances;

• A comprehensive Insider Trading Policy with hedging restrictions for all employees and directors, and pledging and margin trading restrictions for executives and directors;
• Our incentive designs avoid objectives that might maximize short-term payouts at the expense of long-term sustainable performance; and

• We have limited commission incentive programs which are designed to pay out based on profitability and are subject to multiple layers of management review, including an annual review of plan design and results by regional senior management.

Based on this assessment, the Human Resources Committee has concluded that our compensation programs do not create risks that would be reasonably likely to have a material adverse effect on Whirlpool Corporation.

SUCCESSION PLANNING

Our Board is responsible for executive succession planning. Under the Corporate Governance Guidelines, the Board is responsible for regularly reviewing leadership development initiatives and short-term and long-term succession plans for the CEO and other senior management positions. The Board is responsible for the selection of the CEO, as well as plans regarding succession in the event of an emergency or the retirement of the CEO. Each year, as part of its succession planning process, our Chief Human Resources Officer provides the Board with recommendations on, and evaluations of, potential successors for all senior management roles. The Board reviews the senior executive team’s experience, skills, competencies, and potential, to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve our goals. Among other steps taken to promote this process throughout the year, the CEO’s direct reports regularly attend Board meetings and present to the Board, providing the Board with opportunities to interact with our senior management and assess their leadership capabilities.

COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD

The Board has adopted procedures for communications by stockholders and other interested parties with the Board, the Presiding Director, and the independent directors as a group and individually. The Board has designated the Corporate Secretary as its agent for the receipt and processing of such communications.

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Interested parties may send communications to the full Board, the Chairman of the Board, the Presiding Director, the independent directors as a group, a committee of the Board, a committee chair, or individual directors:

•	Electronically by email to: corporate_secretary@whirlpool.com; or

•	In writing by letter to:
[Name of Director or Group]
c/o Corporate Secretary, Whirlpool Corporation
2000 North
M-63,
MD 3602
Benton Harbor, MI 49022
Such communications should clearly identify the intended recipient(s).
INVESTOR ENGAGEMENT
We value the input and insights of our shareholders and are committed to continued engagement with investors, which we proactively undertake each year. Key topics of focus include Whirlpool results and strategy, including our strategic portfolio transformation; environmental, social, and governance matters; board diversity and composition; executive compensation performance metrics; and employee health and safety. The Board considers investor feedback on these issues in its decision making and direction to management.
MAJORITY VOTING FOR DIRECTORS; DIRECTOR RESIGNATION POLICY
Our
by-laws
require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of votes cast “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Board’s policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board will nominate for election or re-election
as director only candidates who have agreed to tender, promptly following the annual meeting at which they are elected or re-elected
as director, irrevocable resignations that will be effective upon the failure to receive the required vote and Board acceptance of such resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board policy.
If an incumbent director fails to receive the required vote for re-election,
the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
OUR INTEGRITY MANUAL (GLOBAL CODE OF ETHICS)
All of our directors and employees, including our CEO, Chief Financial and Administrative Officer, and Chief Accounting Officer, are required to abide by our global code of ethics that encompasses our commitment to earning and keeping the trust of our stakeholders. Our global code of ethics, titled “Our Integrity Manual,” defines our principles for ethical business conduct, and requires strict adherence to all laws and regulations applicable to our business. We believe Our Integrity Manual provides a solid foundation for continued enhancement of our strong culture of integrity. We intend to disclose future amendments to Our Integrity Manual, or waivers from its provisions for our executive officers and directors, on our website within four business days following the date of any such amendment or waiver.
INSIDER TRADING ARRANGEMENTS AND POLICIES
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted a “Policy On Insider Trading; Use And Disclosure Of

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Material
Non-Public
Information” (the “Insider Trading Policy”), which governs transactions in our securities by our directors, officers, employees, contractors, and consultants, as well as by Whirlpool Corporation itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
DIRECTOR NOMINATIONS BY STOCKHOLDERS
Our proxy access
by-law
allows a stockholder, or a group of up to 20 stockholders, that has held 3% or more of our outstanding shares of stock continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.
To be included in the proxy materials for our 2026 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law
between October 7, 2025 and November 6, 2025. However, if the date of the 2026 annual meeting of stockholders is more than 30 days prior to, or more than 30 days after, the one-year
anniversary of the date of the 2025 annual meeting of stockholders, the notice must be received not later than the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the date of such annual meeting is first publicly announced.
Such notice must be both (1) emailed to, and (2) delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool at the email and mailing address under “Communications Between Stockholders and Board” above. The notice must contain the information required by our by-laws,
and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws
relating to the inclusion of stockholder nominees in our proxy materials.
Nomination of a director to be submitted for consideration at the 2026 annual meeting of stockholders, but not intended to be a “proxy access” nominee, must be both (1) emailed to, and (2) delivered by personal delivery or by registered or certified United States mail, postage prepaid, to the Corporate Secretary at the email and mailing address provided under “Communications Between Stockholders and the Board” above between December 16, 2025 and January 15, 2026, and must satisfy the procedures set forth in our by-laws
to be considered at the 2026 annual meeting. However, if the date of the 2026 annual meeting of stockholders is more than 30 days prior to, or more than 60 days after, the one-year
anniversary of the date of the 2025 annual meeting of stockholders, then notice must be received no earlier than the close of business on the 120th day prior to the date of the 2026 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or, if the date of the 2026 Annual Meeting of Stockholders is first publicly announced less than 100 days prior to the date of such annual meeting, the notice must be received no later than the 10th day following the day on which the date of such annual meeting is first publicly announced.
Our
by-laws
are posted for your convenience on the Whirlpool website:
www.whirlpoolcorp.com/by-laws
. Whirlpool believes that all nominees must, at a minimum, meet the selection criteria established by the Corporate Governance and Nominating Committee. The Board evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. Whirlpool has established, through its Corporate Governance and Nominating Committee, selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by stockholders.
BOARD QUALITY AND EFFECTIVENESS
Succession Planning and Refreshment
The Board selects new director-nominees for election to the Board and recommends directors for re-election
based on the recommendations of the Corporate Governance and Nominating Committee. The Committee regularly reviews board composition to ensure that our Board as a whole reflects the experiences, qualifications, and attributes necessary to provide effective oversight of our strategy and risks to the business. The Committee considers business trends and emerging risks, and solicits the input of the full Board in identifying these characteristics. The Committee has determined that the characteristics appearing in the matrix under “Item 1 – Directors and Nominees for Election as Directors” above are currently the most important to our Company’s strategy and risk oversight.

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In assessing board composition, the Committee also takes into consideration planned retirement dates under the Corporate Governance Guidelines’ age 72 retirement provision. We believe it is valuable to have directors with varying lengths of service in order to strike the right balance between board refreshment and continuity. The three independent directors who joined the Board in the past five years bring new experiences and fresh perspectives. Our directors with longer terms of service provide stability and continuity to the Board. In addition, they have deep knowledge of our operations, significant exposure during various economic cycles to both our business and our industry, and an understanding of the evolution of our strategy. The average tenure of our independent director-nominees is 8 years.

The composition, characteristics, and needs of the Board change over time and are considered by the Corporate Governance and Nominating Committee in determining whether to undertake a director search and if so, in establishing the desirable candidate profile. The Committee recognizes the benefits of a board membership reflecting differences in viewpoints, professional and life experiences, education, skills, race, gender, ethnicity, national origin, and age, and considers these benefits in each independent director search. In addition, the Committee has identified desired personal traits or director candidates which include a reputation for personal and professional integrity; strength of character; sound business judgment; the availability and commitment to devote sufficient time to director duties; strong interpersonal and communication skills; independence; the ability to represent the long-term interests of all shareholders; and the absence of any conflicts of interest.

The Corporate Governance and Nominating Committee may elect to retain a third-party search firm to assist in identifying potential candidates and/or facilitating the candidate screening process. The Committee retains the sole authority to retain and terminate any search firm, including sole authority to approve the search firm’s fees and other retention terms. Mr. Morikis, who joined the Board in February 2025, was recommended to the Committee by an independent director, and was vetted by a third party search firm. Once a qualified potential candidate has been identified, members of the Committee meet with the candidate in person to assess the candidate’s qualifications and interest in the Company and its Board. The Committee will then meet to consider whether to recommend the candidate to the Board for appointment as a Director or to recommend that the Board include the candidate on the slate of director-nominees to be elected by the shareholders. We believe that these practices ensure that the shareholders are represented by highly-engaged independent directors with the requisite experience and attributes to exercise effective strategy and risk oversight.

Service On Other Public Boards and Director Time Commitment

The Board believes that experience serving on the boards of other public companies provides valuable insights on best governance practices, including emerging trends and effective oversight, which benefit the Company and its shareholders. The Board also recognizes that serving on outside public boards requires a significant commitment of time and attention. In accordance with best practices, the Board recently updated the Corporate Governance Guidelines to limit the number of public company boards on which a director may serve to four, and to limit the number of public company boards on which a director who is an executive officer of a publicly traded company may sit on to two. In order to waive this limitation, the Board must affirmatively determine that a director’s service beyond this limitation does not impair a director’s ability to effectively serve on the Board. The Corporate Governance and Nominating Committee takes into account an individual’s ability to devote sufficient time and attention to director duties both in considering the recommendation of director candidates to the Board and in the recommendation of directors for re-election. This practice ensures that our directors give appropriate time and attention to the affairs of the Company, resulting in strong engagement and attendance.

Board Self Evaluation Process

The Corporate Governance and Nominating Committee leads our Board’s annual self-evaluation process. The evaluation process is conducted by soliciting an assessment from each director about the effectiveness of the Board and the committees on which the director serves. Directors provide feedback about several topics including the Board’s and applicable committee’s structure and composition, interaction with management, and areas of focus, as well as the quality of meetings and materials. Each committee and the Board as a whole then conducts separate discussions regarding the evaluation and assessment topics. Recommendations to improve the performance and operations of the Board are then implemented by the directors and/or management as applicable. The Committee reviews the process

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annually and considers whether any specific issues should be addressed through the evaluation process. Every three years, an experienced third-party consultant conducts the evaluation and assessment process. We believe that this triennial evaluation process, led by an objective third party with knowledge of best practices, complements our internal evaluation process and is an important component of good governance.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE OVERSIGHT AND PRACTICES

Sound ESG Oversight

Our Board is committed to overseeing the integration of ESG principles throughout Whirlpool Corporation, as reflected in our Corporate Governance Guidelines. The Board reviews and receives updates on our sustainability strategy and key long-term ESG initiatives every year. While the full Board is responsible for oversight of ESG strategy, committees of the Board are responsible for oversight of aspects of ESG risk monitoring and implementation. This includes a focus on strategy and the most significant risks facing Whirlpool, including climate and water risks. The Board also receives risk management updates in connection with its general oversight and approval of significant matters. In 2024, our Board reviewed key regulatory developments in the global ESG landscape, including ESG disclosure regulations in Europe, California, and other jurisdictions, and reviewed cyber threat trends impacting 2025 and beyond. The Board also reviewed the company’s progress against key sustainability initiatives, and reviewed a preliminary emissions assessment following significant divestiture and acquisition activities. In addition to the Board of Directors, we have ESG oversight across our leadership, including Executive Committee members. There is additional oversight at the management and functional levels within our ESG Council, which supports the execution of key ESG initiatives. Our current ESG Task Force includes representation from across the business and is responsible for monitoring emerging ESG trends and overseeing progress against the strategic priorities.

 Sustainable Products & Operations

To be the best global kitchen and laundry company, in constant pursuit of improving life at home, we are thoughtful about our products and how they contribute to the circular economy making the best use of materials, increasing reliability and repairability, and helping to manage product end-of-life. Our operational excellence is driven by World Class Manufacturing (WCM), a comprehensive methodology for improving productivity and quality, as well as reducing losses in production systems and environmental impact.

Some of the highlights of our focus on sustainability from this year include:

∎

Reduced scopes 1 and 2 market-based emissions by 36%, driven equally by energy reduction projects, electrification, and renewables expansion and the divestiture of the EMEA region. 2024 was the third year in a row with double-digit reduction.

∎	Continued to build our capability to quantify and reduce emissions from our products in use (scope 3 category 11).

∎	Launched a new Consul washer lineup in Brazil with many sustainable washer innovations, including measured dosage, Eco Cycle, and Easy Level, which help reduce the environmental footprint of use.

∎

In 2024, for the first time, we are matching 100% of our electricity consumption in our U.S. manufacturing sites with support from two off-site renewable energy projects: the Engie Limestone Wind farm in Dawson, Texas, and Mesquite Sky in Callahan County, Texas.

∎	Achieved 97% or higher landfill diversion rate in all of our large manufacturing sites worldwide.

∎	Awards. In 2024, our commitment to the environment earned recognition and awards, including:

•	Dow Jones Sustainability World Index, Third Consecutive Year

•	Green Power Partnership Top Partner List, U.S. Environmental Protection Agency

•	ESG Industry Leader (AAA Rating), MSCI

18	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

  Supporting Our People

In a year of significant transformation for the company, we recognized the need to support our employees in leading through change. We spent time listening to, and understanding, our employees, and we helped them build capabilities and empower their teams to drive focus, effectiveness, and continuous improvement across our organization. We also continued to make progress on our commitments to promote the well-being and professional growth of our employees, support a safe working environment, and invest in initiatives to support resilient and thriving communities.

Some of the highlights of the focus on our people from this year include:

∎	Reduced serious injuries by 50%, our recordable injury and illness rate by 12% and our lost workday rate by 16%.

∎	Introduced WeGrow, a special global career development microlearning framework for employees, which culminated in our first-ever Global Development Day.

∎

Hosted 26 listening sessions with approximately 700 employees, and 10 Leading Change sessions with 220 leaders to help leadership understand the employee experience and guide teams through organizational transformation.

∎

Celebrated a 25 year relationship with Habitat for Humanity International, during which time we have donated $150 million in funding and 250,000 appliances, helping more than 1 million people in the U.S. and around the world gain access to affordable housing.

∎

Launched a collaboration between Whirlpool Foundation and The Washing Machine Project to provide off-grid manual washing machines. In 2024, more than 300 machines were assembled by Whirlpool employee volunteers and distributed in India, Mexico, Ghana, and the Republic of Congo impacting more than 5,000 people, predominantly women and girls, saving them time and water.

∎	Awards. In 2024, our commitment to our people and our communities earned recognition and awards, including:

•	100 Best Companies for Working Parents, Seramount

•	Inclusion Index Organization, Seramount

•	Best Place to Work for Disability Inclusion, 100% score, Eighth Consecutive Year, Disability Equality Index

 Doing the Right Thing

Whirlpool Corporation’s longstanding commitment to the highest standards of ethical conduct and sustainable operations has enabled us to stand the test of time and continue to create shareholder value. Our strong commitment to risk management, ethics and compliance, and values-driven culture of integrity are how we earn and keep trust. We extend this high expectation to our products, where we hold ourselves to standards of exceptional quality, making high-performing products by sourcing materials responsibly, collaborating with vendors aligned with our values, and focusing on the safety and quality of everything we produce.

Some of the highlights of our focus on governance from this year include:

∎	Enhanced our Enterprise Risk Management system, including the establishment of an Enterprise Risk Committee comprised of senior leadership.

∎	Promoted continued focus on compliance and governance in organizational redesign aimed at providing greater autonomy to our business units.

∎	Enabled employee participation in product safety technical committees to elevate external safety standards that protect consumers and advance product safety across the industry.

∎	Conducted 271 Supplier Code of Conduct (SCoC) audits and dispositioned 100% of high-risk suppliers in alignment with an updated SCoC.

∎	Expanded topics and activities during our Global Integrity Quarter to promote our culture of ethics and compliance.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

∎	Awards. In 2024, our commitment to doing the right thing earned recognition and awards, including:

•	100 Best Corporate Citizens, 3BL

•	World’s Most Admired Companies, 14th Consecutive Year, Fortune Magazine

•	60 Best Companies to Sell For, Selling Power

We encourage our shareholders to read our most current Sustainability Report for more information on our ESG strategy, priorities and actions. The contents of our Sustainability Report are not incorporated by reference into this proxy statement.

CORPORATE GOVERNANCE GUIDELINES AND OTHER AVAILABLE INFORMATION

Whirlpool is committed to the highest standards of corporate governance. Our current Corporate Governance Guidelines, Our Integrity Manual, by-laws, and written charters for the Board’s Audit, Corporate Governance and Nominating, Finance, and Human Resources Committees are posted on the Whirlpool website: www.whirlpoolcorp.com/our-impact/governance-and-policies/corporate-policies.html. Our publicly disclosed financial and non-financial information, including our Annual Report, quarterly reports, current reports, and Sustainability Report, is located on our website at investors.whirlpoolcorp.com. The contents of our Sustainability Report and investor website are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC. Stockholders may also request a free copy of these documents by writing: Investor Relations, Whirlpool Corporation, 2000 North M-63, MD 2609, Benton Harbor, Michigan, 49022.

20	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

RELATED PERSON TRANSACTIONS AND HUMAN RESOURCES COMMITTEE INTERLOCKS

Related Person Transactions

The Board has adopted written procedures relating to the Corporate Governance and Nominating Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements pursuant to SEC regulations (related person transactions). A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, and owners of 5% or more of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Corporate Governance and Nominating Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Corporate Governance and Nominating Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Corporate Governance and Nominating Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Corporate Governance and Nominating Committee. In approving any related person transaction, the Corporate Governance and Nominating Committee must determine that the transaction is fair and reasonable to Whirlpool Corporation. The Corporate Governance and Nominating Committee periodically reports on its activities to the Board. The Corporate Governance and Nominating Committee’s written procedures for review and approval of related person transactions is available on our website: www.whirlpoolcorp.com/our-impact/governance-and-policies/corporate-policies.html.

Human Resources Committee Interlocks and Insider Participation

During fiscal 2024, Messrs. Allen, Creed, Kramer, Loree, Manwani, and Mses. Dietz and Elliott served as members of the Human Resources Committee. No member of the Human Resources Committee was at any time during 2024 an officer or employee of Whirlpool, and no member of the Human Resources Committee has formerly been an officer of Whirlpool. In addition, no “compensation committee interlocks” existed during fiscal year 2024.

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SECURITY OWNERSHIP

Security Ownership

The following table presents the ownership as of December 31, 2024 of the only persons known by us as of February 14, 2025 to beneficially own more than 5% of our common stock, based upon statements on Schedule 13G filed by such persons with the SEC.

Schedule 13G Filed On	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

4/5/2024	BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	6,226,160	11.24%

11/12/2024	The Vanguard Group Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	5,502,792	9.94%

2/12/2024	PRIMECAP Management Company (3) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	4,729,936	8.54%

(1)

Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (BlackRock), a holding company. BlackRock has sole voting power with respect to 6,088,642 shares and sole dispositive power with respect to 6,226,160 shares.

(2)

Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group Inc. (Vanguard Group), a registered investment advisor. Vanguard Group has shared voting power with respect to 24,901 shares, sole dispositive power with respect to 5,415,160 shares, and shared dispositive power with respect to 87,632 shares.

(3)

Based solely on a Schedule 13G/A filed with the SEC by PRIMECAP Management Company (PRIMECAP), a registered investment advisor. PRIMECAP has sole voting power with respect to 4,581,206 shares and sole dispositive power with respect to 4,729,936 shares.

22	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

BENEFICIAL OWNERSHIP

Beneficial Ownership

The following table reports beneficial ownership of common stock by each director, nominee for director, all NEOs (as defined elsewhere in this proxy statement), and all directors and executive officers of Whirlpool as a group, as of February 3, 2025. Beneficial ownership includes, unless otherwise indicated, all stock with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct the voting of such stock, or to dispose or direct the disposition of such stock. The address of all directors and executive officers named below is c/o Whirlpool Corporation, 2000 North M-63, MD 3602, Benton Harbor, Michigan, 49022.

Name	Shares Beneficially Owned (1)	Deferred Stock Units (2)	Shares Under Exercisable Options (3)	Total (4)	Percentage (* Less than 1%)

Samuel R. Allen	20,142	—	—	20,142	*

Marc R. Bitzer	209,586	67,049	401,013	677,648	1.22%

Greg Creed	2,775	9,796	—	12,571	*

Diane M. Dietz	14,848	—	—	14,848	*

Gerri T. Elliott	11,221	—	—	11,221	*

Ava A. Harter	759	—	—	759	*

Richard J. Kramer	1,421	—	—	1,421	*

Jennifer A. LaClair	4,605	991	—	5,596	*

John D. Liu	2,421	17,245	—	19,666	*

James M. Loree	6,519	2,462	—	8,981	*

Harish Manwani	11,001	—	—	11,001	*

Carey Martin	25,996	21,283	54,281	101,560	*

Gilles Morel	19,908	—	52,385	72,293	*

John G. Morikis (5)	1,650	—	—	1,650	*

Alessandro Perucchetti	7,366	379	13,257	21,002	*

James W. Peters	45,598	5,272	106,464	157,334	*

Juan Carlos Puente	25,819	—	12,659	38,478	*

Larry O. Spencer	1,000	9,796	—	10,796	*

Rudy Wilson	1,421	—	—	1,421	*

All directors and executive officers as a group (18 persons) (6)	409,997	135,734	598,584	1,144,315	2.07%

(1)

Does not include 1,638,588 shares held by the Whirlpool 401(k) Trust (except for 15,649 shares held for the accounts of executive officers). Includes restricted stock units (RSU) within 60 days of February 3, 2025, before deferrals and tax liabilities. Does not include performance stock units that become payable within the same timeframe.

(2)

Represents the number of shares of common stock, based on deferrals made into the Deferred Compensation Plan II for Non-employee Directors, one of the executive deferred savings plans, or the terms of deferred stock awards, that we are required to pay to a non-employee director when the director leaves the Board or to an executive officer when the executive officer is no longer an employee. None of these deferred stock units have voting rights.

(3)	Includes shares subject to options that will become exercisable within 60 days of February 3, 2025.

(4)	May include RSUs and option shares which cannot be voted until vesting or exercise, as applicable.

(5)	Mr. Morikis was appointed to the Board on February 17, 2025.

(6)	Total amounts reflect only those directors and executive officers of Whirlpool as of the date of this proxy statement.

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NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation

We provide competitive compensation to attract and retain qualified directors and support shareholder alignment objectives. Our director compensation program consists of cash and stock retainers. For 2024, each director who served on the Board for the full year received one half of the annual retainer in cash (paid quarterly) and the remaining half in stock. In December 2024, the Corporate Governance and Nominating Committee reviewed director compensation. For 2025, the Committee recommended and the Board approved an increase to both the director annual stock retainer to $160,000 and the cash retainer for the Human Resources Committee Chair to $25,000. This adjustment was based upon the Committee’s review of compensation data and practices among comparator companies (see page 31), which data was also reviewed by FW Cook, the advisor to the Human Resources Committee. Non-employee director compensation is summarized in the table below:

Non-employee Director Compensation Element	2024		2025

Annual Cash Retainer	$150,000		$150,000

Annual Stock Retainer	$150,000	(1)	$160,000	(1)

Additional Annual Cash Retainer for Committee Chairs:

Audit Committee	$25,000		$25,000

Corporate Governance & Nominating Committee	$20,000		$20,000

Finance Committee	$15,000		$15,000

Human Resources Committee	$20,000		$25,000

Additional Annual Cash Retainer for Presiding Director	$40,000		$40,000

(1)

Reflects stock retainer granted on the date of the annual meeting of stockholders, with the number of shares determined by dividing the annual cash retainer by our closing stock price on the annual meeting date.

DEFERRAL OF ANNUAL RETAINER AND STOCK GRANTS

A non-employee director may elect to defer any portion of the annual cash retainer and annual stock retainer until he or she ceases to be a director. Under this policy, when the director’s term ends, any deferred annual cash retainer will be paid in a lump sum or in monthly or quarterly installments. In addition, payment of any deferred annual stock grant will be made as soon as is administratively feasible. Annual cash retainers deferred on or before December 31, 2004 accrue interest quarterly at a rate equal to the prime rate in effect from time to time. Annual cash retainers deferred after December 31, 2004 may be allocated to notional investments that mirror those available to participants in our 401(k) plan, with the exception of the Whirlpool stock fund.

STOCK OWNERSHIP GUIDELINES

The Board has established a stock ownership guideline for non-employee directors. Directors must own Whirlpool stock equal in value to five times the annual cash retainer, within five years of their initial election to the Board. Each non-employee director’s progress toward meeting the requirement is reviewed annually. As of the end of 2024, all non-employee directors had met, or were on track to meet, this requirement. These guidelines are based on a review of competitive market practice conducted by FW Cook, the Human Resources Committee’s independent compensation consultant.

OTHER COMPENSATION ELEMENTS

For evaluative purposes, Whirlpool permits non-employee directors to test Whirlpool products for home use. Directors are not reimbursed for any income tax they incur as a result of this policy. Directors are reimbursed for business expenses related to attendance at Board and committee meetings and for attendance at qualified third-party director education programs. On rare occasions for personal convenience, a director’s spouse or other family member may accompany a director on a Whirlpool aircraft flight. No additional operating cost is incurred by Whirlpool in such

24	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

situations and the director is taxed on the value of the benefit. A director’s qualifying charitable contributions of up to $10,000 are matched annually. Whirlpool also pays the premiums to provide each non-employee director who served on the Board as of January 1, 2011 with (1) term life insurance while serving as a director, equal to one-tenth of the director’s basic annual cash retainer multiplied by the director’s months of service, unless the director has opted out of coverage, and (2) travel accident insurance of $1 million when traveling on Whirlpool business.

2024 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Samuel R. Allen	210,000	149,987	1,807	361,794

Greg Creed	157,418	149,987	14,923	322,327

Diane M. Dietz	162,582	149,987	4,420	316,989

Gerri T. Elliott	150,000	149,987	3,165	303,152

Richard J. Kramer	129,808	149,987	10,880	290,674

Jennifer A. LaClair	165,728	149,987	1,807	317,522

John D. Liu	165,000	149,987	18,425	333,412

James M. Loree	150,000	149,987	3,518	303,505

Harish Manwani	150,000	149,987	1,807	301,794

Patricia K. Poppe (4)	44,093	—	—	44,093

Larry O. Spencer	150,000	149,987	1,807	301,794

Michael D. White (5)	51,354	—	62,576	113,930

Rudy Wilson	150,000	149,987	12,450	312,436

(1)	Represents all retainer fees for Board, Committee Chair, or Presiding Director service, before deferrals.

(2)

Reflects value of shares, before deferrals, awarded in 2024. As of December 31, 2024, none of our non-employee directors were deemed to have outstanding stock awards because all stock awards vest immediately.

(3)	The table below presents an itemized account of 2024 non-employee director “All Other Compensation”.

(4)	Ms. Poppe did not stand for re-election for reasons unrelated to the Company.

(5)	Mr. White retired from the Board on April 16, 2024.

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NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Life Insurance Premiums ($)	Charitable Program(a) ($)	Whirlpool Appliances and Other Benefits (b) ($)	Total ($)

Samuel R. Allen	—	—	1,807	1,807

Greg Creed	—	10,000	4,923	14,923

Diane M. Dietz	—	—	4,420	4,420

Gerri T. Elliott	—	—	3,165	3,165

Richard J. Kramer	—	—	10,880	10,880

Jennifer A. LaClair	—	—	1,807	1,807

John D. Liu	9,288	—	9,137	18,425

James M. Loree	—	—	3,518	3,518

Harish Manwani	—	—	1,807	1,807

Patricia K. Poppe (c)	—	—	—	—

Larry O. Spencer	—	—	1,807	1,807

Michael D. White (d)	18,540	44,036	—	62,576

Rudy Wilson	—	—	12,450	12,450

(a)

Reflects 2024 interest cost related to a charitable program eliminated by the Board, prospectively, as of January 1, 2008. Through 2007, each non-employee director could irrevocably choose to relinquish some or all of their annual cash retainer, which Whirlpool could then, in its discretion, award to as many as three charities upon the director’s death. The maximum amount payable under the Charitable Program upon the director’s death is $1.5 million. Mr. White was the only active director with a benefit under this program. Amounts also reflect matching contributions for director charitable contributions.

(b)	Includes the cost of Whirlpool products provided for personal use by directors.

(c)	Ms. Poppe did not stand for re-election for reasons unrelated to the Company.

(d)	Mr. White retired from the Board on April 16, 2024.

26	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we provide a detailed description of our executive compensation programs, including our pay-for-performance philosophy, the business strategy-driven program design, the individual elements of the programs, the methodology and processes used by the Human Resources Committee (the “Committee”) to make compensation decisions, and the relationship between Whirlpool performance and compensation delivered in fiscal 2024.

The discussion in this CD&A focuses on our CEO, CFO, the three most highly compensated other executive officers serving as of the end of the year and two additional former executive officers who served as executive officers for part of the year (the “NEOs”), who were:
• Marc R. Bitzer	Chairman and Chief Executive Officer

• James W. Peters	Executive Vice President, Chief Financial and Administrative Officer and President, Whirlpool Asia

• Carey L. Martin	Executive Vice President, Chief Human Resources and Corporate Relations Officer

• Alessandro Perucchetti	Executive Vice President and President, Whirlpool North America

• Juan Carlos Puente	Executive Vice President and President, Whirlpool Latin America

• Gilles Morel(1)	Former Executive Vice President and President, Whirlpool Europe, Middle East and Africa (EMEA)

• Ava Harter(2)	Former Executive Vice President and Chief Legal Officer

(1)

In connection with the closing of the EMEA transaction on April 1, 2024, Mr. Morel’s position as Executive Vice President and President, Whirlpool EMEA was eliminated. Mr. Morel remained employed with the Company as an Executive Vice President until his retirement on December 31, 2024.

(2)

In connection with the Company’s re-organization tied to our portfolio transformation, Ms. Harter’s position was re-scoped as a non-executive officer position, resulting in her departure from the Company on March 8, 2024.

Executive Summary

2024 COMPANY RESULTS

The Company completed the Europe transaction in 2024, representing a key milestone in our ongoing portfolio transformation to a higher-growth, higher-margin business. We continued to execute our strategic and operational priorities delivering approximately $300 million of cost take out and executing decisive pricing actions. We continued to face a challenging macroeconomic environment in the U.S. with high mortgage rates dampening the housing market for the third consecutive year, which negatively impacted discretionary demand. Despite these challenges, we executed on our capital allocation priorities by launching 100+ new products, returning approximately $400M to shareholders in the form of dividends, and paying down $500M of debt, reinforcing our commitment to debt reduction.

The Company:
• Delivered revenue of $16.6 billion, down 14.6% year-over-year due to the Europe divestiture; approximately flat organically(1) with strong growth in SDA Global and International businesses.

•  Delivered GAAP net earnings (loss) of ($327) million (or (2.0%) net earnings (loss) margin) and GAAP earnings (loss) per share of ($5.95), which included non-cash charges related to the Europe transaction and Maytag brand impairment.

•  Delivered ongoing (non-GAAP) earnings per diluted share(1) of $12.21 and ongoing (non-GAAP) EBIT margin(1) of 5.3% with strong cost take-out actions partially offsetting negative impacts of price/mix, currency, and the continued marketing and technology investments needed to drive future efficiencies and growth.

• Continued to invest in innovation and automation, including nearly $1 billion in capital expenditures and R&D, delivering multiple first-to-market new products.

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COMPENSATION DISCUSSION AND ANALYSIS

• Generated cash provided by operating activities of $835 million and free cash flow (FCF)(1) of $385 million.
• Returned $384 million of cash to shareholders in dividends, representing our 69th consecutive year of dividends paid.
• Repaid $500 million of our acquisition-related term loan and remain committed to maintaining our investment grade credit rating and paying down debt.

•  Named one of Fortune’s World’s Most Admired Companies for the 14th consecutive year, the third consecutive year on the Dow Jones Sustainability World Index and 18th consecutive year on Dow Jones Sustainability North America Index.

(1) For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures, please see Annex B.

2024 COMPENSATION DECISIONS

2024 was a year with solid achievements despite a challenging macroeconomic environment in the U.S. We completed the Europe transaction, representing a key milestone in our ongoing portfolio transformation to a higher-growth, higher-margin business. We continued to execute our strategic and operational priorities delivering approximately $300 million of cost take out, executing decisive pricing actions, and achieving three quarters of sequential ongoing EBIT margin expansion. At the same time, the interest rate reductions we expected at the start of the year failed to materialize, which in turn held mortgage rates higher for longer, and negatively impacted the U.S. housing market and discretionary demand. Ongoing EBIT and FCF results for 2024 were below target. Based on performance results relative to the goals, the calculated Company Performance Factor was 70% of target; however, the Committee approved a downward-adjusted payout for our short-term incentive to 65% of target. Our 2022-2024 long-term incentive performance was well below expectations when compared to the goals set at the beginning of the three-year performance period. Cumulative Ongoing EPS and Average Return on Invested Capital (ROIC) were both below threshold for 2022-2024 performance period, leading to a payout for our performance-based long-term incentive of 0% of target.

Key compensation actions for 2024 are summarized in the table below:

Pay Element	2024 Result / Action

Base Salary	2024 salary increases for Named Executive Officers ranged from 2.4% to 7.2%.

Short-term Incentive	2024 Ongoing EBIT and Free Cash Flow results both fell short of target. Payout was determined to be 65% of target. See “Short-term Incentives” below for details.

Long-term Incentive	2022-2024 Cumulative Ongoing EPS and three-year Average ROIC fell below threshold. Payout was determined to be 0% of target. See “Long-term Incentives” below for details.

PAY-FOR-PERFORMANCE PHILOSOPHY

Whirlpool is dedicated to achieving global leadership in all our product categories and to delivering superior stockholder value. To achieve our objectives, we manage to a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with a focus on both short-term and long-term results;

•	A significant portion of pay should be performance-based, with the portion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to drivers of sustainable stockholder value over the long term; and

•	Compensation should be tied to an evaluation of business results and individual performance.

28	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In support of the above principles, we deliver compensation opportunities to our executive officers through a program that is highly sensitive to achievement of operating results and sustained creation of shareholder value. As mentioned above, payout under our short-term incentive plan for 2024 was 65% of target and payout under our long-term performance plan for the three-year period ended December 31, 2024 was 0% of target, each in reflection of mixed financial results in 2024. Additionally, all outstanding exercisable stock options held by named executive officers are “underwater” as of December 31, 2024.

STOCKHOLDER ENGAGEMENT AND 2024 EXECUTIVE COMPENSATION PROGRAM DESIGN

The Committee considers the results of the annual “Say on Pay’’ vote, among other factors, in making decisions regarding executive compensation programs. Stockholders supported “Say on Pay’’ at our 2024 annual meeting, with 86% of the votes cast (excluding abstentions and broker non-votes) in favor of our 2023 executive compensation program. The Committee recognizes that market practices and stockholder views on executive compensation practices continue to evolve. In recognition of this, we regularly engage in discussions with our stockholders regarding compensation matters (see “Investor Engagement” under “Board of Directors and Corporate Governance”) and believe that this ongoing stockholder engagement process strengthens our understanding of stockholder priorities and concerns. The Committee works closely with its independent consultant and the management team to evaluate and make changes to provide executive compensation programs that are designed to effectively link pay with performance, support the creation of sustainable stockholder value over the long term, and consistently apply good governance practices.

After considering the prior-year “Say on Pay” results, and as part of the Committee’s annual review of our executive compensation programs, the Committee decided to make changes to our executive compensation programs for 2025. The Committee elected to make two changes to the short-term incentive (EPEP) plan for 2025. The goal weightings were updated from 50% EBIT and 50% FCF to 70% EBIT and 30% FCF. Additionally, the Committee elected to remove the Individual Performance Factor for all executive officers, in addition to the CEO. The Committee elected to refresh the long-term incentive mix for the CEO and NEOs for the 2025 long-term incentive (SEP) award, with the introduction of time-based Restricted Stock Units (RSUs) in place of stock options, weighted 30%. For more detail please see page 36.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The following table summarizes executive compensation practices that we have implemented to align pay with performance, as well as practices we avoid because we do not believe they serve the long-term interests of our stockholders.

What We Do		What We Don’t Do

✓	Pay for performance	Allow hedging or pledging of Whirlpool stock by executive officers or directors

✓	Use an independent compensation consultant solely engaged to provide executive and director compensation services to Whirlpool	Provide excise tax gross-ups

✓	Cap short-term and long-term incentive award payouts at market-competitive levels	Enter into employment contracts except as required by local law or prevailing local market practice

✓	Maintain robust stock ownership guidelines for our executives (7x salary multiple for CEO)	Pay dividends or dividend equivalents on grants of any Performance Stock Units (PSUs) or Restricted Stock Units (RSUs) prior to vesting

✓	Subject all variable pay and equity awards to rigorous compensation recovery claw-back requirements that exceed SEC requirements	Reprice or reload stock options

✓	Have “double-trigger” change-in-control agreements

✓	Carefully manage risk in our compensation programs to protect against unintended outcomes

✓	Hold annual “Say on Pay” votes

✓	Maintain hedging restrictions for employees and directors, and pledging and margin trading restrictions for executives and directors

✓	Provide market-competitive perquisites deemed necessary to attract and retain top talent

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COMPENSATION DISCUSSION AND ANALYSIS

i. What We Pay and Why

The Committee establishes target compensation for each NEO after careful consideration of several factors, including:

•	External competitive market pay levels and practices;

•	Internal business needs and strategic priorities;

•	Each executive’s role and responsibilities, experience, tenure, contributions, achievements, and past performance;

•	Future performance expectations and leadership needs of Whirlpool;

•	Compensation history of each executive; and

•	Internal equity with other executives.

We have designed the elements of our compensation programs to reflect our pay-for-performance philosophy. The Committee creates a compensation approach for each NEO that contains a mix of compensation elements that it believes best addresses each NEO’s responsibilities and best achieves our overall compensation objectives.

Our compensation programs are designed so that as an employee’s job responsibility increases, his or her target total compensation opportunity increases, with an increasing portion of their pay opportunity delivered via performance-based compensation. These programs are designed so that the most senior executives who are responsible for development and execution of our strategic plan are held most accountable for operational performance results and changes in stockholder value over time. As a result, actual total compensation for an executive is more dependent on performance than for employees at other levels, resulting in larger increases in realized pay when performance results exceed goals, and less realized compensation when performance results fall short of expectations.

In addition, the Committee decides the mix of cash and equity components in shaping each NEO’s compensation package. Generally, the portion of equity compensation rises with increasing job responsibility to provide further alignment in the interests of executives and our long-term stockholders.

COMPETITIVE MARKET COMPENSATION ANALYSIS

While the Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based solely on market practices. Whirlpool performance and compensation levels relative to similar companies and other market-competitive data is just one of several factors the Committee considers in determining executive compensation.

For 2024, the Committee utilized the comparator group of companies listed below to provide competitive reference points for executive compensation. This comparator group was recommended based upon advice from FW Cook, the Committee’s independent compensation consultant. For 2024, the Committee removed Caterpillar Inc., Deere & Company, and Honeywell International, Inc., and added Masco Corporation, Fortune Brands Innovations, Inc., and Mohawk Industries, Inc., based on the assessment done by FW Cook, and the screening criteria described below. The companies in our comparator group meet multiple screening criteria, including revenue, income, assets, market capitalization, number of employees, lines of business, similarity to Whirlpool in global operations, and required management skills. Additionally, companies in the comparator group are recognized for their excellence in the areas of consumer focus and trade customer relations and for possessing highly complex global supply chains and manufacturing footprints.

2024 Comparator Group

3M Company

Carrier Global Corporation

Colgate-Palmolive Company

Cummins, Inc.

Eaton Corporation plc

Emerson Electric Co.

Fortune Brands Innovations, Inc.

The Goodyear Tire & Rubber Company

Illinois Tool Works, Inc.

Johnson Controls International plc

Kellanova

Kimberly-Clark Corporation

Lear Corporation

Masco Corporation

Mohawk Industries, Inc.

Newell Brands, Inc.

Parker Hannifin Corporation

Stanley Black & Decker, Inc.

Textron, Inc.

Trane Technologies plc

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	31

COMPENSATION DISCUSSION AND ANALYSIS

In evaluating companies for inclusion in the peer frame, scale is primarily measured based on revenue because this metric best reflects the overall complexity of each organization’s operations. Based on information provided by FW Cook, the median statistics of our comparator group when the Committee determined NEO pay in February 2024 (dollar values in millions) were:

Measure	Median of Comparator Group	Whirlpool

Revenue (Trailing 12 Months (“TTM”))	$18,232	$19,290

Net Income (TTM)	$1,074	($1,614)

Assets (Most Recent Quarter)	$18,799	$16,889

Market Capitalization (December 31, 2023)	$36,596	$6,679

Employees	49,000	61,000

Note: Based on data available from S&P Capital IQ as of February 1, 2024, as analyzed by FW Cook.

We supplement the publicly-disclosed compensation data from the comparator companies with data from proprietary surveys purchased from third-party consulting firms and data vendors. These independently conducted surveys generally include data from numerous organizations across various industry groupings and specific international regions, and also allow for comparisons to be made on the basis of job scope, similar organization size (revenue or employees) and other measures relevant to Whirlpool. We believe our compensation analyses provide valuable insight into prevailing market pay levels and leading practices in both compensation program design and governance.

OVERVIEW OF 2024 EXECUTIVE COMPENSATION ELEMENTS

Element	Form	Characteristics/Purpose	2024 Metrics

Base Salary(1)	Cash	Fixed component based on responsibility, experience, and individual performance	N/A

Short-term Incentives (“EPEP”)(1)	Annual Performance Cash Award	Performance-based variable cash incentive to reward for achieving annual financial and individual performance goals	Ongoing (non-GAAP) EBIT – 50% FCF – 50% +/– 50% Modifier for Individual Performance Results (no Individual modifier for CEO)

Long-term Incentives (“SEP”)(1)	PSUs	Motivate, reward and retain employees for the achievement of Company financial and strategic performance over a preset three-year performance period beginning January 1	Cumulative Ongoing EPS – 50% ROIC – 50%

	Stock Options	Provide incentive for long-term stock price appreciation and promote retention	Stock price appreciation

Other Rewards and Benefits	Health and Welfare Benefits	NEOs generally participate in the same health and welfare benefit programs available to substantially all salaried employees in their country	N/A

Retirement Benefits(2)

U.S.-based NEOs participate in tax-qualified and non-qualified defined benefit and defined contribution retirement plans designed to provide a market-competitive level of income replacement upon achieving retirement eligibility and enable an orderly succession of talent

N/A

	Perquisites	Limited perquisites are designed to support a market-competitive compensation package	N/A

(1)	Target is generally market median for similar positions in the comparator group and compensation survey data
(2)	Target is median income replacement ratio for a broad-based group of companies based on survey data provided by outside consultant

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COMPENSATION DISCUSSION AND ANALYSIS

MIX OF TARGET TOTAL COMPENSATION

Short-term and long-term incentives constituted 91% of 2024 total target compensation for our CEO, and, on average, 77% of 2024 total target compensation for our other NEOs.

CEO Total Target Compensation	Other NEOs’ Average Total Target Compensation

The following table shows how Company performance significantly impacted the 2024 realized compensation for our CEO. Compared to the value of Mr. Bitzer’s 2024 target compensation (comprised of his March 1, 2024 base salary, 2024 target EPEP award, and grant date fair value of his 2024 – 2026 SEP awards), Mr. Bitzer’s actual realized compensation (comprised of his 2024 base salary, 2024 actual EPEP award, value realized upon vesting of his 2021—2023 SEP awards, and no options exercised in 2024) was 50% of his target compensation.

CEO 2024 Target and Realized Compensation

$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$13,210,164
$9,687,164
$2,168,000
$1,355,000
$6,626,365
$3,868,832
$1,409,200
$1,348,333
Target
Actual
Base
EPEP
SEP

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAMS - DESIGN & ELEMENTS

Base Salary

To determine base salary levels for 2024, the Committee considered the competitive market data for the CEO and CEO pay recommendations provided by FW Cook, market data from third-party surveys, CEO recommendations for other NEOs, and our 2024 merit budget for salaried employees in each region. These salary adjustments were consistent with our compensation philosophy of targeting base salaries at the median of the competitive market. In some cases, base salaries may be higher or lower than median based on factors such as executive performance, experience, tenure, and responsibilities. The 2024 annual base salaries and adjustments (effective March 1, 2024) for our NEOs were:

NEO	2023 Year-End Annual Salary		2024 Adjustment			March 1, 2024 Annual Salary
			Amount		%

Marc R. Bitzer		$1,315,000		$40,000	+3.0%		$1,355,000

James W. Peters		$875,000		$25,000	+2.9%		$900,000

Carey L. Martin		$680,000		$20,000	+2.9%		$700,000

Alessandro Perucchetti (1)		$625,000		$45,000	+7.2%		$670,000

Juan Carlos Puente (2)		$675,000		$16,000	+2.4%		$691,000

Gilles Morel (3)	EUR	720,000	EUR	30,000	+4.2%	EUR	750,000

Ava Harter		$670,000		$20,000	+3.0%		$690,000

(1)	Mr. Perucchetti’s salary was increased on January 1, 2024 in conjunction with his promotion from EVP & President, US Operations to EVP & President, Whirlpool North America.

(2)

Mr. Puente’s salary is denominated in U.S. Dollars but is paid in Mexican Pesos, based on a conversion rate of 20 MXN to 1 USD. The Committee approved an annual true-up calculation based on actual exchange rates. If MXN weakens, the Company makes an additional payment via March payroll. Conversely, if MXN strengthens, resulting in an overpayment on monthly payrolls, the negative amount is debited from his March EPEP payout.

(3)

Mr. Morel’s salary is noted in his home currency, Euros. Converting his 2023 and 2024 salaries into U.S. Dollars results in salaries of $777,600 and $810,000 respectively, using 12-month average exchange rates for 2023 and 2024, respectively.

Short-term Incentives

Annual awards of variable cash incentives are paid under the terms of the Executive Performance Excellence Plan, which we commonly refer to as “EPEP.” Consistent with our pay-for-performance philosophy, our short-term cash incentive program is designed to focus attention on short-term drivers of stockholder value creation, reflect Company financial results and individual performance, and complement the metrics used in our long-term incentive program to create a balanced focus on the key drivers of our multi-year financial and operational strategy. The program is designed so that a significant portion of our NEOs’ short-term cash compensation is variable and directly tied to key performance results.

In 2024, the Committee established short-term incentive target opportunities as a percentage of base salary for each NEO, taking into account competitive market data. Target award levels are generally set at the median of the comparator group.

Target short-term incentive opportunities for 2024 were as follows:

NEO	2024 Short-term Incentive Target Award
	(as a % of Eligible Base Salary)	($)

Marc R. Bitzer	160%		$2,168,000

James W. Peters	115%		$1,035,000

Carey L. Martin	75%		$525,000

Alessandro Perucchetti	100%		$670,000

Juan Carlos Puente	90%		$621,900

Gilles Morel (1)	100%	EUR	750,000

Ava Harter (2)	75%		$517,500

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COMPENSATION DISCUSSION AND ANALYSIS

(1)

Mr. Morel’s short-term incentive target is noted in his home currency, Euros. Converting into U.S. Dollars results in a short-term incentive target of $810,000, using 12-month average exchange rates for 2024.

(2)	Ms. Harter left the Company prior to the end of the year and was not eligible to earn an award under the short-term incentive program.

The Committee determined each NEO’s actual payout by reference to a Company Performance Factor ranging from 0% to 200% and based on performance metrics aligned with our critical objectives for the year. In the event of significant individual accomplishments or shortfalls, the Committee may choose to apply an Individual Performance Factor of up to +/- 50% (or greater or less than this percentage in its discretion), but subject to a maximum overall award payout of 200% of target. Individual Performance Factors for each NEO are driven by results relative to individual objectives established for Business Results, Strategic/Project Impact, Organization and Talent (such as employee engagement), and My Leadership and Values (such as demonstration of Leadership Model behaviors). The Committee determined that the CEO’s annual incentive payout should be based entirely upon the quantitative financial results achieved by the Company, and the CEO’s qualitative individual performance achievements should be used to determine adjustments in target compensation, but not be used as a factor to adjust his annual incentive payout. For the 2025 EPEP design, the Committee elected to change the goal weighting from 50% EBIT and 50% FCF to 70% EBIT and 30% FCF in recognition of the importance of margin expansion as a driver of shareholder value creation, consistent with our portfolio transformation strategic focus on higher-margin businesses. Additionally, the Committee elected to remove the Individual Performance Factor for all of the NEOs in addition to the CEO. The annual incentive payout for 2025 for the CEO and NEOs will be based solely upon the quantitative financial results achieved by the Company, subject to Committee discretion.

For 2024, the Company Performance Factor and Individual Performance Factor (except for our CEO) are essentially the same as our short-term incentive approach for substantially all global salaried employees, except that the maximum payout opportunity for each NEO is capped at 200% of target, while the maximum payout opportunity for our global salaried participants is 400% of target. Our 2024 approach is summarized in the illustration below:

*

Ongoing EBIT measure excludes items that may not be indicative of, or are unrelated to, results from our ongoing business operations. Ongoing EBIT consists of GAAP net earnings available to Whirlpool before net earnings (loss) available to non-controlling interests, income tax expense (benefit), and interest expense; and it excludes the impact of M&A transactions, intangible asset impairment, legacy EMEA legal matters, and restructuring expense (including with respect to our equity method investments).

**	Free Cash Flow consists of GAAP cash provided by operating activities after capital expenditures.

Each NEO had responsibilities focused on the Global Corporate Enterprise in 2024. The Global Corporate Enterprise objectives for 2024 were Ongoing EBIT, weighted 50%, and Free Cash Flow, weighted 50%. These were the same metrics and same weightings as 2023, and are designed to reflect our balanced focus on optimizing cash flow in addition to improving earnings. We chose Ongoing EBIT and Free Cash Flow because they are key drivers of stockholder value that we use to communicate with the investment community and are closely tracked by our investors in measuring our financial performance.

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COMPENSATION DISCUSSION AND ANALYSIS

To establish the performance goals and payout levels, the Committee considered operating and macroeconomic factors, as well as historical performance – including record ongoing EBIT and Free Cash Flow in 2021 and falling short of expectations in 2022 (0% EPEP payout) and 2023 (40% EPEP payout).

The goals and ranges established by the Committee and actual 2024 performance are summarized in the table below:

Performance Measure	Weighting	Threshold (0% payout)	Target (100% payout)	Maximum (200% payout)	2024 Actual Result	Payout

Ongoing EBIT	50%	$710M	$1,030M	$1,300M	$887M	68%

Free Cash Flow	50%	$180M	$460M	$740M	$385M	73%

The Committee determined levels of achievement based on our financial results as follows:

•	Ongoing EBIT of $887 million was below the target goal of $1,030 million; and

•	Free Cash Flow of $385 million was below the target goal of $460 million.

2024 was a year of mixed results in a dynamic macroeconomic environment. As we entered the year we expected the U.S. macro environment to improve with interest rate reductions unlocking the U.S. housing market and improving discretionary demand. We did not see this improvement materialize, and experienced lower than expected discretionary demand, negatively impacting our results. We also expected to deliver $300 to $400 million of cost reductions and ultimately delivered $300 million of structural cost reductions, slightly behind our initial expectations due to prolonged inflation impacting our manufacturing and supply chain.

As a result, our ongoing EBIT and free cash flow fell short of the expectations we set at the beginning of the year. Free cash flow was also negatively impacted by significant cash outlays in the first quarter of the year related to unwinding certain European finance structures in advance of the closing of the Europe transaction on April 1, 2024.

Based on performance results relative to the goals, the calculated Company Performance Factor was 70% of target. The Committee approved a downward-adjusted EPEP Company Performance Factor of 65% of target, consistent with the global Company Performance Factor approved for the global broad-based salaried employee plan.

The Committee determined the actual payout to each NEO by multiplying the NEO’s target award by the applicable Company Performance Factor and using judgment to assess the Individual Performance Factor (except for the CEO). Refer to pages 40-42 for a description of individual performance factors considered for each NEO.

Long-term Incentives

The Committee approves annual grants of long-term incentives (LTI) to focus executives on longer-term financial and strategic objectives, to align management’s interests with those of our stockholders, and to attract, retain, and motivate the executive talent that Whirlpool requires to maximize stockholder value. These LTI awards, which we commonly refer to as Strategic Excellence Program awards, or “SEP,” were made under the stockholder-approved 2023 Omnibus Stock and Incentive Plan.

The Committee, with the assistance of FW Cook, establishes the LTI target opportunity for each NEO after reviewing competitive market practices, the executive’s level of responsibility, individual performance, and ability to contribute to our long-term success.

LTI awards typically consist of a combination of PSUs and stock options, with 70% of SEP award value for NEOs granted in the form of PSUs, and the remaining 30% granted in the form of stock options. This design delivers the entire LTI value as performance-based compensation, with 70% subject to the achievement of pre-established multi-year performance goals and the stock options delivering value only if our stock price appreciates from the date of grant.

In 2024, the Committee reviewed executive compensation trends with FW Cook. The Committee elected to refresh the LTI mix for the CEO and NEOs for the 2025 SEP award, with the introduction of time-based Restricted Stock Units (RSUs) in place of stock options. The Committee believes that time-based RSUs will allow the Company to continue to retain, attract, and motivate executives while aligning their interests to those of our stockholders. In addition, the Committee

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COMPENSATION DISCUSSION AND ANALYSIS

believes RSUs are a more efficient use of shares and better aligns with market trends. For 2025, the LTI award will consist of a combination of PSUs and RSUs, with 70% of the SEP award value for the CEO and NEOs granted in the form of PSUs, maintaining a significant portion of the award tied to the achievement of pre-established multi-year performance goals, and 30% delivered in RSUs.

Equity Award Grants

Performance Stock Units: PSUs are tied directly to our financial and strategic performance over a three-year performance period beginning each January 1. Each annual grant rewards the recipient for the achievement of specific long-term strategic goals designed to deliver long-term stockholder value. The performance measures and goals are established by the Committee based on our internal operating plan and expectations for the three-year performance period. These awards also promote executive retention since the executive must generally remain employed with Whirlpool through the end of the performance period in order to vest in the full award.

Stock Options: Stock options generally vest over a three-year period in approximately equal annual installments and are exercisable over a ten-year term, promoting a focus on long-term stock value creation, as well as executive retention derived from continued vesting requirements. Stock options granted by the Company have a one-year minimum vesting period.

2024 SEP Awards

For 2024, the Committee selected a three-year performance period for the achievement of performance goals, with the number of PSUs earned to be determined in February 2027 based on performance results for the period from 2024 through 2026. The Committee established 2024 LTI target award levels and mix for the NEOs as follows:

Named Executive Officer	2024 SEP Target Award (3)		Percentage of 2024 SEP Target Award comprised by:
	(% of Salary)	($)	PSUs	Stock Options

Marc R. Bitzer	811.8%	11,000,000	70%	30%

James W. Peters	360%	3,240,000	70%	30%

Carey L. Martin	250%	1,750,000	70%	30%

Alessandro Perucchetti	200%	1,340,000	70%	30%

Juan Carlos Puente	100%	691,000	70%	30%

Gilles Morel (1)	175%	EUR 1,312,500	70%	30%

Ava Harter (2)	240%	1,656,000	70%	30%

(1)	Mr. Morel’s SEP Target is noted in his home currency, Euros. Converting into U.S. Dollars results in a full-year target of $1,417,500, using 12-month average exchange rates for 2024.

(2)	Ms. Harter’s SEP award was forfeited on March 8, 2024 pursuant to the terms of her award and in conjunction with her departure from the Company.

(3)

Amounts reflect Target SEP Award. Grant value of SEP awards is dependent upon the number of PSUs and stock options granted and the grant date fair value of PSUs and stock options. Actual realizable value of award is dependent upon performance results relative to goals, our stock price at the end of the performance period, and our stock price when stock options are exercised.

For the 2024-2026 performance period, the measures approved by the Committee for the PSUs are Cumulative Ongoing EPS and three-year average ROIC, each equally weighted at 50%. These measures were chosen because they represent important indicators of Company growth, profitability, and capital efficiency, which are key drivers of sustainable stockholder value creation.

These two measures, and the equal weighting of these measures, remained the same as those used for the 2023 grants of PSUs.

The Committee established that performance results meeting target goals would result in a payout equal to 100% of the target award, while stronger performance would result in increased award levels up to a maximum payout of 200% of the

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COMPENSATION DISCUSSION AND ANALYSIS

respective target award. Performance below target goals would result in a payout of less than 100%, and potentially 0%. The Committee established the performance goals for the PSUs to encourage strong, focused performance. In establishing the goals, the Committee considered the economic and market conditions at the time of grant, the Company’s long-range goals and recent actual performance results, the expectations of investors for future performance, and other factors. The target goals were designed to be challenging but with a reasonable probability of achievement, while performance goals resulting in maximum payouts were designed to be aggressive, stretch goals.

Performance-based Award Payouts for the 2022-2024 Performance Period

For PSUs granted in 2022 (with a 2022-2024 performance period), performance goals were Cumulative Ongoing EPS (50% weighting) and three-year average ROIC (50% weighting). The Committee established a payout range from 0% to 200% for performance relative to each of these measures. These metrics were selected because they represent important measures of profitability, growth, and capital efficiency, which are key drivers of sustainable stockholder value creation. The full extent of post-COVID supply chain challenges, geopolitical conflicts, raw material inflation, and persistently high mortgage interest rates on our financial results for the 2022-2024 performance period was not known at the time the goals were approved by the Committee. However, the Committee has not made any adjustments to the performance goals for the performance period.

*

For purposes of the Company Performance Factor, the Cumulative Ongoing EPS metric was based on GAAP EPS, excluding restructuring expenses (including with respect to our equity method investments), impairment of certain goodwill and brand intangible assets, unique impacts associated with various M&A transactions, the impact of a substantial liquidation of an offshore subsidiary, legacy EMEA legal matter charges, normalized tax rate adjustments, and share adjustments. We define ROIC as ongoing EBIT (with the same exclusions as Cumulative Ongoing EPS) after taxes divided by total invested capital, defined as total assets minus non-interest bearing current liabilities (NIBCLs). NIBCLs is defined as current liabilities less current maturities of long-term debt and notes payable. For the 2022 year of the 2022-2024 period, total assets excludes goodwill and intangible assets associated with the acquisition of InSinkErator, which closed in October 2022, and held-for-sale classification of our European major appliance business in December 2022. The ROIC calculation utilizes a constant 24% tax rate each year for consistency across the three-year period.

The goals and ranges established by the Committee and actual 2022-2024 performance are summarized in the table below:

		Performance Goals (Payout % Target)

Performance Measure	Weighting	Threshold (0%)	Target (100%)	Maximum (200%)	2022-2024 Actual	Payout

Cumulative Ongoing EPS (1)	50%	$50.00	$90.00	$130.00	$48.01	0%

3-year Average ROIC (2)	50%	10.0%	14.0%	16.0%	8.1%	0%

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Ongoing EPS for the 2022, 2023, and 2024 fiscal years were $19.64, $16.16, and $12.21, respectively. No discretionary adjustments were made.

(2)	ROIC for the 2022, 2023, and 2024 fiscal years were 10.0%, 8.1%, and 6.2%, respectively, resulting in a three-year average of 8.1% for the period.

While there were many achievements over the three-year performance period which encompassed a significant part of our portfolio transformation efforts, our performance was well below expectations set at the beginning of the period, resulting in a 0% payout. During the performance period, we took a number of strategic actions to focus our business portfolio, including the sale of our business in Russia, the acquisition of InSinkErator, and the completion of the Europe transaction. Unfortunately, persistently high mortgage interest rates negatively impacted the U.S. housing market and discretionary demand, and higher input costs negatively impacted earnings.

The calculated payout based on actual results relative to the pre-established goals was 0%. The Committee determined not to make any discretionary adjustment for any external factors and approved a payout of 0% of target.

Performance and Retention Awards

The Committee periodically grants equity awards to key employees, including NEOs, in connection with promotions, recruitment and retention efforts, succession planning, or significant accomplishments or achievements.

In February 2024, the Committee granted an award of 20,000 PSUs to Mr. Peters and an award of 10,000 PSUs to Ms. Martin, in each case, to incentivize the achievement of critical strategic and financial objectives, and to ensure the retention of these key executives whose skills and experience are important to the success of our portfolio transformation. In each case, the award was conditioned upon the successful execution of the Europe transaction, including post-closing activities, which is expected to deliver more than $750 million in net present value of future cash flows and $275 million of incremental free cash flow in 2025. In addition, each award was conditioned on the achievement of either $75 million net infrastructure cost take out in 2024 or $150 million in ongoing cost reduction in 2024 through 2025. In February 2025, the Human Resources Committee certified that the performance objectives for the awards have been met. Each award will vest and be distributed on March 1, 2028 provided that the executive remains continuously employed by the Company through the vesting date.

Portfolio Transformation Compensation Decisions

Compensation Decisions Related to Ms. Harter

In connection with the Company’s re-organization tied to our portfolio transformation, the Executive Vice President and Chief Legal Officer role held by Ms. Harter was eliminated on March 1, 2024, resulting in Ms. Harter’s employment termination on March 8, 2024. Ms. Harter entered into a Waiver and Release Agreement with the Company on March 7, 2024. Under the terms of the agreement, Ms. Harter is entitled to two payments (the first was made in March 2024 and the second is scheduled for March 2025) totaling $2,931,874, subject to her continued compliance with the agreement, including with respect to certain confidentiality, non-compete, non-solicitation, and continued cooperation obligations. In addition, Ms. Harter was eligible to receive transition consulting benefits of $93,360 and $32,000 for COBRA/health insurance. The Company took several factors into consideration when determining the value of the payments including but not limited to, the value of her unvested equity awards, severance pay, COBRA, and EPEP.

A significant portion of Ms. Harter’s severance pay amount outlined above is the value of her unvested equity awards at separation. The Company agreed to pay out in cash a portion of the remaining value of her new-hire-grant time-based RSUs, which were originally granted in an amount designed to make Ms. Harter whole for amounts forfeited from her former employer due to her transition to Whirlpool and the final tranche of which was scheduled to vest in February 2025. The Company also agreed to compensate Ms. Harter for a prorated portion of service time for her special one-time RSU grant received in December 2022, which was scheduled to vest in equal tranches in December 2024 and December 2026, respectively. Due to the re-organization outlined above, Ms. Harter was unable to fulfill the vesting requirements for these grants, and the Committee determined that severance amounts should mitigate the economic impact of these circumstances.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions Related to Mr. Morel

In Q1 2022, the Company announced the initiation of a strategic review of the EMEA business. To maintain continuity of leadership through the strategic review, the Committee approved a Strategic Retention Award for Mr. Morel in August 2022. The award in the amount of EUR 3,000,000 was structured to pay out 35% upon the successful closing of the transaction and 65% on June 30, 2024. The Company completed the European transaction on April 1, 2024, whereupon 35% of the award was paid to Mr. Morel and the remaining 65% was paid on June 30, 2024. Following completion of the European transaction, Mr. Morel continued to be employed as an Executive Vice President supporting the European business transition, leading our brand leadership strategic imperative, and serving as a director of Beko Europe. Mr. Morel retired from the Company on December 31, 2024.

Performance Assessment and Resulting Awards

Marc R. Bitzer Chairman and CEO
CEO Actual Pay Mix

Short-Term
Incentives
(EPEP)
11%
11%
Base
Salary
Long-Term
Incentives
(SEP)
78%

Mr. Bitzer’s total pay in 2024 was $12,444,697. This value is based on his (a) actual base salary, (b) actual short-term incentive earned for 2024, and (c) the grant date fair value of 2024 equity awards.

Compensation Element	Value	Rationale

Salary	$1,348,333	Effective March 1, Mr. Bitzer received a 3.0% ($40,000) increase in his salary for 2024.

Short-term incentive	$1,409,200 65% Company Performance Factor

Mr. Bitzer served as Whirlpool Corporation’s Chairman of the Board and CEO during 2024. His 2024 achievements included:

• Led Whirlpool through significant business challenges and an increasingly competitive environment around the globe while continuing to advance our portfolio transformation;

• Led the Company to achieve approximately $300 million of cost takeout;

• Continued to build a robust talent pipeline and prepare leaders of the future with a focus on “next generation Executive Committee” talent; and

• Continued to optimize our overall business portfolio with the completion of the Europe transaction.

Using a Company Performance Factor of 65%, the Committee determined that Mr. Bitzer’s resulting 2024 short-term incentive award was $1,409,200.

Long-term incentive	$9,687,164	Represents the grant date fair value of the target award, with 30% of the target value delivered in stock options and 70% delivered in PSUs, with a 2024-2026 performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Named Executive Officers

The CEO’s recommendations for Messrs. Peters, Perucchetti, Puente, and Morel, and Ms. Martin were based on Company performance and his review of individual performance. The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs, and the resulting awards under the short-term incentive program. Ms. Harter left the company prior to the end of the year, and thus she was not eligible for an award under the short-term incentive program and forfeited her 2024 SEP grant.

James W. Peters, Executive Vice President, Chief Financial and Administrative Officer and President, Whirlpool Asia

Mr. Peters is responsible for developing and implementing financial and accounting plans and maintaining positive relationships with investors, financial institutions, and regulators, as well as overall responsibility for Legal, Global Information Technology, Sustainability, Strategy/M&A, and the Asia region. His 2024 achievements included:

• Continued optimization of our business portfolio through successful completion of the European transaction and successful resegmentation of operating segments to now include the small domestic appliance business;

• Expanded responsibilities to include Legal, Global Information Technology, and Sustainability in addition to Finance, Strategy/M&A, and the Asia region; and

• Delivered $300 million of net cost take out.

Using a Company Performance Factor of 65%, the Committee determined that Mr. Peters’ resulting short-term incentive award for 2024 performance was $672,750.

Carey L. Martin, Executive Vice President, Chief Human Resources and Corporate Relations Officer

Ms. Martin leads our Global Human Resources organization. Effective January 1, 2025, Ms. Martin also took responsibility for the Corporate Relations function. Her 2024 achievements included:

• Continued progress in improving the overall pipeline of talent across Whirlpool as well as robust succession plans for the Executive Committee;

• Successful execution of the European transaction and post-close activities ensuring a seamless transition for employees; and

• Exceptional leadership of Whirlpool’s organizational transformation to empower individual business units to operate more efficiently and respond more quickly to changes in the marketplace.

Using a Company Performance Factor of 65% and an Individual Performance Factor of 150%, the Committee determined that Ms. Martin’s resulting short-term incentive award for 2024 performance was $511,875.

Alessandro Perucchetti, Executive Vice President and President, Whirlpool North America

Mr. Perucchetti leads our operations in North America. His 2024 achievements included:

• Continued progress on NAR’s distribution strategy;

• Progress towards building a resilient supply chain; and

• Provided strong leadership of the NAR region through a challenging macroenvironment.

Using a Company Performance Factor of 65%, the Committee determined that Mr. Perucchetti’s resulting short-term incentive award for 2024 performance was $435,500.

Juan Carlos Puente, Executive Vice President and President, Whirlpool Latin America

Mr. Puente leads our operations in Latin America. His 2024 achievements included:

• Delivered very strong LAR business results and improved share in Mexico and Brazil;

• Sustained progress towards World Class Manufacturing and Advanced Manufacturing; and

• Delivered improvements in organizational effectiveness and efficiency.

Using a Company Performance Factor of 65% and an Individual Performance Factor of 150%, the Committee determined that Mr. Puente’s resulting short-term incentive award for 2024 performance was $550,944. Based on Mr. Puente’s foreign exchange true-up calculation for 2024, the original EPEP award of $606,353 was debited by $55,409.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	41

COMPENSATION DISCUSSION AND ANALYSIS

Gilles Morel, Former Executive Vice President and President, Whirlpool Europe, Middle East and Africa (EMEA)

Mr. Morel led our operations in EMEA through the closing of the Europe transaction in April 2024, after which he continued to be employed as an Executive Vice President supporting the European business transition, leading our brand leadership strategic imperative, and serving as a director of Beko Europe. His 2024 achievements included:

• Successful completion of the European transaction;

• Exceptional leadership of the EMEA region during the transition from Whirlpool to Beko Europe, our newly formed company with Arçelik; and

• Provided strong guidance serving as the executive sponsor of our Brand Leadership Strategic Imperative.

Using a Company Performance Factor of 65%, the Committee determined that Mr. Morel’s resulting short-term incentive award for 2024 performance was EUR 487,500 ($526,500) using 12-month average exchange rates for 2024.

OTHER ELEMENTS OF COMPENSATION

Benefits and Perquisites

We provide competitive perquisites to executives, including limited personal use of Whirlpool-owned and leased property, product exchanges and discounts, relocation assistance, and comprehensive executive health evaluations. These perquisites are designed to support a market-based competitive total compensation package, which allows us to attract and retain key talent and enhances the productivity of our management team by enabling them to focus their efforts on Whirlpool business. Mr. Puente is eligible for a Company car and driver consistent with market practice in LAR. Mr. Morel was eligible for a company car consistent with market practice in EMEA.

For purposes of personal security, productivity, and immediate availability, Mr. Bitzer was eligible to use the Company aircraft for personal use in 2024. The Chief Financial Officer may be granted limited personal use of the aircraft with the permission of the CEO. The value of this benefit is treated as taxable income, and the executive is responsible for all associated taxes. Under an aircraft timeshare arrangement, Mr. Bitzer reimburses Whirlpool for personal use flights, beginning with the first personal use flight after personal use cost exceeds $200,000 in one year, excluding the cost of attendance at outside board meetings. Mr. Bitzer’s personal use did not exceed $200,000 for the 2024 fiscal year.

Retirement

NEOs are eligible for retirement benefits designed to provide, in total, a market-competitive level of income replacement upon retirement through a combination of qualified and non-qualified plans. These plans are designed to attract and retain high-quality executives by providing market-competitive benefit levels, and also support our leadership development objectives by providing senior executives with an opportunity to accumulate sufficient resources to retire from Whirlpool at appropriate times, thereby enabling an orderly succession of talent throughout the organization.

We periodically assess retirement benefits for our senior leaders, including each of the U.S.-based NEOs, against data provided to the Willis Towers Watson Employee Benefits Information Center (Willis Towers Watson) by other U.S. companies that provide survey data on executive benefits. We periodically review with Willis Towers Watson comparisons of data obtained from over 50 companies with revenue between $10 billion and $45 billion. Accordingly, this survey tool includes data on a much broader base of companies than those included in the executive compensation comparator group.

This review is an important factor used in determining the median retirement income replacement ratio among similarly situated executives at such companies and in setting the target amount of total retirement benefits for our U.S.-based NEOs. As a result of the current mix of our retirement plans, we believe that total retirement benefits for the U.S.-based NEOs are currently at a competitive level when compared to the other companies in the survey.

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COMPENSATION DISCUSSION AND ANALYSIS

ii. Policies and Practices

STOCK OWNERSHIP GUIDELINES

The Committee has established robust stock ownership guidelines. Our guidelines are designed so that our NEOs and other senior leaders have a significant stake in our long-term success and help further align the interests of executives with those of our stockholders. These ownership guidelines consider our use of long-term equity incentives as well as a review of competitive market practices. The guidelines are expressed as multiples of base salary and vary based on an individual’s level in the organization. Ownership guidelines are as follows:

Position / Level	Ownership Guideline

Chairman and Chief Executive Officer	7 x salary

Chief Financial Officer and Segment Presidents	5 x salary

Other Executive Officers and Executive Committee Members	4 x salary

The guidelines require each executive to achieve their respective level of stock ownership within five years of their hire date or date of most recent promotion. For compliance with these guidelines, stock ownership includes shares purchased on the open market, shares owned jointly with spouses and children, shares held in the Whirlpool 401(k) Retirement Plan, shares obtained through stock option exercises, and shares owned outright (including those in which the executive has deferred distribution). Unvested RSUs, unexercised stock options (whether vested or unvested), and unvested PSUs are not included for purposes of determining compliance with the guidelines.

The Committee annually reviews the progress of each NEO toward achieving the applicable level of ownership. During the Committee’s most recent annual review of executive stock ownership in October 2024, each NEO then employed by the Company met his or her applicable stock ownership guideline, or was on track to meet the guideline within the five-year accumulation period.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION RECOVERY (CLAWBACK)
The Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) requires the Committee to recoup certain cash and equity incentive compensation paid to or deferred by executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Clawback Policy, the Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeded the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. In addition, the short-term incentive plan and all equity award agreements (both time-based and performance-based) include clawback provisions under which the repayment of awards may be required if the participant is terminated or otherwise leaves employment with Whirlpool within two years following the vesting date of the award and such termination of employment is connected with any misconduct or violation of Whirlpool policy, in the event of a material financial restatement, or if a participant violates or threatens to violate the terms of any confidentiality, non-solicit,
non-compete,
or other restrictive covenant agreement such participant has with the Company, or for any other reason considered by the Committee, in its sole discretion, to be detrimental to Whirlpool or its interests.
PRACTICES RELATED TO THE GRANT OF EQUITY AWARDS
The Committee approves annual equity grants for the CEO, named executive officers and Section 16 officers at its regularly scheduled meeting generally held the third Monday in February. The Committee has delegated authority to the CEO to make annual awards to employees who are not Section 16 officers. The February meeting typically occurs after the Company’s release of financial results for the prior year, which permits material information regarding our performance for the prior fiscal year to be evaluated by investors and the public before equity-based grants are made. The actual number of stock units are awarded based on the closing stock price on the date of grant. A Black-Scholes valuation methodology is used to determine the actual number of stock options awarded.
At this meeting, the Committee approves the percentage of each NEO’s annual equity award that is granted as stock options. The Committee determined not to grant stock options in 2025 as part of the long-term incentive program, and to instead grant restricted stock units. The Committee does not grant or determine the terms of equity awards in anticipation of the release of material non-public
information. Similarly, we do not time the release of material non-public
information based on equity award grant dates.
In addition to the annual grants, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other circumstances.
Off-cycle
awards for Section 16 officers require Committee approval. The Committee has delegated authority to the CEO to make off-cycle
awards for all other employees. Any
off-cycle
awards approved by the CEO or the Committee are granted on the first day of May, August or November.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table presents information regarding stock options issued to our NEOs in fiscal year 2024 during any period beginning four days before the filing of a periodic report or current report disclosing material non-public
information and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date	Number of securities underlying the award (#)	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)
Percentage change in the
closing price of the
securities underlying the
award between the
trading day ending
immediately prior to the
disclosure of material
nonpublic information
and the trading day
beginning immediately
following the disclosure
of material nonpublic
information
(a)

Marc Bitzer	2/19/2024	137,214	$108.16	$3,299,997	1.71%

James W. Peters	2/19/2024	40,415	$108.16	$971,981	1.71%

Carey L. Martin	2/19/2024	21,829	$108.16	$524,987	1.71%

Alessandro Perucchetti	2/19/2024	16,715	$108.16	$401,996	1.71%

Juan Carlos Puente	2/19/2024	8,619	$108.16	$207,287	1.71%

Gilles Morel	2/19/2024	17,712	$108.16	$425,974	1.71%

Ava Harter	2/19/2024	20,656	$108.16	$496,777	1.71%

(a)
On February 20, 2024, the Company filed a Form
8-K
to disclose the appointment of Richard J. Kramer to the Board of Directors and that Patricia Poppe would not stand for reelection at the Company’s 2024 Annual Meeting of Stockholders, and another Form
8-K
to announce the Company’s sale of 24% of the outstanding shares of its Whirlpool of India subsidiary.

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COMPENSATION DISCUSSION AND ANALYSIS

HEDGING AND PLEDGING

The Whirlpool Corporation Insider Trading Policy prohibits:

•	Hedging (or any transaction with similar effect) by any employee or director; and

•	Pledging or trading on margin (or any transaction with similar effect) by any executive officer or director.

NON-COMPETITION / NON-SOLICITATION AGREEMENTS

We maintain non-competition and non-solicitation agreements with certain executives, including each of our U.S.-based NEOs, and certain technical leaders, to protect confidential information and trade secrets from unauthorized use or disclosure. Violation of these agreements may result in clawback or forfeiture of incentive compensation awards, as described above. We also have confidentiality obligations in place with all employees, in accordance with applicable laws, to protect our confidential and sensitive information.

POST-EMPLOYMENT PROVISIONS

Our U.S.-based NEOs are eligible to receive benefits under a severance policy generally available to U.S. salaried employees. We have also entered into Compensation Benefits and Assurance Agreements with each NEO, which provide benefits in the event of a qualifying termination following a change in control of Whirlpool. These agreements are designed so that our NEOs are not deterred from exploring strategic opportunities that will result in maximum value for stockholders, including actions that may result in a change in their position or standing within Whirlpool, and to promote orderly succession of talent and support our overall attraction and retention objectives. These agreements align our change-in-control severance program with current best practices in this area by imposing a “double-trigger” requirement under which benefits under these agreements are triggered only upon the occurrence of both a change-in-control event and the termination of the employment relationship by Whirlpool without cause or by the executive for good reason. The agreements do not provide “golden parachute” excise tax gross-ups.

EMPLOYMENT CONTRACTS

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. Consistent with local practice, we have an individual labor contract prescribed by Mexican law in place with Mr. Puente. We do not have employment contracts in place with any of the other NEOs.

iii. How Compensation Decisions Are Made

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee has overall responsibility for Whirlpool Corporation’s executive compensation programs. In February of each year, the Committee:

•

Reviews Company performance and individual executive performance for the prior year and approves payouts under our short-term incentive plan for all Executive Committee members, including our CEO and other NEOs.

•	Reviews performance results for the prior performance period and approves payouts for our long-term incentive plan.

•	Establishes the performance measures, performance goals, and payout levels for awards under our short-term and long-term incentive plans for the upcoming performance periods.

•	Considers and determines the principal elements and target compensation for each NEO, including our CEO.

At its other meetings throughout the year, the Committee also:

•	Evaluates the overall effectiveness of our compensation philosophy and programs in supporting our business strategy and human resources objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Reviews and approves the Comparator Group used to understand competitive market practices.

•	Reviews management’s recommendations regarding hiring, promotion, retention, severance, and compensation for individual executives.

To determine target pay levels, the Committee relies on external competitive market data, internal equity among the executives, individual performance and contributions, and guidance from its independent compensation consultant, FW Cook. To determine the payout of incentive awards, the Committee considers Company performance and management’s assessment of individual performance. While the Committee requests and considers advice and recommendations from its consultant and from management, ultimately the Committee decides these matters in its sole discretion.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee engages an independent compensation consultant to advise on our executive compensation programs and practices. The Committee has the sole authority and responsibility to select, retain, and terminate any consulting firm assisting in the evaluation of executive compensation, and to approve the compensation consultant’s fees and terms of engagement. The Committee continued to retain FW Cook in 2024 as its independent compensation consultant because of its extensive expertise and its independence from any other business relationship with Whirlpool.

FW Cook did not perform any services for Whirlpool in 2024 other than those requested by the Committee related to executive compensation and compensation for our Board of Directors. In 2024, FW Cook assisted with and advised the Committee on a variety of ongoing items, including review of materials prepared by management in advance of Committee meetings; review of public disclosures (including this CD&A and the accompanying tables and footnotes); review of the Comparator Group, CEO compensation analysis and advice to the Committee on typical market practices; and, in relation to the Comparator Group, emerging trends and best practices. In evaluating the independence of FW Cook, the Committee considered the independence factors enumerated under SEC and NYSE rules, including the fact that FW Cook does not provide any other services to Whirlpool, the level of fees received from Whirlpool as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether FW Cook or the individual FW Cook advisors to the Committee own any Whirlpool stock or have any business or personal relationships with members of the Committee, our executive officers, or our Board of Directors.

ROLE OF MANAGEMENT

Each year, the CEO and Chief Human Resources Officer make recommendations to the Committee regarding the design of the compensation and benefit programs for all executive officers. In addition, the CEO makes recommendations with respect to base salary, target short-term incentive compensation, target long-term incentive compensation, and total compensation levels for the NEOs other than himself, based on his assessment of individual performance and contributions to Whirlpool. The CEO and Chief Human Resources Officer recommend the performance measures and the performance goals for the short-term incentive and long-term incentive programs for adoption by the Committee. The Committee has authority to adopt or modify these metrics in its sole discretion. In addition, the CEO assesses the individual performance of the other NEOs to assist the Committee in making determinations regarding incentive program award payouts.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	47

COMPENSATION DISCUSSION AND ANALYSIS

Human Resources Committee Report

The Human Resources Committee of the Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Whirlpool Corporation’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024.

HUMAN RESOURCES COMMITTEE

Diane M. Dietz, Chair	Gerri T. Elliott

Samuel R. Allen	Harish Manwani

Greg Creed

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

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2024 EXECUTIVE COMPENSATION TABLES

2024 Executive Compensation Tables

2024 SUMMARY COMPENSATION TABLE

The following table presents compensation information for our NEOs during fiscal years 2024, 2023, and 2022. The table may not reflect the actual compensation received by any NEO for the periods indicated. For example, amounts recorded in the Stock Awards and Option Awards columns reflect the grant date fair value of the awards at the grant date and the targeted compensation for certain performance-based equity awards. The actual value of compensation realized by a NEO may vary from the amount reported below due to Company performance relative to pre-established incentive award criteria, the stock price on award distribution dates, and, in the case of stock options, differences between the stock price on the grant date and the stock price at exercise. As a second example, the amounts reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column represent an actuarial present value which may significantly increase or decrease reportable compensation in any given year depending on interest rates and other external factors.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($) (5)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($) (7)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (8)	All Other Compensation ($) (9)	Total ($)

Marc R. Bitzer Chairman and Chief Executive Officer	2024	1,348,333	—	6,387,167	3,299,997	1,409,200	1,059,620	413,030	13,917,347
	2023	1,315,000	—	6,717,530	3,299,969	841,600	990,731	339,971	13,504,801
	2022	1,315,000	—	7,076,393	3,299,960	—	—	248,680	11,940,033

James W. Peters Executive Vice President, Chief Financial and Administrative Officer and President, Whirlpool Asia	2024	895,833	—	3,675,649	971,981	672,750	356,092	119,379	6,691,684
	2023	870,833	—	1,923,559	944,983	402,500	475,213	136,882	4,753,970
	2022	841,667	—	1,968,546	917,967	—	—	139,965	3,868,145

Carey L. Martin Executive Vice President, Chief Human Resources and Corporate Relations Officer	2024	696,667	—	1,913,279	524,987	511,875	85,298	56,027	3,788,133
	2023	676,667	—	1,038,059	509,967	204,000	142,736	57,034	2,628,463

Alessandro Perucchetti Executive Vice President and President, Whirlpool North America	2024	670,000	—	778,052	401,996	435,500	83,325	133,337	2,502,210

Juan Carlos Puente Executive Vice President and President, Whirlpool Latin America(1)	2024	688,333	—	401,228	207,287	550,944	—	109,203	1,956,995

Gilles Morel Former Executive Vice President and President, EMEA(2)	2024	805,015	3,240,000	824,437	425,974	526,500	—	209,463	6,031,390
	2023	774,277	—	810,106	397,992	466,560	—	86,922	2,535,857
	2022	732,983	—	890,851	415,445	—	—	128,193	2,167,472

Ava Harter Former Executive Vice President and Chief Legal Officer (3)	2024	128,095	—	961,529	496,777	—	—	1,678,673	3,265,074
	2023	666,667	—	981,893	482,367	201,000	57,869	39,842	2,429,638

(1)

Mr. Puente’s salary is denominated in U.S. Dollars but is paid to or on behalf of Mr. Puente in Mexican Pesos, based on a conversion rate of 20 MXN to 1 USD. Mr. Puente’s EPEP above is reflective of the true-up calculation debiting the overpayment from his salary based on actual FX Rates.

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2024 EXECUTIVE COMPENSATION TABLES

(2)

Compensation amounts for Mr. Morel paid in Euros have been converted to U.S. Dollars using a monthly average currency conversion rate for the applicable year. Mr. Morel ceased to be an Executive Officer on April 1, 2024 and retired from the Company effective December 31, 2024.

(3)

Ms. Harter’s employment with the Company terminated effective March 8, 2024. In connection with her departure, Ms. Harter’s PSU and unvested stock option awards, and eligibility for EPEP were forfeited.

(4)	Reflects a strategic retention award for Mr. Morel that was paid 35% upon the successful closing of the Europe transaction on April 1, 2024 and 65% on June 30, 2024.

(5)

Reflects grant date fair value of target PSUs computed in accordance with FASB ASC Topic 718, which represents the probable attainment level of these awards at the time of grant. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used to account for these awards. The annual grant of PSUs has a potential payout ranging from 0% to 200% of the target amount. The grant date fair values of the maximum possible payout with respect to the 2024 PSU awards, inclusive of the special 2024 PSU awards for Mr. Peters and Ms. Martin, are as follows:

Name	2024 ($)

Marc R. Bitzer	12,774,334

James W. Peters (a)	5,556,898

Carey L. Martin (b)	2,929,358

Alessandro Perucchetti	1,556,104

Juan Carlos Puente	802,456

Gilles Morel	1,648,874

Ava Harter	1,923,058

(a)

The maximum value of the PSU awards in 2024 for Mr. Peters is the sum of his 2024-2026 PSUs ($3,762,498) and his one-time PSU grant which will vest on March 1, 2028 ($1,794,400) if he remains employed with the Company through such date.

(b)

The maximum value of the PSU awards in 2024 for Ms. Martin is the sum of her 2024-2026 PSUs ($2,032,158) and her one-time PSU grant which will vest on March 1, 2028 ($897,200) if she remains employed with the Company through such date.

For the actual number of PSUs earned for the 2022-2024 performance period as well as target awards for the 2023-2025 and 2024-2026 performance periods, see the “2024 Outstanding Equity Awards at Fiscal Year-End” table.

(6)

Reflects the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used in calculating these values.

(7)	Represents the cash incentive awards earned in 2024 under our short-term incentive program.

(8)	Reflects the change in actuarial present value of these benefits from December 31, 2023 to December 31, 2024. See the “2024 Pension Benefits” table for the actuarial present value of these benefits.

(9)	The following table presents an itemized account of the amounts shown in the “All Other Compensation” column for each NEO in 2024:

Name	Personal Use of Whirlpool Aircraft (a) ($)	Other Perquisites (b) ($)	Defined Contribution Plan Contributions (c) ($)	Transportation Allowance (d) ($)	Insurance Premiums (e) ($)	Relocation (f) ($)	Severance (g) ($)	Total ($)

Marc R. Bitzer	312,669	4,944	95,714	—	—	—	—	413,030

James W. Peters	69,128	8,101	42,150	—	—	—	—	119,379

Carey L. Martin	—	5,560	50,467	—	—	—	—	56,027

Alessandro Perucchetti	—	8,576	37,550	—	—	87,211	—	133,337

Juan Carlos Puente	—	—	37,187	72,015	—	—	—	109,203

Gilles Morel	—	750	161,151	10,820	36,742	—	—	209,463

Ava Harter	—	2,630	8,967	—	—	—	1,667,076	1,678,673

(a)

Our reported cost for personal use of Whirlpool aircraft is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs are based on the actual average cost of fuel and industry standard rates for aircraft maintenance, landing and ramp fees, crew expenses, and supplies or catering. On certain occasions, a spouse, family member, or guest may accompany one of our NEOs on a flight. No additional operating cost is incurred in

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2024 EXECUTIVE COMPENSATION TABLES

such situations under the foregoing methodology. We do not pay our NEOs any amounts in connection with taxes on income imputed to them for personal use of our aircraft. The amount shown in the table for Mr. Bitzer includes $142,402 in costs associated with attendance at outside Board meetings.

(b)

Includes the incremental cost to Whirlpool of: Whirlpool products offered at discounted prices; personal use of property that we own or lease primarily for business purposes; and comprehensive health evaluations.

(c)

Represents Company contributions to the 401(k) Retirement Plan and the 401(k) Restoration Plan for Messrs. Bitzer, Peters and Perucchetti, and Mses. Martin and Harter. For Mr. Puente, this amount represents Company contributions to the retirement savings plan in Mexico. For Mr. Morel, this amount represents Company contributions to the mandatory pension scheme in Italy.

(d)

For Mr. Puente, this amount includes the cost of the Company-provided car lease, fuel and driver, consistent with typical market practices for executives in Mexico. For Mr. Morel, this amount includes the cost of the Company-provided car lease and fuel, consistent with typical market practices for executives in Italy.

(e)

For Mr. Morel, this amount represents payments to provide life, health and accident insurance programs consistent with those programs customarily provided to executive-level employees of companies in Italy.

(f)	Represents Company-paid costs related to Mr. Perucchetti’s relocation from Italy to the United States.

(g)

Represents the first severance payment to Ms. Harter in March 2024 pursuant to the terms of Ms. Harter’s Waiver and Release Agreement. The second payment is scheduled for March 2025. For additional information, please see “Portfolio Transformation Compensation Decisions” above and the Company’s Form 8-K filed on March 8, 2024.

2024 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the 2024 Summary Compensation Table. In February 2024, we granted short-term cash incentives to our NEOs under EPEP, and long-term incentives consisting of PSUs and non-qualified stock options under the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan. Information regarding the treatment of these awards upon a qualifying termination, including following a change in control, is set forth below and under the “2024 Potential Post-Termination Payments” section later in the proxy statement.

The Committee established threshold, target and maximum award levels of PSUs with actual awards to be determined based on the achievement of specified performance objectives over a three-year performance period (2024-2026). Upon completion of the performance period, the Committee will approve award amounts in February 2027, determining the number of PSUs earned based on the level of achievement of the performance objectives. These PSU awards are scheduled to vest, to the extent earned, on March 1, 2027.

Generally, an executive must be employed by Whirlpool on the last day of the performance period in order to earn the short-term incentive award and be employed by Whirlpool on the vesting date in order to earn the PSU awards. However, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the PSU award, once the final award amount is determined by the Committee after the end of the performance period. The ratio used to determine the portion of the award to be received is the number of months worked by the NEO during the performance period or 36 months, depending on when the NEO became eligible to participate in the long-term incentive plan. Mr. Bitzer, based on his eligibility to participate in the long-term inventive plan, will receive a full award if he completes at least 12 months of service during the performance period. All other NEOs will be pro-rated based on the number of months working in the performance period. With respect to PSU awards, if an NEO dies or becomes disabled during the performance period, the award payout determined by the Committee at the end of the performance period is prorated based on the number of months of service completed over the three-year performance period.

Stock option grants are issued with an exercise price equal to the closing price of Whirlpool common stock as reported on the NYSE on the award date. The option term is ten years and stock options vest in three substantially equal annual installments, subject to the NEO’s continued employment through the applicable vesting date. If the NEO dies or becomes disabled, the stock options immediately vest and expire three years from the date of the event or the original expiration date (whichever occurs first), provided that vested options may not be exercised earlier than the first anniversary of the grant. If the NEO retires, the stock options immediately vest and expire five years from the retirement date or the original expiration date (whichever occurs first). Options cannot be exercised before the first anniversary of the grant.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	51

2024 EXECUTIVE COMPENSATION TABLES

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Stock and Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marc R. Bitzer

EPEP (2)	—	0	2,168,000	4,336,000	—	—	—	—	—	—	—

PSUs (3)	2/19/2024	—	—	—	0	71,190	142,380	—	—	—	6,387,167

Stock Options (4)	2/19/2024	—	—	—	—	—	—	—	137,214	108.16	3,299,997

James W. Peters

EPEP (2)	—	0	1,035,000	2,070,000	—	—	—	—	—	—	—

PSUs (3)	2/19/2024	—	—	—	0	20,968	41,936	—	—	—	1,881,249

Stock Options (4)	2/19/2024	—	—	—	—	—	—	—	40,415	108.16	971,981

PSUs (5)	2/19/2024	—	—	—	0	20,000	20,000	—	—	—	1,794,400

Carey L. Martin

EPEP (2)	—	0	525,000	1,050,000	—	—	—	—	—	—	—

PSUs (3)	2/19/2024	—	—	—	0	11,325	22,650	—	—	—	1,016,079

Stock Options (4)	2/19/2024	—	—	—	—	—	—	—	21,829	108.16	524,987

PSUs (6)	2/19/2024	—	—	—	0	10,000	10,000	—	—	—	897,200

Alessandro Perucchetti

EPEP (2)	—	0	670,000	1,340,000	—	—	—	—	—	—	—

PSUs (3)	2/19/2024	—	—	—	0	8,672	17,344	—	—	—	778,052

Stock Options (4)	2/19/2024	—	—	—	—	—	—	—	16,715	108.16	401,996

Juan Carlos Puente

EPEP (2)	—	0	621,900	1,243,800	—	—	—	—	—	—	—

PSUs (3)	2/19/2024	—	—	—	0	4,472	8,944	—	—	—	401,228

Stock Options (4)	2/19/2024	—	—	—	—	—	—	—	8,619	108.16	207,287

Gilles Morel

EPEP (2)	—	0	810,000	1,620,000	—	—	—	—	—	—	—

PSUs (3)	2/19/2024	—	—	—	0	9,189	18,378	—	—	—	824,437

Stock Options (4)	2/19/2024	—	—	—	—	—	—	—	17,712	108.16	425,974

Ava Harter (7)

EPEP (2)	—	0	517,500	1,035,000	—	—	—	—	—	—	—

PSUs (3)	2/19/2024	—	—	—	0	10,717	21,434	—	—	—	961,529

Stock Options (4)	2/19/2024	—	—	—	—	—	—	—	20,656	108.16	496,777

(1)

Represents the grant date fair value for the equity awards reported in this table computed in accordance with FASB ASC Topic 718. For the PSUs for each NEO, the amount represents the grant date fair value at the award date based upon the probable outcome of the performance conditions. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our 2024 Annual Report on Form 10-K for a discussion of the relevant assumptions used to account for these awards.

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2024 EXECUTIVE COMPENSATION TABLES

(2)

Represents threshold, target and maximum potential payouts of short-term incentive awards for 2024 under EPEP. See the column captioned “Non-Equity Incentive Plan Compensation” in the 2024 Summary Compensation Table for the actual payout amounts for 2024.

(3)

Represents PSU grants made in 2024 for the 2024-2026 performance period. Final award determination will be made in February 2027 by the Committee based on actual performance during the performance period. The awards will vest on March 1, 2027, subject to the NEO’s continued employment through the vesting date or as otherwise provided for in the underlying award agreement.

(4)

These stock options were granted as part of the Whirlpool long-term incentive program and vest over a three-year term in substantially equal annual installments on March 1 of each year, subject to the NEO’s continued employment through the applicable vesting date or as otherwise provided for in the underlying award agreement.

(5)

Represents a PSU award granted to Mr. Peters in February 2024 that will vest on March 1, 2028, subject to Mr. Peters’ successful completion of European transaction and post closure actions and achievement of a net infrastructure cost take out or achievement of a cost reduction goal for 2024-2025 both of which were certified by the Committee as being achieved, pending his continued employment through the applicable vesting date. There is no opportunity to earn more than the target number of PSUs.

(6)

Represents a PSU award granted to Ms. Martin in February 2024 that will vest on March 1, 2028, subject to Ms. Martin’s successful completion of European transaction and post closure actions and achievement of a net infrastructure cost take out or achievement of a cost reduction goal for 2024-2025 both of which were certified by the Committee as being achieved, pending her continued employment through the applicable vesting date. There is no opportunity to earn more than the target number of PSUs.

(7)

Ms. Harter was not eligible for a 2024 short-term incentive award, and her PSU award and stock option award were forfeited on March 8, 2024 pursuant to the terms of her awards and in connection with her departure from the Company.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	53

2024 EXECUTIVE COMPENSATION TABLES

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below lists outstanding equity grants for each NEO as of December 31, 2024. The table includes outstanding equity grants from past years, as well as 2024.

Name			OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Marc R. Bitzer

Stock Options

2015	22,345	—	—	213.23	2/16/2025	—		—	—		—

2017	47,694	—	—	177.19	2/20/2027	—		—	—		—

2018	3,707	—	—	172.70	2/19/2028	—		—	—		—

2019	32,400	—	—	139.36	2/18/2029	—		—	—		—

2020	68,396	—	—	152.16	2/17/2030	—		—	—		—

2021	60,068	—	—	199.93	2/15/2031	—		—	—		—

2022	41,384	20,692	—	196.62	2/14/2032	—		—	—		—

2023	29,294	58,588	—	145.00	2/20/2033	—		—	—		—

2024	—	137,214	—	108.16	2/19/2034	—		—	—		—

PSUs

2022	—	—	—	—	—	—	(3)	—	—		—

2023	—	—	—	—	—	—		—	53,103	(4)	6,079,231

2024	—	—	—	—	—	—		—	71,190	(5)	8,149,831

RSUs	—	—	—	—	—	25,400	(6)	2,907,792	—		—

James W. Peters

Stock Options

2015	1,536	—	—	213.23	2/16/2025	—		—	—		—

2017	17,033	—	—	177.19	2/20/2027	—		—	—		—

2019	7,296	—	—	139.36	2/18/2029	—		—	—		—

2020	17,064	—	—	152.16	2/17/2030	—		—	—		—

2021	16,018	—	—	199.93	2/15/2031	—		—	—		—

2022	11,512	5,756	—	196.62	2/14/2032	—		—	—		—

2023	8,389	16,777	—	145.00	2/20/2033	—		—	—		—

2024	—	40,415	—	108.16	2/19/2034	—		—	—		—

PSUs

2022	—	—	—	—	—	—	(3)	—	—		—

2023	—	—	—	—	—	—		—	15,206	(4)	1,740,783

2024	—	—	—	—	—	—		—	20,968	(5)	2,400,417

2024	—	—	—	—	—	—		—	20,000	(7)	2,289,600

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2024 EXECUTIVE COMPENSATION TABLES

Name			OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Carey L. Martin

Stock Options

2015	786	—	—	213.23	2/16/2025	—		—	—		—

2019	7,510	—	—	139.36	2/18/2029	—		—	—		—

2020	12,799	—	—	152.16	2/17/2030	—		—	—		—

2021	8,289	—	—	199.93	2/15/2031	—		—	—		—

2022	5,711	2,855	—	196.62	2/14/2032	—		—	—		—

2023	4,527	9,054	—	145.00	2/20/2033	—		—	—		—

2024	—	21,829	—	108.16	2/19/2034	—		—	—		—

PSUs

2022	—	—	—	—	—	—	(3)	—	—		—

2023	—	—	—	—	—	—		—	8,206	(4)	939,423

2024	—	—	—	—	—	—		—	11,325	(5)	1,296,486

2024	—	—	—	—	—	—		—	10,000	(8)	1,144,800

RSUs	—	—	—	—	—	—		—	8,500	(9)	973,080

Alessandro Perucchetti

Stock Options

2015	260	—	—	213.23	2/16/2025	—		—	—		—

2017	643	—	—	177.19	2/20/2027	—		—	—		—

2018	880	—	—	172.70	2/19/2028	—		—	—		—

2022	1,161	580	—	196.62	2/14/2032	—		—	—		—

2023	2,080	4,161	—	145.00	2/20/2033	—		—	—		—

2024	—	16,715	—	108.16	2/19/2034	—		—	—		—

PSUs

2022	—	—	—	—	—	—	(3)	—	—		—

2023	—	—	—	—	—	—		—	3,771	(4)	431,704

2024	—	—	—	—	—	—		—	8,672	(5)	992,771

RSUs	—	—	—	—	—	—		—	16,307	(10)	1,866,825

Juan Carlos Puente

Stock Options

2019	815	—	—	139.36	2/18/2029	—		—	—		—

2020	1,846	—	—	152.16	2/17/2030	—		—	—		—

2021	1,674	—	—	199.93	2/15/2031	—		—	—		—

2022	1,237	618	—	196.62	2/14/2032	—		—	—		—

2023	1,797	3,595	—	145.00	2/20/2033	—		—	—		—

2024	—	8,619	—	108.16	2/19/2034	—		—	—		—

PSUs

2022	—	—	—	—	—	—	(3)	—	—		—

2023	—	—	—	—	—	—		—	3,258	(4)	372,976

2024	—	—	—	—	—	—		—	4,472	(5)	511,955

RSUs	—	—	—	—	—	—		—	8,500	(11)	973,080

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	55

2024 EXECUTIVE COMPENSATION TABLES

Name				OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Gilles Morel

Stock Options

2019	2,103	—		—	134.47	04/01/2029	—		—	—		—

2020	5,962	—		—	152.16	12/31/2029	—		—	—		—

2021	8,194	—		—	199.93	12/31/2029	—		—	—		—

2022	7,815	—		—	196.62	12/31/2029	—		—	—		—

2023	10,599	—		—	145.00	12/31/2029	—		—	—		—

2024	—	17,712	(12)	—	108.16	12/31/2029	—		—	—		—

PSUs

2022	—	—		—	—	—	—	(3)	—	—		—

2023	—	—		—	—	—	—		—	4,269	(13)	488,715

2024	—	—		—	—	—	—		—	3,063	(13)	350,652

(1)

These awards represent grants from 2022, 2023, and 2024. As of the last day of our 2024 fiscal year, (i) the awards granted in 2022 have one vesting date remaining: March 1, 2025; (ii) the awards granted in 2023 have two vesting dates remaining: March 1, 2025 and March 1, 2026, and (iii) the awards granted in 2024 have three vesting dates remaining: March 1, 2025, March 1, 2026, and March 1, 2027.

(2)

Represents unvested RSUs or PSUs multiplied by the closing price of our common stock ($114.48) on December 31, 2024, the last trading day of the year. The ultimate value of the awards will depend on the value of our common stock on the actual vesting date, and in the case of PSUs, the extent to which the performance objectives are achieved.

(3)

Represents earned but unvested PSUs granted in 2022 with a performance period from 2022-2024. Share amounts were determined to be zero on February 17, 2025. Ms. Harter forfeited her 2022-2024 PSUs on March 8, 2024 in connection with her departure from the Company.

(4)

Represents PSUs granted in 2023, with a performance period of 2023-2025, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(5)

Represents PSUs granted in 2024, with a performance period of 2024-2026, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(6)

For Mr. Bitzer, represents RSUs that will vest and be distributed in shares of common stock upon a qualified retirement. Units vesting upon retirement are credited with dividend equivalents until distribution.

(7)

For Mr. Peters, represents PSUs granted in February 2024 that will vest and be distributed in shares of common stock on March 1, 2028, subject to the achievement of successful completion of European transaction and post closure actions and achievement of a net infrastructure cost take out or achievement of a cost reduction goal for 2024-2025 both of which were certified by the Committee as being achieved, pending his continued employment through the applicable vesting date.

(8)

For Ms. Martin, represents PSUs granted in February 2024 that will vest and be distributed in shares of common stock on March 1, 2028, subject to the achievement of successful completion of European transaction and post closure actions and achievement of a net infrastructure cost take out or achievement of a cost reduction goal for 2024-2025 both of which were certified by the Committee as being achieved, pending her continued employment through the applicable vesting date.

(9)	For Ms. Martin, represents RSUs that will vest and be distributed in shares of common stock according to the following schedule: 5,000 vest on August 1, 2026 and 3,500 vest on December 15, 2026.

(10)	For Mr. Peruchetti, represents RSUs that will vest and be distributed in shares of common stock according to the following schedule: 9,154 vest on August 1, 2025; and 7,153 vest on August 1, 2027.

(11)

For Mr. Puente, represents RSUs that will vest and be distributed in shares of common stock according to the following schedule: 1,750 vest on August 1, 2025; 1,750 vest on August 1, 2026; and 5,000 vest on December 15, 2026.

(12)	For Mr. Morel, represents vested options which are not exercisable until February 19, 2025.

(13)	For Mr. Morel, represents the pro-rated number of target PSUs based on his retirement on December 31, 2024. Final award determination will be made after the completion of the performance period.

56	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

2024 EXECUTIVE COMPENSATION TABLES

2024 OPTION EXERCISES AND STOCK VESTED

The table below summarizes the value of PSUs and RSUs that vested in 2024.

Name	STOCK AWARDS
	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Marc R. Bitzer	36,026	3,868,832

James W. Peters	9,606	1,031,588

Carey L. Martin	8,471	965,981

Alessandro Perucchetti	1,658	172,633

Juan Carlos Puente	9,004	1,031,080

Gilles Morel	4,914	527,714

Ava Harter	4,288	460,488

(1)	Reflects gross number of shares (before reduction for tax withholding) received upon the vesting of PSU and RSU awards as shown in the table below.

(2)

The dollar value realized represents the pre-tax value received by each NEO upon the vesting of the PSU and RSU awards. The value realized is based on the closing stock price of Whirlpool stock on the NYSE on the vesting date.

	Payout of 2021-2023 PSU Awards	RSU Awards	Total Shares Vested

Marc R. Bitzer	36,026	—	36,026

James W. Peters	9,606	—	9,606

Carey L. Martin	4,971	3,500	8,471

Alessandro Perucchetti	491	1,167	1,658

Juan Carlos Puente	1,004	8,000	9,004

Gilles Morel	4,914	—	4,914

Ava Harter	4,288	—	4,288

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	57

2024 EXECUTIVE COMPENSATION TABLES

2024 PENSION BENEFITS

Defined Benefit Plans

Mr. Peters accrued benefits under the Whirlpool Employees Pension Plan, through December 31, 2006, when plan benefits were frozen. Effective January 1, 2018, the Whirlpool Employees Pension Plan and the four other qualified pension plans historically maintained by Whirlpool were consolidated into two new pension plans. Accrued benefits for Mr. Peters transferred to the Whirlpool Tammy Employees Pension Plan (WTEPP) in conjunction with the plan consolidation (the other pension plan established as of January 1, 2018 was subsequently merged into the WTEPP effective December 31, 2022, such that the WTEPP is now Whirlpool’s sole qualified pension plan). Messrs. Bitzer, Peters and Perucchetti and Ms. Martin participate in (and Ms. Harter participated in) the Supplemental Executive Retirement Plan (SERP). These plans provide a defined benefit upon retirement relative to salary and annual cash incentives earned during the employment period. The table presented in this section describes the estimated actuarial present value of accrued pension benefits through the end of our 2024 fiscal year for each of the NEOs listed in the table. The number of years of service credited to each NEO equals the NEO’s length of eligible service with Whirlpool. Whirlpool currently has a policy that prohibits crediting additional years of service under its pension plans.

What is the WTEPP?

The WTEPP is a qualified plan that provides all eligible employees, which included most of our U.S. salaried workforce employed prior to the freezing of plan benefits as of December 31, 2006, with a defined benefit pension upon reaching retirement eligibility. For salaried benefits under the WTEPP, the formula is:

2% x years of credited service x average base salary
In this formula:

• “years of credited service” for salaried employees is generally based on hours worked as a salaried employee and also includes periods for which the employee was paid but did not work (such as vacation periods and holidays), periods of military service required to be recognized under federal law, and up to 24 months of long-term disability;

• “average base salary” generally means the average of base salary in effect during the 60 sequential (but not necessarily consecutive) full calendar months of a participant’s last 120 or fewer consecutive full calendar months of service before retirement or other termination of service that will produce the largest average monthly amount; and

• the maximum number of years of credited service under the plan is 30 years.

Retirement benefits under WTEPP are limited by the Internal Revenue Code. Benefits can be paid to plan participants in a variety of annuity forms or as a lump sum amount.

After reaching age 55 and completing five years of service with Whirlpool, salaried participants in this plan are eligible for early retirement benefits under the plan. Benefits paid prior to age 65 are reduced. The factors used to determine this reduction vary with the participant’s age. For example, salaried participants whose benefits have vested and who retire from active service at age 55 would have their retirement benefits reduced to 55% of the full retirement benefit payable at age 65.

What is the SERP?

The SERP is a non-qualified plan that provides a benefit based on annual cash incentive compensation, which supplements the benefit calculated on base salary under the WTEPP. With respect to benefits under SERP, the formula is:

2% x years of credited service x average of the highest 5 EPEP awards earned over the last 10 full years of employment
In this formula:
• “years of credited service” has the same meaning as it does under the WTEPP described previously (except that credited service has not been frozen under the SERP); and
• the maximum number of years of credited service under the plan is 30 years.

58	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

2024 EXECUTIVE COMPENSATION TABLES

After completing five years of service, our NEOs are eligible for benefits under the SERP upon termination of employment for any reason except a termination for cause, provided they have received one or more EPEP awards within the last ten calendar years preceding their termination of employment.

The actuarial present values of benefits under our pension plans are calculated in accordance with the following assumptions: (1) discount rate: 2024 of 5.60% and 2023 of 5.15%; (2) assumed retirement age: 65; (3) no pre-retirement decrements; and (4) assumed form of payment: lump sum, determined as equal to the present value of the life annuity provided by the plans’ formulas and calculated based on the plans’ provisions, including an interest rate based on high-quality corporate bond yields (assumed to be 5.60%) and mortality assumption that is based on the Internal Revenue Service (IRS) prescribed 417(e) mortality rates.

The actuarial increase during our 2024 fiscal year of the projected retirement benefits can be found in the 2024 Summary Compensation Table in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column (all amounts reported in that column represent actuarial increases in our plans).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Marc R. Bitzer	WTEPP	—		—	—

	SERP	16.00		8,057,943	—

			Total	8,057,943	—

James W. Peters	WTEPP	2.67		47,792	—

	SERP	20.83		2,906,511	—

			Total	2,954,303	—

Carey L. Martin	WTEPP	—		—	—

	SERP	11.50		707,793	—

			Total	707,793	—

Alessandro Perucchetti	WTEPP	—		—	—

	SERP	14.83		378,317	—

			Total	378,317	—

Defined Contribution Plans

The Whirlpool 401(k) Retirement Plan provides a defined contribution retirement benefit qualified under Section 401(k) of the Internal Revenue Code. This plan offers participants a pre-tax retirement savings vehicle, plus employer contributions that encourage participant retirement savings, and provide additional assets for employees’ retirement. Most U.S.-based employees of Whirlpool, including the U.S.-based NEOs, are eligible to participate in this plan. This plan provides an automatic employer contribution of 3% of pay. The 401(k) plan provides for an employer match of up to 4% of pay, provided that participants contribute at least 5% of pay on a pre-tax basis to the plan, and is subject to contribution and benefit limitations under the Internal Revenue Code.

2024 NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information about the non-qualified defined contribution deferred compensation plans in which our U.S.-based NEOs participate. Our U.S.-based NEOs participate in the Whirlpool Corporation Executive Deferred Savings Plan II (EDSP II). EDSP II became effective January 1, 2005, to comply with the requirements of Section 409A of the Internal Revenue Code.

EDSP II includes two components: the traditional component (EDSP II) and the added component (the Whirlpool Executive Restoration Plan or the 401(k) Restoration Plan). The traditional EDSP II is designed to provide executives with pre-tax deferral opportunities beyond those offered by the Whirlpool 401(k) Retirement Plan and the 401(k) Restoration Plan.

Eligible executives may elect to contribute up to 75% of their short-term incentive payouts and long-term cash and RSU incentives under this component. For our NEOs, the 401(k) Restoration Plan allows base salary as the only form of compensation eligible for deferral under the plan.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	59

2024 EXECUTIVE COMPENSATION TABLES

Once an executive’s salary reaches the IRS income limit, deferrals – and Company contributions – to the 401(k) Retirement Plan will be suspended (if not previously limited by the IRS deferral limit), and future deferrals and Company contributions will be directed to the 401(k) Restoration Plan.

A participant in EDSP II generally may select among the following post-termination distribution options: a lump sum payable seven months following termination; a lump sum payable in April following the first anniversary of termination; or in ten annual installments commencing seven months following termination. EDSP II (including both the traditional component and the 401(k) Restoration Plan component) is an unfunded non-qualified plan that is secured by our general assets. Amounts deferred are credited to record-keeping accounts for participants and the record-keeping balances are credited with earnings and losses measured by investments generally similar to those selected by executives and available in the Whirlpool 401(k) Retirement Plan. Participants may not make withdrawals during their employment, except in the event of hardship, as approved by the Committee.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)

Marc R. Bitzer

EDSP II	—	—	—	—	—

401(k) Restoration	50,812	71,138	203,977	—	2,193,866

Total	50,812	71,138	203,977	—	2,193,866

James W. Peters

EDSP II	—	—	5,057	—	623,862

401(k) Restoration	—	18,000	42,374	—	499,040

Total	—	18,000	47,432	—	1,122,902

Carey L. Martin

EDSP II	257,859	—	48,784	—	2,436,480

401(k) Restoration	20,417	28,583	59,433	—	610,624

Total	278,276	28,583	108,217	—	3,047,104

Alessandro Perucchetti

EDSP II	—	—	225	—	43,395

401(k) Restoration	16,750	23,450	6,508	—	83,012

Total	16,750	23,450	6,734	—	126,407

Ava Harter

EDSP II	10,500	—	673	10,723	—

401(k) Restoration	—	—	20,393	177,650	—

Total	10,500	—	21,066	188,373	—

(1)

The amount of the contributions made by each NEO, as reported above, is also included in each NEO’s compensation reported under the 2024 Summary Compensation Table, either as “Salary,” “Non-Equity Incentive Plan Compensation,” or “Stock Awards.”

(2)

Represents the amount of the contributions made by Whirlpool to each NEO under the 401(k) Restoration Plan. These amounts are also reflected in the “All Other Compensation” column of the 2024 Summary Compensation Table.

(3)	The aggregate earnings (and losses) are not reported in the 2024 Summary Compensation Table as they do not represent above market or preferential earnings.

(4)

The following amounts of the aggregate balance for the table were reported in the summary compensation table for fiscal years 2007— 2023: Mr. Bitzer: $1,249,755, Mr. Peters: $1,045,478, and Ms. Martin: $1,188,534. Mr. Perucchetti was not a NEO prior to fiscal year 2024.

60	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

2024 EXECUTIVE COMPENSATION TABLES

2024 POTENTIAL POST-TERMINATION PAYMENTS

This section describes compensation and benefits payable to each of our NEOs in each of the following circumstances: involuntary termination by Whirlpool for cause; involuntary termination by Whirlpool without cause; resignation; retirement; death; disability; and change in control (with a qualifying termination). The amounts shown in the narrative disclosure and tables below assume that termination of employment or a change in control occurred as of December 31, 2024, and estimate certain amounts which would be paid to our NEOs upon the specified event. The amounts shown in the narrative disclosure and tables below are calculated using the December 31, 2024 closing stock price of $114.48. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts paid or distributed may be different from the amounts reported below. Factors that could greatly affect these amounts include the timing during the year of any such event, our stock price, and the NEO’s age.

The following narrative disclosure and tables describe and quantify the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included, are distributions under the Whirlpool 401(k) Retirement Plan and non-U.S. savings plans, amounts payable under the U.S. salaried employee severance plan and, in certain circumstances, vested equity.

Also, information previously disclosed under the “2024 Pension Benefits” and “2024 Non-Qualified Deferred Compensation” tables is not repeated, except to the extent that the amounts payable to the NEO would be enhanced by the termination event described.

Involuntary Termination and Resignation

Generally, we provide no additional benefits to any of our NEOs in the event that the NEO resigns from Whirlpool, other than due to retirement, or if Whirlpool terminates the NEO’s employment involuntarily for cause.

Under our long-term incentive programs, resignation (other than due to retirement) and involuntary termination generally result in forfeiture of unvested PSUs, RSUs (other than certain legacy awards), and unvested stock options. Vested but unexercised stock options must be exercised within 30 days of termination. Certain legacy RSUs accelerate upon an involuntary termination without cause. Generally, in the event that we terminate the employment of an NEO involuntarily without cause, the payment of the value of these unvested RSUs is the only benefit to which the NEO is entitled. Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $2,907,792 as of December 31, 2024.

The Committee may, in its discretion, approve severance benefits designed to mitigate economic injury to the NEO as a direct result of involuntary termination. On March 7, 2024, the Company entered into a waiver and release agreement with Ms. Harter, upon her termination from the Company without cause. Under the terms of the agreement, Ms. Harter will receive a payment equal to $2,931,874, payable in two installments in March 2024 and March 2025 and certain other benefits, subject to her compliance with the agreement. In addition, Ms. Harter also received transition consulting benefits of $93,360 and $32,000 for COBRA/health insurance. In exchange for these benefits, Ms. Harter entered into a customary release of claims with the Company and agreed to customary restrictive covenants for 24 months following her separation from the Company.

Retirement

As of the last day of our 2024 fiscal year, Mr. Bitzer, Mr. Peters and Mr. Morel were retirement eligible under the terms of our incentive plans. If a non retirement-eligible NEO chooses to “retire” as of the last day of our 2024 fiscal year, the effect of that “retirement” would be the same as if the NEO had resigned, as described above.

A retirement-eligible NEO may be entitled to certain incentive awards upon separation from service, including payout of annual cash incentive, and accelerated vesting of all applicable unvested stock option awards upon retirement. Stock options must be exercised within five years of retirement or before the original expiration date, whichever occurs first. Unvested retention RSUs are forfeited upon retirement unless otherwise agreed to by the Committee.

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2024 EXECUTIVE COMPENSATION TABLES

With respect to PSUs, following the conclusion of the performance period and the Committee’s approval of award payouts, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the award. The ratio used to determine the portion of the award to be received is the number of months worked by the NEO during the performance period over either 12 months or 36 months, depending on when the NEO became eligible to participate in the long-term incentive plan. Therefore, our CEO (the only current NEO with legacy award eligibility) will receive a full award if he completes at least 12 months of service during the performance period. In either case, the amount of the award received is based on actual performance as determined by the Committee following completion of the performance period. The final amount of the 2023–2025 PSU awards, and the 2024–2026 PSU awards, which are earned upon retirement will be determined by the Committee following the end of the applicable performance period.

	RETIREMENT

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	—	1,409,200	14,229,062	867,192	2,907,792	—	19,413,246

James W. Peters	—	672,750	1,960,584	255,423	—	—	2,888,757

Carey L. Martin	—	—	—	—	—	—	—

Alessandro Perucchetti	—	—	—	—	—	—	—

Juan Carlos Puente	—	—	—	—	—	—	—

Gilles Morel (2)	—	526,500	839,367	111,940	—	—	1,477,807

(1)	These amounts assume that 2022–2024 PSU awards are paid out at the Committee-approved amount, and that 2023–2025 and 2024–2026 PSU awards pay out at 100% of target in 2026 and 2027, respectively.

(2)	Represents actual values in conjunction with Mr. Morel’s retirement on December 31, 2024. PSU amounts are pro-rated based on the number of months worked in the performance period.

Death and Disability

In the event of death or disability, a NEO may receive a short-term incentive award at the discretion of the Committee, provided that the award shall be based on the actual amount the NEO would have received if the performance period had been completed once performance is known.

Upon the death or disability of one of our NEOs, PSU awards would be prorated based on the NEO’s period of service during each applicable performance period. The amount of the award received is based on actual performance as determined by the Committee following the completion of each applicable performance period. RSUs vest in the event of death or disability prior to the applicable vesting date.

The vesting of stock options accelerates upon death or disability. In the event of disability, stock options must be exercised within three years from the date of termination due to disability or the original expiration date, whichever is earlier. In the event of death, stock option awards provide for exercise of options by the earlier of the third anniversary of death or the expiration date. In no event may an option be exercised within one year of the grant date.

	DEATH & DISABILITY

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits (2) ($)	Total ($)

Marc R. Bitzer	—	1,409,200	14,229,062	867,192	2,907,792	—	19,413,246

James W. Peters	—	672,750	1,960,584	255,423	—	—	2,888,757

Carey L. Martin	—	511,575	1,058,482	137,959	973,080	—	2,681,396

Alessandro Perucchetti	—	550,944	618,764	105,639	1,866,825	—	3,206,728

Juan Carlos Puente	—	526,500	419,340	54,472	973,080	—	1,997,807

62	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

2024 EXECUTIVE COMPENSATION TABLES

(1)	These amounts assume that 2022–2024 PSU awards are paid out at the Committee-approved amount, and that 2023–2025 and 2024–2026 PSU awards pay out at 100% of target in 2026 and 2027, respectively.

(2)	The designated beneficiaries of our NEOs would receive the same life insurance benefits generally available to all salaried employees.

Change in Control

In the event of a qualifying termination following a change in control as described more fully below, our NEOs may receive accelerated vesting and payout of previously unvested PSUs, stock options, and RSUs under the terms of those awards. In the event a successor corporation does not assume or provide a substitute for unvested equity awards, vesting of those awards may accelerate and such awards may become exercisable, to the extent applicable. Certain legacy RSU awards with extended vesting periods would accelerate and be paid out upon a change in control. Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $2,907,792 as of December 31, 2024.

As provided in the following table, additional equity awards become payable only upon a qualifying termination following a change in control. In the event that the Human Resources Committee elects to exercise discretion for accelerated vesting of an equity award in the event of a change in control, the Company will disclose the Committee’s rationale for such decision. In addition, we have change-in-control agreements with our NEOs. A “change in control,” in accordance with these agreements, is generally defined to include: the acquisition by any person or group of 30% or more of Whirlpool voting securities; a change in the composition of the Board such that the existing Board or persons who were approved by a majority of directors or their successors on the existing Board no longer constitute a majority; or the consummation of a merger or consolidation of Whirlpool. These agreements contain a “best net” approach to address the potential for any excise tax to be imposed for payments and benefits that would constitute an “excess parachute payment” under Section 4999 of the Internal Revenue Code. Under this provision, we will not provide a gross-up payment and will instead reduce payments to the NEO such that the aggregate amount equals the maximum amount that can be paid without triggering the imposition of the excise tax, if the net amount received by the NEO on an after-tax basis would be greater than it would be absent such a reduction.

Under these agreements, benefits are payable to our NEOs after a change in control, but only after a qualifying termination occurs. Qualifying terminations include: involuntary termination of the NEO by Whirlpool; voluntary termination by the NEO for good reason, as defined in the change-in-control agreement; or a material breach of the change-in-control agreement by Whirlpool.

Cash severance resulting from these change-in-control agreements is paid out in a lump sum payment equal to the NEO’s unpaid base salary, unreimbursed business expenses, and all other items earned by and owed to the NEO through and including the date of the termination.

These agreements also provide for the lump sum cash payment of:

•

for Mr. Bitzer, the greater of three times the NEO’s annual base salary on the date of the termination or Mr. Bitzer’s annual base salary at any time during the 12 months prior to the change in control; for Messrs. Peters, Peruchetti and Puente, and Ms. Martin, the greater of two times the NEO’s annual base salary on the date of the termination or the NEO’s annual base salary at any time during the 12 months prior to the change in control;

•

for Mr. Bitzer, the greater of three times the current target bonus under EPEP or Mr. Bitzer’s highest target bonus at any time during the 12 months prior to the change in control; for Messrs. Peters, Peruchetti and Puente, and Ms. Martin, the greater of two times the current target bonus under EPEP or the NEO’s highest target bonus at any time during the 12 months prior to the change in control; and

•

the greater of the NEO’s pro-rata target bonus under EPEP or the highest target bonus opportunity at any time during the 12 months prior to the change in control, or the actual EPEP bonus earned through the date of the termination, based on the NEO’s current level of goal achievement.

Our NEOs are also entitled to receive continued health and life insurance benefits for 18 months in connection with a qualifying termination after a change in control. The severance benefits provided include an amount, payable at the same time and in the same form as if paid from the non-qualified defined benefit pension plans, equal to the additional benefits that the NEO would be entitled under our non-qualified defined benefit pension plans if the NEO’s benefits had fully vested.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	63

2024 EXECUTIVE COMPENSATION TABLES

The continuation of the NEO’s benefits will be calculated at the same cost and at the same level of coverage as in effect on the date of termination.

The amount of cash severance and benefits will be offset by any other severance-type payments the NEO may be eligible or entitled to receive from any other sources. The following table shows possible payouts to our NEOs as of December 31, 2024, triggered upon the occurrence of a change in control and a subsequent qualifying termination.

	CHANGE IN CONTROL WITH QUALIFYING TERMINATION (1)

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	10,569,000	1,409,200	14,229,062	867,192	2,907,792	22,732	30,004,978

James W. Peters	3,870,000	672,750	1,960,584	255,423	—	22,732	6,781,489

Carey L. Martin	2,450,000	511,875	1,058,482	137,959	973,080	22,732	5,154,128

Alessandro Perucchetti	2,680,000	435,500	618,764	105,639	1,866,825	23,990	5,730,718

Juan Carlos Puente	2,625,800	550,944	419,340	54,472	973,080	—	4,623,636

(1)

Severance and Separation Payments could be reduced to provide “best net” amount, if full amount triggers excise tax for “excess parachute payment” under Section 4999 of the Internal Revenue Code, as described above. The amounts in this table do not reflect the application of any such reduction.

64	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

PAY RATIO DISCLOSURE

Pay Ratio Disclosure

We are disclosing the relationship of the annual total compensation of our employees to the annual total compensation of Marc Bitzer, our Chairman and CEO. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the weighting of our executive compensation program heavily towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on our performance against the pre-established performance goals. For 2024,

•	The median of the annual total compensation of all of our employees, other than Mr. Bitzer, was $28,747.

•

Mr. Bitzer’s annual total compensation was $13,932,075. This amount is the same amount as reported in the Total column of the 2024 Summary Compensation Table, except that this amount includes the company-paid portion of health insurance premiums, which are normally excluded for Summary Compensation Table purposes.

•	Based on this information, the ratio of the annual total compensation of Mr. Bitzer to the median of the annual total compensation of all employees was estimated to be 485 to 1.

IDENTIFICATION OF MEDIAN EMPLOYEE AND CALCULATION OF COMPENSATION

Our employee population changed in 2024 as a result of the divestiture of our EMEA business, as well as restructuring. Due to the changes, we re-evaluated our employee population to determine the median of the annual total compensation of our employees.

As of December 31, 2024, we had 44,406 employees, with 17,347 employees based in the United States and 27,059 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction or jurisdictions account for five percent or less of the company’s total number of employees. Whirlpool applied this de minimis exemption when identifying the median employee by excluding 608 employees in Argentina, Ecuador, the Philippines and Taiwan. After taking into account the de minimis exemption, 17,347 employees in the United States and 26,451 employees located outside of the United States were considered for identifying the median employee.

Our process to determine the median employee for 2024 was to consider base salary and base wages, as compiled from our payroll records. We selected base salary and base wages as base pay represents the principal form of compensation delivered to all of our employees, and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the full year period ending December 31, 2024. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2024.

Using this methodology, we determined that our median employee was a full-time employee located in Mexico. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules, except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table. We converted such compensation to U.S. dollars according to exchange rates on December 31, 2024.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	65

PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Disclosure
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based on (4) :

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Total Shareholder Return	Peer Group Total Shareholder Return (5)	GAAP Net Income ($M)	Ongoing EBIT ($M) (6)

2024	13,917,347	12,838,899	4,039,248	3,596,064	97	193	672	887

2023	13,504,801	4,329,344	3,086,982	1,170,520	96	182	481	1,191

2022	11,940,033	(19,255,228)	3,263,242	(2,889,294)	106	117	(1,519)	1,360

2021	18,751,901	42,472,540	5,542,092	9,718,714	169	159	1,783	2,379

2020	17,051,409	27,814,632	4,741,027	6,454,001	126	118	1,075	1,768

(1)	Mr. Bitzer served as the Principal Executive Officer (PEO) for the entirety of 2024, 2023, 2022, 2021 and 2020 and the Company’s other NEOs for the applicable years were as follows:
2024: Messrs. Peters, Perucchetti, Puente, and Morel and Mses. Martin and Harter.
2023: Messrs. Peters and Morel and Mses. Martin and Harter.
2022: Messrs. Peters, Joseph T. Liotine, Morel, and João C. Brega.
2021: Messrs. Peters, Liotine, Morel, and Brega.
2020: Messrs. Peters, Liotine, Morel, and Samuel Wu.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Bitzer and (ii) the average of the total compensation reported in the Summary Compensation Table for the NEOs listed in footnote 1 for each applicable year.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Bitzer and for the average of the other NEOs is set forth following the footnotes to this table. In the prior proxy certain performance awards were erroneously included at target and have been updated to reflect the probable outcome of performance conditions at fiscal year end 2023 in accordance with Item 402(v)(2)(iii)(C)(3).

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in (i) our common stock and (ii) the S&P 500 Household Durables Index where applicable. Historical stock price performance is not necessarily indicative of future stock price performance.

(5)	Peer group total shareholder return reflects the S&P 500 Household Durables Index.

(6)
Given its use in the short-term incentive program as a key indicator of profitability and driver of shareholder value, the Committee selected Ongoing EBIT as the Company Selected Measure. Ongoing EBIT consists of GAAP net earnings available to Whirlpool before net earnings (loss) available to non-controlling
interests, income tax expense (benefit), and interest expense; for 2024, it excludes the impact of M&A transactions, intangible asset impairment, legacy EMEA legal matters, and restructuring expense (including with respect to our equity method investments); for 2023, it excludes the impact of M&A transactions and legacy EMEA legal matters; for 2022, it excludes the impact of M&A transactions, impairment of goodwill, intangibles and other assets, and substantial liquidation of a subsidiary; for 2021, it excludes the impact of M&A transactions, restructuring expense, gain on previously held equity interest, and product warranty and liability reserve release; for 2020, it excludes restructuring expense, product warranty and liability reserve release, gain on sale and disposal of business, and sale leaseback, real estate and receivable adjustments. Please see Appendix B for a reconciliation of Ongoing EBIT to its most equivalent GAAP measure for certain prior years.

66	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

RECONCILIATION OF COMPENSATION ACTUALLY PAID ADJUSTMENTS

Year	Summary Compensation Table Total (1)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($) (2)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($) (3)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($) (4)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($) (5)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($) (6)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (7)	Plus/ (Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (8)	(Minus) Fair Value as of Prior Fiscal Year- End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (9)	Equals Compensation Actually Paid ($)

Marc Bitzer

2024	13,917,347	(1,059,620)	538,504	(9,687,164)	12,140,135	(1,954,731)	—	(1,055,572)	—	12,838,899

2023	13,504,801	(990,731)	497,384	(10,017,499)	8,812,913	(6,828,081)	—	(649,443)	—	4,329,344

2022	11,940,033	0	617,053	(10,376,353)	7,139,678	(23,361,198)	—	(5,214,441)	—	(19,255,228)

2021	18,751,901	(3,070,010)	557,425	(9,951,671)	13,101,263	21,136,895	—	1,946,737	—	42,472,540

2020	17,051,409	(1,957,677)	378,024	(9,457,983)	13,915,585	8,110,763	—	(225,489)	—	27,814,632

Other NEOs (Average)

2024	4,039,248	(87,453)	49,399	(1,930,529)	2,429,582	(494,170)	—	(144,013)	(265,999)	3,596,064

2023	3,086,982	(168,955)	81,272	(1,772,232)	1,559,120	(1,546,154)	—	(69,513)	—	1,170,520

2022	3,263,242	0	111,431	(2,254,423)	1,551,201	(4,534,750)	—	(1,025,995)	—	(2,889,294)

2021	5,542,092	(695,763)	99,925	(2,335,696)	3,052,625	3,700,214	—	355,316	—	9,718,714

2020	4,741,027	(466,613)	104,209	(1,842,922)	2,740,241	1,189,075	—	(11,016)	—	6,454,001

(1)	For Mr. Bitzer, represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(2)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(3)
Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(4)
Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the date of grant.

(5)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the date of grant.

(6)
Represents the change in fair value during the indicated fiscal year of each stock option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. In the prior proxy certain performance awards were erroneously included at target and have been updated to reflect the probable outcome of performance conditions at fiscal year 2023 in accordance with Item 402(v)(2)(iii)(C)(3).

(7)
Represents the fair value at vesting of the stock option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(8)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	67

PAY VERSUS PERFORMANCE DISCLOSURE

(9)
Represents the fair value as of the last day of the prior fiscal year of the stock option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
We believe “Compensation Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Committee’s emphasis on
“pay-for-performance.”
The two charts below show how CEO Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our incentive plans. Ongoing EBIT results – our Company Selected Measure – as well as the other important financial performance measures (see table below) were very strong in 2020 and 2021, leading to higher Compensation Actually Paid in those years. While in 2022 and 2023, our performance results on those measures were lower, leading to negative Compensation Actually Paid and lower Compensation Actually Paid in each respective year. Compensation Actually Paid increased in 2024 primarily driven by the increase in Whirlpool’s stock price in the last quarter of 2024.
Chart 1: CEO and Average NEO Compensation Actually Paid vs. Financial Performance

Chart 2: CEO and Average NEO Compensation Actually Paid vs. Total Shareholder Return and
Year-end
Stock Price

Compensation Actually Paid (CAP) vs
Total Shareholder Return (TSR)
$60
$40
$20
$0
-$20
$148
$180
$235
$141
$122
$114
$100
$126
$169
$106
$96
$97
$118
$159
$117
$182
$193
$28
$42
-$19
$4
$13
$6
$10
-$3
$1
$4
2019
2020
2021
2022
2023
2024
Year
CEO CAP (in millions)
Average NEO CAP
Index TSR
Whirlpool TSR
12/31 Close Price

68	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

PERFORMANCE MEASURES USED TO LINK COMPANY PERFORMANCE AND COMPENSATION ACTUALLY PAID TO THE NEOS
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024. Ongoing EBIT is the Company’s selected measure. Ongoing EBIT and Free Cash Flow are the two primary measures (each weighted 50%) in our short-term incentive program. Cumulative Ongoing EPS and ROIC are the two primary measures (each weighted 50%) in the PSUs granted as part of our long-term incentive program. In addition to the metrics noted below, the Company’s short-term incentive program also incorporates individual objectives relating to business results, strategic/project impact (such as resegmentation, process improvements), organization and talent (such as employee engagement, talent development, organizational effectiveness) and My Leadership and Values (demonstration of leadership model behaviors). Please see the Compensation Discussion & Analysis section for a further description of the metrics used in the Company’s executive compensation program.

Most Important Performance Measures Used to Link Compensation Actually Paid to Company Performance:

Ongoing EBIT (Company Selected Measure)	Return on Invested Capital

Free Cash Flow	Stock Price

Cumulative Ongoing Earnings Per Share

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	69

ITEM 2 – COMPENSATION ADVISORY VOTE

Item 2 – Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement. As discussed in detail above under “Compensation Discussion and Analysis,” we are focused on delivering superior stockholder value. To achieve our objectives, we employ a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with both a short-term and long-term focus;

•	A significant portion of pay should be performance-based, with the proportion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to the drivers of stockholder value over the long term; and

•	Components of compensation should be tied to an evaluation of business results and individual performance.

In support of our pay-for-performance philosophy, performance-based compensation in the form of short-term and long-term incentives constituted 91% of 2024 total target compensation for our CEO and 77% of 2024 total target compensation for our other NEOs. Our policies and provisions that are intended to support best practices in executive compensation include, among others:

•	No “golden parachute” excise tax gross-ups;

•	Adoption of double-trigger change-in-control equity vesting;

•	Insider Trading Policy provisions prohibiting hedging by any employee or director and pledging or trading on margin for executive officers and directors;

•	Adoption of robust stock ownership guidelines to reinforce the link between the interests of our NEOs (7x salary for our CEO) and those of stockholders;

•

Adoption of compensation recovery policy to adhere to the listing standards of the NYSE and the rules of the SEC, and claw-back provisions in both our short-term and long-term incentive plans under which the repayment of awards may be required in certain circumstances; and

•	Decision making by a fully independent compensation committee advised by an independent compensation consultant, FW Cook.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Whirlpool Corporation’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, and the other related tables and disclosure.

This vote is advisory, and therefore not binding on Whirlpool, the Board, or the Human Resources Committee. The Board and the Human Resources Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider such stockholders’ concerns and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns. At the 2023 annual meeting of stockholders, a majority of the Company’s stockholders voted in favor of holding advisory votes on the Company’s executive compensation on an annual basis, and, in light of this vote, the Board adopted a policy of holding such advisory votes annually. Unless the Board determines otherwise, we will continue to hold advisory votes on the Company’s executive compensation on an annual basis, and the next advisory vote on the frequency of holding advisory votes will be held at the 2029 annual meeting of stockholders.

The Board of Directors recommends a vote FOR Item 2 for the approval of the compensation of Whirlpool Corporation’s NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

70	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table presents information as of December 31, 2024, with respect to Whirlpool Corporation compensation plans under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants, and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (1)

Equity compensation plans approved by security holders	2,190,838	(2)	153.09	(3)	2,869,807

Equity compensation plans not approved by security holders	—		—		—

Total	2,190,838		153.09		2,869,807

(1)

Excluding securities in the “Number of securities to be issued upon exercise of outstanding options, warrants, and rights” column. Represents shares available under the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan. Plan shares covering outstanding equity awards are debited on a one-for-one basis for each stock option awarded, on a 2.5-to-one basis for each RSU awarded, and on a 2.5-to-one basis for each PSU awarded. PSUs are debited assuming a maximum award payout (200%) under the plan. Any shares subject to an award that are forfeited, terminated, or canceled (including shares subject to PSU awards that do not vest based on performance) will again become available for issuance under the plan, with the number of shares determined based on the share-deduction ratio used to debit such shares from the plan.

(2)

This amount includes 1,197,850 shares subject to outstanding stock options with a weighted average remaining contractual term of 2.1 years, and 992,988 shares subject to outstanding RSUs and PSUs granted under the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan, Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan and the Whirlpool Corporation Amended and Restated 2010 Omnibus Stock and Incentive Plan.

(3)	The weighted-average exercise price information does not include any outstanding RSUs or PSUs.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	71

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Matters Relating to Independent Registered Public Accounting Firm

FEES

For the years indicated, Ernst & Young LLP billed or is expected to bill Whirlpool the following fees (in millions):

	Year ended December 31,
	2024 ($)	2023 ($)

Audit Fees	14.5	17.8

Audit-Related Fees	0.6	0.6

Tax Fees	3.8	4.5

All Other Fees	—	—

Total	18.9	22.9

2024 audit fees decreased compared to 2023 due primarily to reduced assurance and tax services related to the EMEA transaction. Audit-related fees are principally comprised of ESG-related assurance services. Tax fees are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, and assistance with tax audits and appeals. Approximately $1.7 million of fiscal year 2024 tax fees were related to tax compliance services provided to Whirlpool. All of these fees were pre-approved by the Audit Committee.

PRE-APPROVAL POLICY FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES

Pursuant to its written charter, the Audit Committee, or a subcommittee thereof, is responsible for approving in advance all audit and permitted non-audit services the independent registered public accounting firm performs for us. In recognition of this responsibility, the Audit Committee has established a policy to approve in advance all audit and permitted non-audit services the independent registered public accounting firm provides. Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee a request for approval of services expected to be rendered during that year. This request outlines each of the four categories listed above, and the Audit Committee approves these services by category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees in comparison to the budget at least once per year (additionally if fees exceed pre-approved amounts) by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original advance approval. In those instances, the Audit Committee requires specific approval in advance before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to make advance approval to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any such approval decisions to the Audit Committee at its next scheduled meeting. A copy of the Audit Committee Pre-Approval Policy appears on our website: www.whirlpoolcorp.com/our-impact/governance-and-policies/corporate-policies.html.

72	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee provides independent oversight of Whirlpool’s accounting functions and monitors the objectivity of the financial statements prepared under the direction of Whirlpool’s management. In addition, the Audit Committee retains our independent registered public accounting firm, reviews major accounting policy changes by Whirlpool, reviews and approves the scope of the annual internal and independent audit processes, reviews and monitors our assessment of internal controls, approves in advance audit and permitted non-audit services provided by the independent registered public accounting firm, approves all fees paid to the independent registered public accounting firm, and monitors our activities designed to assure compliance with legal and regulatory requirements as well as Whirlpool’s ethical standards. The Audit Committee is composed of directors who have been determined by the Board to be “independent” and “financially literate” pursuant to the NYSE listing requirements. The Audit Committee operates under a written charter adopted by our Board.

The Audit Committee has reviewed our audited consolidated financial statements for 2024 with management, and management has represented to the Audit Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and the sufficiency of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for 2024 with Ernst & Young LLP (EY), our independent registered public accounting firm for 2024, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit Committee reviewed with EY its judgment as to the quality, not just the acceptability, of Whirlpool’s accounting principles. In addition, the Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee met eight times during the fiscal year ended December 31, 2024.

The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit Committee considered the compatibility of non-audit services EY provided to us with EY’s independence. Finally, the Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for fiscal year 2025.

AUDIT COMMITTEE

Jennifer A. LaClair, Chair	James M. Loree

Richard J. Kramer	Rudy Wilson

John D. Liu

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	73

ITEM 3 –RATIFICATION OF AUDITOR APPOINTMENT

Item 3 – Ratification of the Appointment of

Ernst & Young LLP as Whirlpool Corporation’s

Independent Registered Public Accounting Firm

for Fiscal 2025

RESOLVED, that the appointment of Ernst & Young LLP to audit the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2025, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

The Audit Committee has appointed and the Board is asking shareholders to ratify the selection of Ernst & Young LLP (EY) to audit and report on the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2025. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, and is involved in the selection of the firm’s lead engagement partner.

EY served as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2024, and EY has served as Whirlpool Corporation’s independent registered public accounting firm since 1927. The members of the Audit Committee believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Whirlpool Corporation and its stockholders.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of the independent registered public accounting firm. For the selection of EY, this evaluation has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. In addition, the Committee considered the benefits of EY’s deep knowledge of our global operations, accounting policies and practices, and internal control over financial reporting which contribute to a high-quality and cost-effective audit.

Representatives of EY will attend the annual meeting of stockholders and may make a statement if they wish. They will be available to answer appropriate questions at the annual meeting. To pass, this proposal requires the affirmative vote of a majority of the outstanding common stock present in person or by proxy at the annual meeting and entitled to vote. In the event that the selection of EY is not ratified by the stockholders, the Audit Committee will take that event into account in connection with any future decisions as to the selection of a firm to serve as Whirlpool Corporation’s independent registered public accounting firm, although by law the Audit Committee has final authority over the determination of whether to retain EY or another firm at any time.

The Board of Directors recommends that stockholders vote FOR Item 3, which ratifies the selection of Ernst & Young LLP as the independent registered public accounting firm for Whirlpool and its subsidiaries for fiscal 2025.

74	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

ITEM 4 – APPROVAL OF PLAN AMENDMENT

Item 4 – Approval of Amendment No. 2 to the

Whirlpool Corporation 2023 Omnibus Stock and

Incentive Plan

RESOLVED, that Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan is hereby approved.

OVERVIEW

In this Item 4, Whirlpool’s stockholders are being asked to approve Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan (the “2023 Incentive Plan” or, as amended, the “Amended 2023 Incentive Plan”), a copy of which is attached as Annex A, to increase the total number of shares available for grant under the 2023 Incentive Plan by an additional 3,277,000 shares (the “Proposed Amendment”), such that the total number of shares of Whirlpool common stock that will be authorized for awards under the Amended 2023 Incentive Plan (the “Share Pool”) is 6,146,807 shares, reduced by (i) one share for every one share subject to a stock option or stock appreciation right granted after December 31, 2024 under the 2023 Incentive Plan and (ii) 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right granted after December 31, 2024 under the 2023 Incentive Plan. The Share Pool is subject to the share recycling and adjustment provisions of the Amended 2023 Incentive Plan, as described below. Other than the Proposed Amendment, no material changes will be made to the 2023 Incentive Plan. If Whirlpool’s stockholders do not approve this Item 4, the 2023 Incentive Plan will continue by its terms, without the Proposed Amendment.

ADDITIONAL INFORMATION ON OUTSTANDING AWARDS AND HISTORICAL GRANTS

The 2023 Incentive Plan became effective as of April 18, 2023 (the “Effective Date”) and authorizes Whirlpool to provide equity-based compensation in the form of (i) stock options, including incentive stock options (“ISOs”); (ii) stock appreciation rights (“SARs”); (iii) restricted stock and restricted stock units (“RSUs”); (iv) other share-based awards; and (v) performance awards to employees, consultants, and non-employee directors, up to 4,650,000 shares (including shares previously available for grant under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan (the “2018 Incentive Plan”)). As of December 31, 2024, there were 2,869,807 shares available for issuance under the 2023 Incentive Plan. If the Proposed Amendment is approved by Whirlpool’s stockholders, 3,277,000 additional shares will be authorized for issuance thereunder, subject to the share recycling and adjustment provisions of the Amended 2023 Incentive Plan described below.

The following provides additional information on the total equity compensation awards outstanding and total grants made in the fiscal years noted below.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	75

ITEM 4 – APPROVAL OF PLAN AMENDMENT

Overhang

The following table provides certain additional information regarding total awards outstanding at December 31, 2024 (fiscal year-end).

As of December 31, 2024

Number of outstanding options(1)	1,173,000

Weighted average exercise price of outstanding options	$153.09

Weighted average remaining term of outstanding options	6 years

Number of outstanding full-value awards(2)	992,988

Total number of shares of common stock subject to outstanding awards	2,165,988

Total number of shares of common stock outstanding	55,291,117

Overhang(3)	3.92%

Shares available for future grant under the 2023 Incentive Plan	2,869,807

Dilution under the 2023 Incentive Plan, as a percentage of common stock outstanding(4)	9.11%

(1)	The outstanding awards are net of expected forfeitures and do not provide for dividend equivalents.

(2)	The full-value awards outstanding as of December 31, 2024 were comprised of the following: time-based restricted stock units, and performance-based restricted stock units.

(3)

Overhang consists of the number of shares of common stock subject to equity awards outstanding as of December 31, 2024, divided by the number of shares of common stock outstanding as of December 31, 2024.

(4)

Dilution consists of the number of shares of common stock subject to equity awards outstanding as of December 31, 2024, and the number of shares of common stock available for future grant under the 2023 Incentive Plan, divided by the number of shares of common stock outstanding as of December 31, 2024.

The following table provides certain additional information regarding the total number of shares available for grant under the 2023 Incentive Plan as of February 24, 2025. Also shown are the number of shares that would be available for grant under the Amended 2023 Incentive Plan, assuming approval of the Proposed Amendment by Whirlpool’s stockholders. The closing price per share of our common stock on the NYSE as of February 24, 2025 was $101.10.

Shares Available for Grant (1)

As of February 24, 2025 (Before Amended 2023 Incentive Plan is Approved)	1,664,572

If Amended 2023 Incentive Plan is Approved	4,941,572

(1)	Subject to the share recycling and adjustment provisions of the Amended 2023 Incentive Plan, as described below.

76	ç	Notice of Annual Meeting of Stockholders and 2025 Proxy Statement

ITEM 4 – APPROVAL OF PLAN AMENDMENT

Burn Rate

We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our stockholders. As part of our analysis when considering the number of shares to be added to the 2023 Incentive Plan by the Proposed Amendment, we considered our equity plans’ “burn rate”. The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years.

	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022

Number of options granted	337,887	211,700	183,379

Number of stock units granted	522,999	594,684	581,376

Total Share Usage(1)	1,645,384	1,698,410	1,636,819

Weighted-average number of shares of common stock outstanding	55,100,000	55,000,000	55,900,000

Burn Rate (options, stock units, and director share awards)	2.99%	3.09%	2.92%

(1)

Reflects the gross number of shares underlying awards made to employees and members of the Whirlpool Board of Directors during the respective year as disclosed in the stock-based compensation footnote of the 10-K and adjusted using 1 share for every stock option granted and 2.5 shares for every full-value award granted.

WHY THE PROPOSED AMENDMENT IS IMPORTANT

We believe that aligning the interests of employees, non-employee directors and consultants with those of long-term stockholders is a key element of compensation at Whirlpool; accordingly, it is essential that Whirlpool maintain the flexibility and sufficient share reserve in the 2023 Incentive Plan to appropriately incentivize employees, non-employee directors, and consultants who provide valuable services to Whirlpool and its affiliates. The 2023 Incentive Plan has benefited Whirlpool by (i) assisting in recruiting and retaining the services of employees, non-employee directors, and consultants with high ability and initiative, (ii) providing greater incentives for employees, non-employee directors, and consultants who provide valuable services to Whirlpool and its affiliates, and (iii) associating the interests of employees, non-employee directors, and consultants with those of Whirlpool and its stockholders. For our CEO and other NEOs, equity-based incentive awards represent a significant portion of their compensation, with such awards representing approximately 76% and 54% of total target compensation, respectively. The Proposed Amendment is intended to enhance the 2023 Incentive Plan and is needed to continue our equity compensation program, which is an important element in our ability to remain competitive in attracting and retaining experienced talent. We believe that our ability to recruit, retain, and incentivize top talent will be adversely affected if Item 4 is not approved.

Expected Duration

If the Proposed Amendment is approved by our stockholders, we expect that the shares available under the Amended 2023 Incentive Plan for future awards will be sufficient for currently-anticipated awards for the next 2-3 years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the Amended 2023 Incentive Plan reserve upon awards’ expiration, forfeiture, or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

For the foregoing reasons, our Board and the Committee recommend that the stockholders approve the Proposed Amendment.

Notice of Annual Meeting of Stockholders and 2025 Proxy Statement	ç	77

ITEM 4 – APPROVAL OF PLAN AMENDMENT

CERTAIN FEATURES OF THE AMENDED 2023 INCENTIVE PLAN

The following features of the Amended 2023 Incentive Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the Amended 2023 Incentive Plan and our stockholders’ interests:

•

Fungible share counting whereby stock options and SARs reduce the available shares under the Amended 2023 Incentive Plan by one share for each share subject to a stock option or SAR and 2.5 shares for each share subject to an award other than a stock option or SAR;

•	No “liberal share recycling” of stock options or SARs;

•	No discounting of stock options or SARs;

•	No repricing, replacement, or cash buyout of underwater stock options or SARs without stockholder approval;

•	No dividend equivalents on stock options or SARs;

•	No dividends or dividend equivalents on unearned awards;

•	Awards granted are subject to potential reduction, cancellation, or recoupment pursuant to Whirlpool’s clawback policy and the terms of award agreements, as discussed in more detail on page 44.

•	Director compensation limit on cash and equity awards that may not be amended without stockholder approval;

•	No liberal definition of “Change in Control;” and

•	No automatic “single-trigger” acceleration on a change in control transaction.

SUMMARY OF THE AMENDED 2023 INCENTIVE PLAN

This section summarizes material features of the Amended 2023 Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the 2023 Incentive Plan, incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Proposed Amendment, attached hereto as Annex A, which are both incorporated by reference into this Item 4.

The only material changes to the 2023 Incentive Plan as a result of the Proposed Amendment will be to increase the total number of shares available for grant under the 2023 Incentive Plan by an additional 3,277,000 shares, such that the total number of shares available for grant under the Amended 2023 Incentive Plan is 6,146,807 shares, reduced by (i) one share for every one share subject to a stock option or stock appreciation right granted after December 31, 2024 under the 2023 Incentive Plan and (ii) 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right granted after December 31, 2024 under the 2023 Incentive Plan. The Share Pool is subject to the share recycling and adjustment provisions of the Amended 2023 Incentive Plan, as described below.

Purpose

The Board believes that the Amended 2023 Incentive Plan fosters and promotes the long-term financial success of Whirlpool and materially increases stockholder value by:

•	strengthening Whirlpool’s capability to develop, maintain, and direct an outstanding management team;

•	motivating superior performance by means of long-term performance-based incentives;

•	encouraging and providing for obtaining an ownership interest in Whirlpool;

•	attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and

•	enabling award recipients to participate in the long-term growth and financial success of Whirlpool.

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ITEM 4 – APPROVAL OF PLAN AMENDMENT

Plan Term

The Amended 2023 Incentive Plan will be effective upon stockholder approval at the annual meeting. No new awards may be granted under the Amended 2023 Incentive Plan after the first annual meeting to occur after the 10-year anniversary of the date on which the stockholders approved the 2023 Incentive Plan. However, the term and exercise of awards granted before the 10-year anniversary may extend beyond that date. The Board may terminate the Amended 2023 Incentive Plan at any time with respect to all awards that have not been granted.

Eligibility

Officers, executives, and other employees of Whirlpool or its subsidiaries and Whirlpool’s non-employee directors may be selected by the Committee to receive awards under the Amended 2023 Incentive Plan. In addition, the Committee may select certain consultants and advisors providing services to Whirlpool or its subsidiaries to receive awards under the Amended 2023 Incentive Plan. Subject to the delegation authority included in the Amended 2023 Incentive Plan, the Committee determines which eligible persons will receive awards and the size, terms, conditions, and restrictions of such awards. Whirlpool refers to each eligible person who has been approved to receive one or more awards under the Amended 2023 Incentive Plan as a “participant.”

As stated above, the basis for participation in the Amended 2023 Incentive Plan is the Committee’s decision to select, in its sole discretion, participants from among those eligible. As of February 24, 2025, six executive officers, approximately 44,400 other employees, and 12 non-employee directors would be eligible to participate in the Amended 2023 Incentive Plan, if selected by the Committee; however, participation has historically been limited to Whirlpool’s non-employee directors and approximately 1,000 executive officers and employees of Whirlpool and its subsidiaries.

Administration

The Amended 2023 Incentive Plan is administered by the Committee. The Committee may grant awards to eligible persons and, to the extent permitted by applicable law, the Committee may delegate some or all of its power and authority under the Amended 2023 Incentive Plan to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of Whirlpool as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer, or other executive officer of Whirlpool with regard to the selection for participation in the Amended 2023 Incentive Plan of a person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing, or amount of an award to such person. Except as otherwise provided by the Committee and subject to the terms of the Amended 2023 Incentive Plan and applicable law, rule, regulation, and stock exchange listing requirements, Whirlpool’s Chief Executive Officer will have the authority to modify the terms and conditions of outstanding awards granted to participants who are not subject to Section 16 of the Exchange Act.

The Committee is authorized to interpret and take various other actions with respect to the Amended 2023 Incentive Plan and related agreements and documents. The Committee may take any action such that (i) any outstanding stock options and SARs become exercisable in part or in full, (ii) all or any portion of a vesting period applicable to any outstanding award will lapse, (iii) all or a portion of any performance period applicable to any outstanding award will lapse, and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum, or any other interim level.

Available Awards

The Amended 2023 Incentive Plan authorizes Whirlpool to provide equity-based compensation in the form of (i) stock options, including ISOs, which entitle the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”); (ii) SARs; (iii) restricted stock and RSUs; (iv) other share-based awards; and (v) performance awards. Each type of award is described below under “Types of Awards Authorized Under the Amended 2023 Incentive Plan.” Each award granted under the Amended 2023 Incentive Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the Amended 2023 Incentive Plan, as the Committee may approve.

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Shares Available for Issuance Under the Amended 2023 Incentive Plan

Subject to adjustment as provided for in the Amended 2023 Incentive Plan, as of the date of this annual meeting of Whirlpool stockholders, the Share Pool will be 6,146,807 shares, reduced by (i) one share for every one share subject to a stock option or stock appreciation right granted after December 31, 2024 under the 2023 Incentive Plan and (ii) 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right granted after December 31, 2024 under the 2023 Incentive Plan. The Share Pool will be reduced by one share for every one share subject to stock options or SARs granted under the Amended 2023 Incentive Plan and by 2.5 shares for every one share subject to awards other than stock options or SARs granted under the Amended 2023 Incentive Plan. The Share Pool will be increased by any shares that become available as a result of the forfeiture, expiration or cash-settlement of awards, in accordance with the principles discussed more fully under the subheading “Share Counting.”

Shares issued under the Amended 2023 Incentive Plan may be of original issuance, treasury shares, other shares, or a combination of the foregoing.

Limit on Director Awards

The aggregate value of cash compensation and the grant date fair value of shares (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any fiscal year of Whirlpool to any non-employee director will not exceed $750,000; provided, however, that the per person limit set forth in this sentence will be increased by one-third with respect to compensation and awards granted to any Non-Executive Chairman of the Board. In addition, the director compensation limit will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by Whirlpool or compensation received by the director in his or her capacity as an executive officer or employee of Whirlpool.

Share Counting

Under the Amended 2023 Incentive Plan, each share of Whirlpool common stock subject to a stock option or SAR counts against the aggregate Amended 2023 Incentive Plan limit as one share, and each share subject to an award other than a stock option or SAR counts against the aggregate Amended 2023 Incentive Plan limit as 2.5 shares.

Shares subject to awards granted under the Amended 2023 Incentive Plan or the 2018 Incentive Plan, Whirlpool’s 2010 Omnibus Stock and Incentive Plan, Whirlpool’s 2007 Omnibus Stock and Incentive Plan, and each other equity plan maintained by Whirlpool under which awards were outstanding as of the Effective Date (collectively, the “Prior Plans”) that are forfeited, expired, or settled for cash (with certain exceptions described below for stock options and SARs), under the Amended 2023 Incentive Plan or after December 31, 2022 with respect to the Prior Plans, will be added to the Share Pool at the following ratio: one share with respect to each share subject to a stock option or SAR and 2.5 shares for each share subject to any award other than a stock option or SAR, regardless of when the applicable award was granted.

In the event that withholding tax liabilities arising from an award other than a stock option or SAR under the Amended 2023 Incentive Plan or, after December 31, 2022, an award other than a stock option or SAR under the Prior Plans, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by Whirlpool, the shares so tendered or withheld will be added to the Share Pool, using the share counting principles described above. Notwithstanding these general principles, the following shares of Whirlpool common stock will not be added to the Share Pool:

•

any shares of Whirlpool common stock tendered by a participant or withheld by Whirlpool in full or partial payment of the exercise price of stock options granted under the Amended 2023 Incentive Plan or the Prior Plans;

•

shares of Whirlpool common stock tendered by a participant or withheld by Whirlpool to satisfy any tax withholding obligation with respect to a stock option or SAR granted under the Amended 2023 Incentive Plan or the Prior Plans;

•	shares of Whirlpool common stock subject to a SAR granted under the Amended 2023 Incentive Plan or the Prior Plans that are not issued in connection with stock settlement on exercise; and

•

Whirlpool common stock reacquired by Whirlpool on the open market or otherwise reacquired using cash proceeds from the exercise of stock options granted under either the Amended 2023 Incentive Plan or the Prior Plans.

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Shares of Whirlpool common stock issued as substitution awards in connection with Whirlpool’s merger with or acquisition of another company will not decrease the number of shares available for grant under the Amended 2023 Incentive Plan but also will not be available for further awards under the Amended 2023 Incentive Plan if the substitution awards are forfeited, expired, or settled in cash. Whirlpool may use shares under a pre-existing, stockholder-approved plan of a company acquired by Whirlpool for awards under the Amended 2023 Incentive Plan, which shares will not decrease the number of shares available for grant under the Amended 2023 Incentive Plan, but such shares may be used only for grants of awards made prior to the expiration of the pre-existing plan to persons who were not employees or directors of Whirlpool or any subsidiary prior to such acquisition.

Dividends and Dividend Equivalents

Under the terms of the Amended 2023 Incentive Plan, Whirlpool is prohibited from granting dividend equivalents on stock options and SARs. In addition, all dividends and dividend equivalents granted with respect to all other awards will be subject to the same vesting conditions that are applicable to the shares subject to the award so that no dividends or dividend equivalents will be paid with respect to unearned or unvested awards.

Clawback

All awards and any cash payment or shares delivered pursuant to an award granted under the Amended 2023 Incentive Plan are subject to forfeiture, recovery by Whirlpool or other action pursuant to the applicable award agreement or any clawback or recoupment policy which Whirlpool may adopt from time to time, including Whirlpool’s clawback policy, as described in more detail on page 44.

Repricing Prohibited

Other than pursuant to adjustment or change in control provisions set forth in the Amended 2023 Incentive Plan, the Committee will not without the approval of Whirlpool’s stockholders (i) lower the stock option or SAR price per share of a stock option or SAR after it is granted, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower stock option price per share, (iii) cancel a stock option or SAR in exchange for cash or another award if the stock option or SAR price per share exceeds the fair market value of a share on the date of such cancellation, or (iv) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are traded.

Types of Awards Authorized Under the Amended 2023 Incentive Plan

Stock Options. A stock option entitles the optionee to purchase shares of Whirlpool common stock at a price not less than fair market value per share as of the date of grant (except for substitution awards). Each stock option or portion of a stock option that is not an ISO is a non-qualified stock option. The maximum term for a stock option is 10 years.

Notwithstanding the foregoing, an ISO granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Whirlpool common stock must have an exercise price that is not less than 110% of the fair market value of Whirlpool common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The maximum aggregate number of shares of Whirlpool common stock that may be issued pursuant to ISOs granted under the Amended 2023 Incentive Plan is 3,000,000 shares. Each stock option grant will specify whether the exercise price is payable: (i) in cash or by cash equivalents; (ii) by the transfer to Whirlpool of previously acquired shares of Whirlpool common stock owned by the optionee; (iii) with the consent of the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (iv) pursuant to a net exercise arrangement whereby the participant directs Whirlpool to deduct from shares issuable upon exercise of his or her stock options a number of shares having an aggregate fair market value equal to the sum of the total purchase price; (v) by such other methods as may be specified in the award agreement; or (vi) by a combination of such payment methods.

SARs. A SAR is a right, exercisable by surrender of the SAR and the related stock option (if granted in tandem with a stock option) or by surrender of the SAR only (if granted as a free-standing SAR), to receive from Whirlpool an amount equal to the number of shares of Whirlpool common stock subject to the SAR, multiplied by the difference between the fair

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market value of Whirlpool common stock on the date of exercise and the grant price of the SAR. The grant price of a free-standing SAR may not be less than the market value per share at the date of grant (except for substitution awards). Any grant may specify that the amount payable on exercise of a SAR may be paid by Whirlpool in cash, in shares of Whirlpool common stock or other property, or in any combination of such payment methods, in the sole discretion of the Committee. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and RSUs. A grant of restricted stock involves the immediate transfer by Whirlpool to a participant of ownership of a specified number of restricted shares of Whirlpool common stock in consideration of the performance of service. The participant is entitled immediately to voting, dividend, and other ownership rights in such shares, provided that dividends will be subject to the same vesting conditions as the underlying shares. A RSU represents the right of the grantee of the RSU to receive from Whirlpool a payment upon or after vesting of the RSU equal to the per share value of Whirlpool common stock as of the date of grant, vesting date, or other date determined by the Committee at the date of grant of the RSU. At the discretion of the Committee, RSUs may be settled in cash, shares of Whirlpool common stock, or any combination of cash and shares. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a stockholder, provided that any dividend equivalents will be subject to the same vesting conditions as applicable to the underlying award.

Other Share-Based Awards. The Committee may, subject to limitations under applicable law, grant to any participant other share-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Whirlpool common stock or other property, including unrestricted shares and deferred stock units, in the sole discretion of the Committee. The Committee will determine the terms and conditions of these awards. Any dividends or dividend equivalents distributed with respect to any Other Share-Based Award will be subject to the same vesting restrictions as applicable to the underlying award.

Performance Awards. The Committee may grant to any participant performance awards in the form of performance shares or performance cash, as determined by the Committee in its sole discretion. Performance shares entitle the grantee to units valued by reference to a designated number of shares of Whirlpool common stock, whereas performance cash entitles the grantee to a designated amount of cash. Each performance award will specify one or more performance measures that must be satisfied within a specified period (referred to as the performance period) in order for the performance awards to be earned. Any dividends or dividend equivalents distributed with respect to any performance award will be subject to the same vesting restrictions as applicable to the underlying award.

Performance awards will be subject to such performance criteria determined by the Committee in its discretion. Such criteria may include, without limitation, performance goals established by the Committee, based on the attainment of specified levels of one or any combination of the following: (a) revenue; (b) net earnings (or loss) per share; (c) profits; (d) net earnings (or loss); (e) net income (or loss); (f) operating income or loss; (g) cash flow; (h) cash flow per share (before or after dividends); (i) free cash flow; (j) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); (k) total stockholder return relative to assets; (l) total stockholder return relative to peers; (m) customer satisfaction; (n) customer growth; (o) employee satisfaction; (p) gross margin; (q) revenue growth; (r) stock price; (s) market share; (t) sales; (u) earnings (or loss) per share; (v) return on equity; (w) cost reductions; (x) economic value added; (y) product revenue growth; (z) income or loss (before or after allocation of corporate overhead and bonus); (aa) return on assets or net assets; (bb) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of Whirlpool; (cc) gross profits; (dd) comparisons of stock price with various stock market indices; (ee) return on capital (including return on total capital or return on invested capital); (ff) cash flow return on investment; (gg) return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory, and accounts receivable; (hh) operating margin; (ii) year-end cash; (jj) cash margin; (kk) debt reduction; (ll) stockholders equity; (mm) operating efficiencies; (nn) research and development achievements; (oo) manufacturing achievements relating to obtaining particular yields from manufacturing runs; (pp) strategic partnerships or transactions relating to in-licensing and out-licensing of intellectual property; (qq) establishing relationships with commercial entities with respect to the marketing, distribution, and sale of Whirlpool’s products (including with group purchasing organizations, distributors, and other vendors); (rr) supply chain achievements relating to establishing relationships with manufacturers or suppliers of component materials and manufacturers of Whirlpool’s products; (ss) co-development, co-marketing, or profit sharing arrangements; (tt) financial ratios (including those measuring liquidity, activity, profitability or leverage); (uu) cost of capital; (vv) financing and other capital raising transactions (including sales of Whirlpool’s equity or debt securities); (ww) factoring transactions; (xx) sales or licenses of

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Whirlpool’s assets, including its intellectual property, whether in a particular jurisdiction, territory or globally or through partnering transactions; (yy) implementation, completion or attainment of measurable objectives with respect to commercialization of products, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel; (zz) environmental, social and governance goals; or (aaa) any other metric established by the Committee. Such performance goals also may be based solely by reference to Whirlpool’s performance or the performance of a subsidiary, division, business segment or business unit of Whirlpool, based upon the performance of Whirlpool relative to performance of other companies or upon comparisons of any of the indicators of Whirlpool performance relative to performance of other companies, or based upon individual performance. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting Whirlpool or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals will be subject to such other special rules and conditions as the Committee may establish at any time.

To the extent earned, the performance awards will be paid to the participant at the time and in the manner determined by the Committee. Any grant may specify that the amount payable with respect to the grant may be paid by Whirlpool in cash, shares of Whirlpool common stock, other property, or any combination of such payment methods at the discretion of the Committee. A performance award may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

Amendment and Termination of the Amended 2023 Incentive Plan

The Board may alter, amend, suspend, or terminate the Amended 2023 Incentive Plan, except that no amendment that requires stockholder approval under applicable law, including the rules and regulations of the principal U.S. national securities exchange on which shares of Whirlpool common stock are traded, will be effective unless such stockholder approval is obtained. In addition, the Board may not, without the approval of Whirlpool’s stockholders, modify the Amended 2023 Incentive Plan’s non-employee director compensation limit or the prohibition on the repricing of options and SARs. The Board may not amend the Amended 2023 Incentive Plan to impair the rights of a participant under any previously granted award in any material respect without such participant’s consent.

Change in Control

The Amended 2023 Incentive Plan generally provides the Committee with flexibility to determine the effects of a change in control on outstanding awards. Award agreements under the Amended 2023 Incentive Plan may provide that in the event of a change in control: (i) options and SARs outstanding as of the date of the change in control will be canceled and terminated without payment therefor if the fair market value of one share as of the date of the change in control is equal to or less than the per share exercise price or SAR grant price, and (ii) all performance awards will be (a) considered to be earned and payable based on achievement of performance goals or based on target, maximum, or any other level of performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control), and any limitations or other restrictions will lapse and such performance awards will be immediately settled or distributed or (b) converted into restricted stock or RSUs based on achievement of performance goals or based on target, maximum, or any other level of performance (either in full or pro rata based on the portion of performance period completed as of the date of the change in control).

Unless otherwise provided in the applicable award agreement, in the event of a change in control of Whirlpool in which the successor company assumes or substitutes for stock options, SARs, restricted stock, RSUs, performance awards, or other share-based awards, if a participant’s employment is terminated within 24 months following such change in control and under circumstances specified in the award agreement, (i) stock options will immediately vest and become exercisable for 24 months following the date of such change in control (or the period of time set forth in the award agreement, but not to exceed the term); (ii) the restrictions, limitations, and other conditions applicable to any restricted

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stock or RSUs as of the date of such termination of employment will lapse, and the restricted stock or RSUs will become fully vested; (iii) the restrictions, limitations, and other conditions applicable to any performance awards will lapse (with the attainment of the performance goals determined as set forth in the award agreement or as otherwise determined by the Committee), and the performance awards will become fully vested and transferable to the full extent of the original grant; and (iv) the restrictions, limitations, and other conditions applicable to any other share-based awards will lapse, and the other share-based awards will become fully vested and transferable to the full extent of the original grant. If a successor does not assume or substitute awards in a change in control, the vesting and/or exercisability of awards will generally be accelerated as of immediately prior to the change in control.

Under the terms of the Amended 2023 Incentive Plan, a change in control is generally defined as (i) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board, (ii) certain acquisitions of 30% or more of Whirlpool’s then outstanding securities eligible to vote for the election of our Board, (iii) the consummation of certain mergers or consolidations involving Whirlpool or any of its subsidiaries, (iv) the approval by our stockholders of a complete liquidation or dissolution of Whirlpool, or (v) certain sales or dispositions of all or substantially all of the assets of Whirlpool.

Adjustments

In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary cash dividend, such adjustments and other substitutions will be made to the Amended 2023 Incentive Plan and to awards (including the performance criteria applicable to any award) in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class, and kind of securities that may be delivered under the Amended 2023 Incentive Plan, the maximum number of shares that may be issued pursuant to ISOs and, in the aggregate or to any participant, in the number, class, kind, performance goals, and stock option or exercise price of securities subject to outstanding awards granted under the Amended 2023 Incentive Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of Whirlpool, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment will be final, binding, and conclusive.

Termination of Employment

The award agreements will specify the terms relating to the exercise, vesting, settlement, cancellation, or forfeiture, including the terms relating to the satisfaction of performance goals and the termination of the vesting period or performance period, of an award upon a termination of employment with or service to Whirlpool of the holder of such award, whether by reason of disability, retirement, death, or any other reason.

Limited Transferability

No award and no shares of Whirlpool common stock that have not been issued or as to which any applicable restriction, performance, or deferral period has not lapsed, may be sold, assigned, transferred, pledged, or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a participant may assign or transfer an award to: (i) the participant’s spouse, children, or grandchildren (including any adopted and stepchildren or grandchildren), parents, grandparents, or siblings; (ii) a trust for the benefit of one or more of the participants or the persons referred to in clause (i); (iii) a partnership, limited liability company, or corporation in which the participant or the persons referred to in clause (i) are the only partners, members, or stockholders; or (iv) for charitable donations, in each case, without consideration; provided that in each case, such permitted assignees are bound by and subject to all of the terms and conditions of the

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Amended 2023 Incentive Plan and the award agreement relating to the transferred award and must execute an agreement satisfactory to Whirlpool evidencing such obligations.

Additional Conditions on Awards

If the employment of a participant holding any unexercised options or SARs or any unearned or unvested performance awards, shares of restricted stock, RSUs, or other share-based awards terminates with the consent of the Committee or by reason of retirement or disability, the rights of the participant to any such award will be subject to certain conditions relating to non-competition, non-solicitation, non-disparagement, confidentiality, and the participant’s availability for consultations until the award is exercised, earned, or vested, as applicable. If the applicable conditions are not fulfilled, the participant will forfeit all rights to the awards held as on the date of the breach of the condition. In addition, a participant may be required to (a) repay an award if the participant is terminated by or otherwise leaves employment with Whirlpool within two years following the vesting date and the termination is connected to any misconduct or violation of Whirlpool policies, (b) repay or forfeit an award that was granted, paid, earned, or deferred within the three years prior to the participant’s termination of employment if the Committee determines that the participant (1) violated or threatens to violate any restrictive covenants, or (2) within two years following the participant’s termination of employment violates certain restrictive covenants, or (c) repay an award for any other reason considered by the Committee to be detrimental to Whirlpool or its interests.

Termination

No grant will be made under the Amended 2023 Incentive Plan following the first stockholder meeting to occur ten years after the Effective Date, but all grants made on or prior to the ten-year anniversary of the Effective Date will continue in effect, subject to the terms of the Amended 2023 Incentive Plan and applicable award agreements.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended 2023 Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended 2023 Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local, or non-United States tax consequences of participating in the Amended 2023 Incentive Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local, or non-United States tax laws before taking any actions with respect to any awards.

Stock Options. A participant will not recognize taxable income at the time an option is granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If (i) the shares acquired by exercise of an ISO are held for the longer of two years from the date the ISO was granted and one year from the date the ISO was exercised and (ii) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, the participant was an employee of either Whirlpool or one of its subsidiaries, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and Whirlpool (or the employer subsidiary) will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period or the participant was not employed by Whirlpool or one of its subsidiaries during the entire applicable period, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (a) the amount realized upon that disposition and (b) the fair market value of those shares on the date of exercise, in each case, over the exercise price, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply.

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SARs. A participant will not recognize taxable income at the time SARs are granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whirlpool, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock and RSUs. A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to any an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by Whirlpool (or the employer subsidiary) as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

A participant will not recognize taxable income at the time an RSU is granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by Whirlpool, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Other Share-Based Awards. A participant who receives shares of common stock that are not subject to any restrictions under the Amended 2023 Incentive Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply. The taxation of other forms of Other Share-Based Awards will depend on the structure of such awards.

Performance Awards. A participant will not recognize taxable income at the time performance awards are granted, and Whirlpool (or the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whirlpool, and Whirlpool (or the employer subsidiary) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m). Section 162(m) of the Code limits the deduction of compensation for federal income tax purposes for the chief executive officer, chief financial officer, and certain other highly compensated executive officers of a publicly-traded company. Compensation paid to such individuals in excess of $1,000,000 per year is generally not deductible for federal income tax purposes.

NEW PLAN BENEFITS

The Committee has the discretion to grant awards under the Amended 2023 Incentive Plan and, therefore, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by our NEOs or others under the Amended 2023 Incentive Plan. See the section entitled “Executive Compensation - 2024 Grants of Plan-Based Awards” for grants made to each of our NEOs under the 2023 Incentive Plan during 2024.

EQUITY COMPENSATION PLAN INFORMATION

The information regarding plans and other arrangements required by Item 10(c) of Schedule 14A can be found above in the section entitled “Equity Compensation Plan Information”.

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ITEM 4 – APPROVAL OF PLAN AMENDMENT

As discussed above, the Amended 2023 Incentive Plan is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the Amended 2023 Incentive Plan will become effective as of the date on which the Amended 2023 Incentive Plan was approved by stockholders and awards may be granted under the Amended 2023 Incentive Plan. If our stockholders do not approve the Amended 2023 Incentive Plan, it will not become effective and Whirlpool will continue to grant awards under the 2023 Incentive Plan.

The Board of Directors recommends a vote FOR approval of Item 4, which approves Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information about the Annual Meeting and Voting

WHY AM I RECEIVING THESE MATERIALS?

You received these proxy materials because our Board is soliciting your proxy to vote your shares at our annual meeting of stockholders. By giving your proxy, you authorize persons selected by the Board to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS?

As permitted by SEC rules, we are making this proxy statement and our annual report (the “Proxy Materials”) available to our stockholders electronically via the Internet. On or about March 6, 2025, we intend to mail to our stockholders a notice containing instructions on how to access the Proxy Materials and how to vote their shares online. If you receive a Notice Regarding the Availability of Proxy Materials (a “Notice”) by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Notice provides instructions on how to review the Proxy Materials and submit your voting instructions over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions contained in the Notice for requesting such materials.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

The SEC’s rules permit us to deliver a single Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions prior to the mailing date. If you prefer to receive separate copies of the Notice or Proxy Materials now or in the future, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY, 11717, and we will deliver a separate copy promptly. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Proxy Materials for your household, please contact Broadridge at the above phone number or address.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD, OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To facilitate the voting of all shares, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., Shareholder Services, at (877) 453-1504; TDD/TTY for hearing impaired at (800) 490-1493 or in writing at P.O. Box 43006 Providence, RI 02940-3006. If you hold your shares through a bank or broker, you can contact your bank or broker to request consolidation.

WHO CAN VOTE ON MATTERS PRESENTED AT THE ANNUAL MEETING?

Stockholders of record of Whirlpool common stock as of the record date, February 14, 2025, are entitled to vote on matters presented at the annual meeting. Each of the approximately 55,383,933 shares of Whirlpool common stock issued and outstanding as of that date is entitled to one vote.

WHAT IS THE DIFFERENCE BETWEEN HOLDING STOCK AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Whirlpool Corporation’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” of those shares. If your shares are held in a stock brokerage account, bank, or

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

other holder of record, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW DO I VOTE MY SHARES?

You may attend the annual meeting and vote your shares in person if you are a record holder. If you are a beneficial owner, you may obtain a legal proxy from your broker, bank, or other holder of record, attend the annual meeting, and vote your shares in person. You may vote without attending the annual meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker or nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of Proxy Materials.

•

By Internet - If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed set of Proxy Materials, by following the instructions provided with your Proxy Materials and on your proxy card or voting instruction card.

•

By Telephone - If you have Internet access, you may obtain instructions on voting by telephone by following the Internet access instructions provided in the Notice. If you received a printed set of Proxy Materials, your proxy card or voting instruction card will provide instructions to vote by telephone.

•

By Mail - If you received a printed set of Proxy Materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, nominee, or trustee for shares held beneficially in street name, and mailing it in the enclosed envelope.

A Notice cannot be used to vote your shares. The Notice does, however, provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card.

WHAT IF I SUBMIT MY PROXY OR VOTING INSTRUCTIONS, BUT DO NOT SPECIFY HOW I WANT MY SHARES TO BE VOTED?

If you are a stockholder of record and you do not specify how you want to vote your shares on your signed proxy card or by Internet or telephone, then the proxy holders will vote your shares in the manner recommended by the Board for all matters presented in this proxy statement and as they determine in their discretion with respect to other matters presented for a vote at the annual meeting. If you are a beneficial owner and you do not give specific voting instructions, the institution that holds your shares may generally vote your shares on routine matters, but may not vote your shares on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is called a broker non-vote. The only routine matter included in this proxy statement is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.

WHAT IF OTHER BUSINESS COMES UP AT THE ANNUAL MEETING?

If any nominee named herein for election as a director is not available to serve, the accompanying proxy will be voted in favor of the remainder of those nominated and may be voted for a substitute nominee. Whirlpool expects all nominees to be available to serve and knows of no matter to be brought before the annual meeting other than those covered in this proxy statement. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

WHAT IF I WANT TO REVOKE MY PROXY OR CHANGE MY VOTE?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways: (1) by submitting written notice of revocation to the Corporate Secretary at the address provided under “Communications Between Stockholders and the Board;” (2) by submitting another proxy via the Internet, telephone, or mail that is dated

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

as of a later date and properly signed; or (3) by voting in person at the annual meeting. You may change your vote by submitting another timely vote by Internet, telephone, mail, or voting in person at the annual meeting. If you are a beneficial owner, you must contact the institution that holds your shares to revoke your voting instructions or change your vote.

WHAT IF I HOLD SHARES THROUGH THE WHIRLPOOL 401(K) RETIREMENT PLAN?

If you participate in the Whirlpool 401(k) Retirement Plan and hold shares of Whirlpool stock in your plan account as of the record date, you will receive a request for voting instructions from the plan custodian (“Vanguard”) with respect to your plan shares. If you hold Whirlpool shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m. Eastern Time on April 10, 2025, the Whirlpool shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by submitting either a written notice of revocation or a properly executed proxy dated as of a later date prior to the deadline for voting plan shares.

WHAT SHOULD I KNOW ABOUT ATTENDING THE ANNUAL MEETING?

If you attend, please note that you will be asked to check in at the registration desk and present valid photo identification. Please check in at least 15 minutes prior to the start of the meeting to ensure timely entry to the meeting. If you are a beneficial owner, you will also need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. If you wish to designate someone as a proxy to attend the annual meeting on your behalf, that person must bring a valid legal proxy containing your signature and printed or typewritten name as it appears in the list of registered stockholders or on your account statement if you are a beneficial owner. Cameras, recording devices, cell phones, and other electronic devices will not be permitted at the meeting other than those operated by Whirlpool Corporation or its designees. All bags, briefcases, and packages will need to be checked at the door and/or will be subject to search.

To expedite the admission process, we strongly encourage all stockholders wishing to attend the 2025 Annual Meeting of Stockholders to pre-register by submitting their attendance request and proof of ownership to Whirlpool’s Corporate Secretary by email to corporate_secretary@whirlpool.com. Pre-registration requests will be processed in the order in which they are received and must be received no later than April 10, 2025.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the voting results.

WILL MY VOTE BE CONFIDENTIAL?

Our Board has adopted a policy requiring all votes to be kept confidential from management except when disclosure is made public by the stockholder, required by law, and/or in other limited circumstances.

WHAT IS THE QUORUM FOR THE ANNUAL MEETING?

Stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or represented by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

The Company is incorporated in the State of Delaware and our shares are listed on the NYSE. As a result, the Delaware General Corporation Law and NYSE listing standards govern the voting standards applicable to actions taken by our stockholders.

Item 1: Election of Directors. For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director nominee must receive the majority of the votes cast with respect to that director nominee (number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee).

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve Whirlpool Corporation’s Named Executive Officer compensation.

Item 3: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2025. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the ratification of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for 2025.

Item 4: Approve Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan.

Other Business. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve any other matter that may properly come before the meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

Abstentions will have no effect on Item 1. Abstentions will be treated as being present and entitled to vote on Items 2, 3, and 4, and therefore, will have the effect of votes against such proposals. If you do not provide your broker or other nominee with instructions on how to vote your shares held in street name, your broker or nominee will not be permitted to vote them on non-routine matters, such as Items 1, 2, and 4, which will result in a broker non-vote. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Items 1, 2, and 4, and will not affect the outcome on those Items. We encourage you to provide instructions to your broker regarding how to vote your shares.

WHO WILL PAY FOR THIS PROXY SOLICITATION?

Whirlpool will pay the expenses of the solicitation of proxies. We expect to pay fees of approximately $16,000 plus certain reasonable expenses for assistance by D.F. King & Co., Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers, Whirlpool employees, and by D.F. King & Co., Inc., personally and by mail, telephone, or other electronic means.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL FOR THE 2026 ANNUAL MEETING?

Our annual meeting of stockholders is generally held on the third Tuesday in April. Any stockholder proposal that you intend to have us include in our proxy statement for the annual meeting of stockholders in 2026 pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Whirlpool at corporate_secretary@whirlpool.com by November 6, 2025 and must otherwise comply with the SEC’s rules in order to be eligible for inclusion in the proxy statement and proxy form relating to this meeting.

Stockholders may also introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in our by-laws. Proposals pursuant to the advance notice provisions must be both (1) emailed to, and (2) delivered by personal delivery or by registered or

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certified United States mail, postage prepaid, to the Corporate Secretary at the email and mailing address provided under “Communications Between Stockholders and the Board” between December 16, 2025 and January 15, 2026, and must satisfy the procedures set forth in our by-laws to be considered at the 2026 annual meeting. However, if the date of the 2026 Annual Meeting of Stockholders is more than 30 days prior to, or more than 60 days after, the one-year anniversary of the date of the 2025 Annual Meeting of Stockholders, then notice must be received no earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or, if the date of the 2026 Annual Meeting of Stockholders is first publicly announced less than 100 days prior to the date of such annual meeting, the notice must be received no later than the 10th day following the day on which the date of such annual meeting is first publicly announced.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our by-laws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements.

Stockholders may also, under certain circumstances, nominate directors for inclusion in our proxy materials by complying with the requirements in our by-laws. For more information regarding proxy access, please see the next question.

HOW DO I NOMINATE A DIRECTOR USING PROXY ACCESS?

Our proxy access by-law allows a stockholder, or a group of up to 20 stockholders, who have held 3% or more of our outstanding shares continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.

To be included in the proxy materials for our 2026 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law between October 7, 2025 and November 6, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is more than 30 days prior to, or more than 30 days after, the one-year anniversary of the date of the 2025 Annual Meeting of Stockholders, the notice must be received not later than the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the date of such annual meeting is first publicly announced. Such notice must be both (1) emailed to, and (2) delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool at the email and mailing address set forth under “Communications Between Stockholders and the Board.” The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our Proxy Materials.

FORWARD-LOOKING STATEMENTS

Certain of the statements included in this proxy statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this proxy statement.

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ANNEX A: AMENDMENT NO. 2

Annex A: Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan

The Whirlpool Corporation 2023 Omnibus Stock Incentive Plan (the “Plan”) is hereby amended as follows effective April 15, 2025:

1.	Section 3.1(a) shall be deleted in its entirety and the following substituted therefor:

(a)

Subject to adjustment as provided in Section 11.2, as of April 15, 2025, the total number of Shares available for grant under the Plan (the “Share Pool”) shall be 6,146,807 Shares, reduced by (1) one Share for every (1) one Share subject to Options or Stock Appreciation Rights granted after December 31, 2024 under the Plan and 2.5 Shares for every (1) one Share subject to Awards other than Options or Stock Appreciation Rights granted after December 31, 2024 under the Plan. The Share Pool shall be reduced by one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan and by 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

2.	Except as hereby modified, the Plan shall remain in full force and effect.

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ANNEX B: NON-GAAP RECONCILIATIONS

Annex B: Non-GAAP Reconciliations

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as “ongoing business” measures, including ongoing earnings per diluted share, ongoing earnings before interest and taxes (EBIT), and free cash flow. Ongoing business measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing business operations and provide a better baseline for analyzing trends in our underlying businesses. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company’s ability to fund its activities and obligations.

FULL-YEAR 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (5.5)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (28.6)%.

Earnings Before Interest & Taxes Reconciliation:	Twelve Months Ended December 31, 2024

Net earnings (loss) available to Whirlpool	$(323)

Net earnings (loss) available to noncontrolling interests	18

Income tax expense (benefit)	10

Interest expense	358

Earnings before interest & taxes	$63

Net sales	$16,607

Net earnings (loss) margin	(1.9)%

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ANNEX B: NON-GAAP RECONCILIATIONS

	Results classification	Earnings before interest & taxes	Earnings per diluted share

Reported measure		$63	$(5.87)

Restructuring expense	Restructuring costs	79	1.44

Impairment of goodwill, intangibles and other assets	Impairment of goodwill and other intangibles	381	6.92

Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	292	5.30

Legacy EMEA legal matters	Interest and sundry (income) expense	(2)	(0.04)

Equity method investee - restructuring charges	Equity method investment income (loss), net of tax	74	1.34

Total income tax impact			4.28

Normalized tax rate adjustment			(1.16)

Ongoing measure		$887	$12.21

Net Sales		$16,607

Ongoing EBIT Margin		5.3%

FULL-YEAR 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures, ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (6.7)%.

Earnings Before Interest & Taxes Reconciliation:	Twelve Months Ended December 31, 2023

Net earnings (loss) available to Whirlpool	$481

Net earnings (loss) available to noncontrolling interests	7

Income tax expense (benefit)	77

Interest expense	351

Earnings before interest & taxes	$916

Net sales	$19,455

Net earnings (loss) margin	2.5%

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ANNEX B: NON-GAAP RECONCILIATIONS

	Results classification	Earnings before interest & taxes	Earnings per diluted share

Reported measure		$916	$8.72

Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	181	3.27

Legacy EMEA legal matters	Interest and sundry (income) expense	94	1.71

Total income tax impact			0.35

Normalized tax rate adjustment			2.11

Ongoing measure		$1,191	$16.16

Net Sales		$19,455

Ongoing EBIT Margin		6.1%

FULL-YEAR 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures, ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the twelve months ending December 31, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (21.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of 4.4%.

Earnings Before Interest & Taxes Reconciliation:	Twelve Months Ended December 31, 2022

Net earnings (loss) available to Whirlpool	$(1,519)

Net earnings (loss) available to noncontrolling interests	8

Income tax expense (benefit)	265

Interest expense	190

Earnings before interest & taxes	$(1,056)

Net sales	$19,724

Net earnings (loss) margin	(7.7)%

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ANNEX B: NON-GAAP RECONCILIATIONS

	Results classification	Earnings before interest & taxes	Earnings per diluted share

Reported measure		$(1,056)	$(27.18)

Impairment of goodwill, intangibles and other assets	Impairment of goodwill and other intangibles & Equity method investment income (loss), net of tax	396	7.08

Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	1,936	34.63

Substantial liquidation of subsidiary	Interest and sundry (income) expense	84	1.51

Total income tax impact	Interest and sundry (income) expense		(1.89)

Normalized tax rate adjustment			5.69

Share adjustment			(0.20)

Ongoing measure		$1,360	$19.64

Net Sales		$19,724

Ongoing EBIT Margin		6.9%

FULL-YEAR 2024 FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2024 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

(millions of dollars)	2024

Cash provided by (used in) operating activities	$835

Capital expenditures	(451)

Free cash flow	$385

Cash provided by (used in) investing activities	(602)

Cash provided by (used in) financing activities	(476)

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for twelve months ended December 31, 2023 and 2024 for the Whirlpool business.

	Twelve Months Ended December 31,

(Approximate impact in dollars)	2024	2023	Change

Net Sales	$16,607	$19,455	(14.6)%

Less: EMEA Divested Business	804	3,403

Less: Currency	(188)	—

Organic Net Sales	$15,991	$16,052	(0.4)%

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Awards and Recognitions

“DOW JONES SUSTAINABILITY WORLD INDEX”

(3RD CONSECUTIVE YEAR)

“DOW JONES SUSTAINABILITY NORTH AMERICA INDEX”

(18TH YEAR)

“WORLD’S MOST ADMIRED COMPANIES”

(14TH CONSECUTIVE YEAR)

FORTUNE

“100 BEST COMPANIES FOR WORKING PARENTS”

SERAMOUNT

“INCLUSION INDEX ORGANIZATION”

SERAMOUNT

“BEST PLACE TO WORK FOR DISABILITY INCLUSION”

DISABILITY EQUALITY INDEX

100% SCORE

(8TH CONSECUTIVE YEAR)

“GREEN POWER PARTNERSHIP TOP PARTNER LIST”

U.S. ENVIRONMENTAL PROTECTION AGENCY

“100 BEST CORPORATE CITIZENS””

3BL

“60 BEST COMPANIES TO SELL FOR”

SELLING POWER

FOR A FULL LIST OF OUR AWARDS AND RECOGNITIONS

PLEASE VISIT: www.whirlpoolcorp.com/awards-and-recognition.html

OUR VISION

OUR MISSION

Earn trust and create demand for our brands in a digital world.

OUR VALUES

The driving force behind everything we do, our values were with us from the beginning. They are the heart of our success. They guide how we lead and run our business and keep us grounded as we work to serve and achieve our vision.

INTEGRITY

RESPECT

INCLUSION & DIVERSITY

ONE WHIRLPOOL

SPIRIT OF WINNING

Whirlpool CORPORATION

WHIRLPOOL CORPORATION 2000 NORTH M-63 BENTON HARBOR, MI 49022-2692 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 14, 2025 for shares held directly and by 11:59 P.M. ET on April 10, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 14, 2025 for shares held directly and by 11:59 P.M. ET on April 10, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62152-P21352 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WHIRLPOOL CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Samuel R. Allen 1b. Marc R. Bitzer 1c. Greg Creed 1d. Diane M. Dietz 1e. Gerri T. Elliott 1f. Richard J. Kramer 1g. Jennifer A. LaClair 1h. John D. Liu 1i. James M. Loree 1j. Harish Manwani 1k. John G. Morikis 1l. Rudy Wilson The Board of Directors recommends you vote FOR on proposals 2, 3 and 4. For Against Abstain 2. Advisory vote to approve Whirlpool Corporation’s executive compensation. 3. Ratification of the appointment of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for 2025. 4. Approval of Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan. NOTE: I also authorize my proxies to vote in their discretion with regard to such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V62153-P21352 WHIRLPOOL CORPORATION Annual Meeting of Stockholders April 15, 2025 at 8:00 AM (Central Time) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Marc R. Bitzer and Bridget K. Quinn, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WHIRLPOOL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time, on April 15, 2025, at 331 N. LaSalle, Chicago, IL 60654. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations. This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the WHIRLPOOL CORPORATION 401(k) Retirement Plan (the Plan). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 PM Eastern Time, on April 10, 2025, the undersigned will be treated as directing the Plan’s Trustee to vote the shares held in the Plan by the undersigned in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. Continued and to be signed on reverse side